Exhibit 4.6

NOTICE OF ANNUAL GENERAL AND SPECIAL

MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2025

AND

MANAGEMENT INFORMATION CIRCULAR

ALMONTY INDUSTRIES INC.

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2025

NOTICE IS HEREBY GIVEN that the Annual General and Special Meeting of the holders of common shares (the “Shares”, and holders thereof, the “Shareholders”) of Almonty Industries Inc. (the “Company”) will be held in the North Boardroom at the offices of Suite 300 – 1055 W. Hastings Street, Vancouver, British Columbia on Wednesday, April 30, 2025, at 10:00 a.m. (Vancouver time) (together with any adjournment or postponement thereof, the “Meeting”).

The following business of the Company will be transacted at the Meeting:

1.	to receive and consider the audited annual consolidated financial statements of the Company for the fiscal year ended December 31, 2024, together with the auditor’s report thereon;

2.	to elect directors to serve for the ensuing year;

3.	to confirm the appointment of the auditor of the Company by the board of directors of the Company (the “Board”) and to appoint the auditor of the Company for the ensuing year and to authorize the Board to fix such auditor’s remuneration;

4.	to consider, and if thought fit, to approve, by way of disinterested Shareholder approval, the extension of the term of 700,000 share purchase warrants originally due to expire on February 19, 2025 to February 19, 2026;

5.	to consider and, if thought fit, to pass a special resolution, the full text of which is set out in the management information circular (the “Circular”) accompanying this Notice of Annual General and Special Meeting of Shareholders, approving an amendment to the articles of the Company, if and when the Board shall deem appropriate to do so, but in any event no later than April 30, 2026, to consolidate the Shares, issued and unissued, on the basis of a consolidation ratio to be determined by the Board of up to five (5) pre-consolidation Shares for one (1) post-consolidation Share, and authorizing the Board to determine the final consolidation ratio in its sole discretion, as more particularly described in the Circular;

6.	to consider and, if thought fit, to pass an ordinary resolution (the “New EIP Resolution”), the full text of which is set out in the accompanying Circular, to approve the adoption of a new omnibus equity incentive plan of the Company, substantially in the form appended as Schedule “B” to the Circular;

7.	if the New EIP Resolution is not approved by Shareholders, to consider, and if thought fit, to pass an ordinary resolution approving unallocated stock options under the Company’s Third Amended and Restated Incentive Stock Option Plan until April 30, 2028, as more particularly described in the accompanying Circular; and

8.	to transact such other business as may properly come before the Meeting.

NOTICE-AND-ACCESS

The Company has elected to use the notice-and-access provisions (“Notice-and-Access”) under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer and National Instrument 51-102 – Continuous Disclosure Obligations to distribute the proxy-related materials pertaining to the Meeting, including the Notice of Meeting and accompanying Circular to Shareholders. Notice-and-Access allows the Company to post electronic versions of the Meeting materials on SEDAR+ and on the Company’s website, rather than mailing paper copies to Shareholders. This alternative means of distribution of the Company’s proxy-related materials in respect of the Meeting is more environmentally friendly by reducing paper use, and also reduces printing and mailing costs of the Company. Note that Shareholders still have the right to request paper copies of the Meeting materials posted online by the Company under Notice-and-Access if they so choose. The Company will not use procedures known as “stratification” in relation to its use of the Notice-and-Access provisions in relation to the Meeting. Stratification occurs when a reporting issuer using Notice-and-Access provides a paper copy of the relevant circular to some, but not all, Shareholders with the notice package in relation to the relevant meeting.

Accessing Meeting Materials Online

The Meeting materials are available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on the Company’s website at https://almonty.com/investors/agm.

Requesting Printed Meeting Materials

Registered holders may request paper copies of the Circular and/or audited annual consolidated financial statements for the fiscal year ended December 31, 2024 and related management’s discussion and analysis to be sent to them by postal delivery at no cost to them. In order to receive a paper copy of the Circular and/or audited annual consolidated financial statements for the fiscal year ended December 31, 2024 and related management’s discussion and analysis, please call the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”) toll free at 1-866-962-0498 (within North America) or direct (1-514-982-8716) from outside North America and enter your control number as indicated on your Proxy or Voting Instruction Form.

Beneficial holders who wish to receive a paper copy of the Circular and/or audited annual consolidated financial statements for the fiscal year ended December 31, 2024 and related management’s discussion and analysis should contact Broadridge Investor Communications Solutions, Canada at 1-877-907-7643 or outside North America at 303-562-9305.

Shareholders who wish to receive a paper copy of the Circular and/or audited annual consolidated financial statements for the fiscal year ended December 31, 2024 and related management’s discussion and analysis in advance of the Meeting should make such request to the Company by no later than April 25, 2025, in order to allow reasonable time to receive and review the Circular prior to the proxy deadline of 10:00 a.m. (Vancouver time) on April 28, 2025. The Circular will be sent to Shareholders within three (3) business days of their request if such request is made prior to the date of the Meeting. Following the Meeting, the Circular will be sent to such Shareholders within 10 days of their request.

To obtain additional information about the Notice-and-Access process, a Shareholder may contact the Company’s transfer agent, Computershare, toll free at 1-866-962-0492.

Shareholders may also request a copy of the Circular and/or audited annual consolidated financial statements for the fiscal year ended December 31, 2024 and related management’s discussion and analysis up to the date of the Meeting by emailing the Company’s Corporate Secretary at mcgrath@iocorporate.com.

Proxies

Shareholders are requested to complete, date and sign the form of proxy contained in the notice package they receive (the “Notice Package”) (in the return envelope provided for that purpose), or, alternatively, to vote over the internet, in each case in accordance with the instructions set out in the Notice Package. The completed proxy form must be deposited at the office of Computershare Investor Services Inc. (“Computershare”), 100 University Avenue 8th Floor, Toronto, Ontario, M5J 2Y1, Attn: Proxy Department, by mail, by fax at 1-416-263-9524 or toll free at 1-866-249-7775, or online at www.investorvote.com, or the proxy must otherwise be registered in accordance with the instructions set forth in the Notice Package. Non-registered Shareholders who receive the proxy-related materials through their broker or other intermediary should complete and send the form of proxy or voting instruction form delivered in the Notice Package in accordance with the instructions provided by their broker or intermediary.

To be effective, a proxy must be received by Computershare not later than 10:00 a.m. (Vancouver time) on April 28, 2025, or in the case of any postponement or adjournment of the Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of the postponed or adjourned meeting. Late proxies may be accepted or rejected by the Chairperson of the Meeting in his or her discretion. The Chairperson is under no obligation to accept or reject any particular late proxy.

As set out in the notes to the proxy, the enclosed proxy is solicited by management, but you may amend it, if you so desire, by striking out the names listed therein and inserting in the space provided, the name of the person you wish to represent you at the Meeting.

The record date for determining the Shareholders entitled to receive notice of and vote at the Meeting is the close of business on March 14, 2025 (the “Record Date”). Only Shareholders whose names have been entered in the register of Shareholders as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting.

All non-registered Shareholders who plan to attend the Meeting must follow the instructions set out in the voting instruction form and in the Circular to ensure that such Shareholders’ Shares will be voted at the Meeting. If you hold your Shares in a brokerage account, you are not a registered Shareholder.

BY ORDER OF THE BOARD OF DIRECTORS

Toronto, Ontario	(signed) “Lewis Black”
March 21, 2025	Lewis Black
Chairman of the Board of Directors, President and Chief Executive Officer

TABLE OF CONTENTS

General Proxy Information		2
A.	Solicitation of Proxies	2
B.	How to Vote Your Shares	2
C.	Appointment of Proxyholder	4
D.	Revocation of Proxies	5
E.	Notice to Shareholders in the United States	5
Notice-and-Access		6
Voting Shares and Principal Holders of Voting Shares		7
A.	Description of Share Capital	7
B.	Quorum	7
C.	Record Date	7
D.	Ownership of Shares	7
Interest of Certain Persons or Companies in Matters to be Acted Upon		7
Business to be Conducted at the Meeting		8
A.	Presentation of Financial Statements	8
B.	Election of Directors	8
C.	Appointment of Auditors	13
D.	Amendment of Share Purchase Warrants	13
E.	Approval of Share Consolidation	15
F.	Approval of Omnibus Equity Incentive Plan	23
G.	Approval of Unallocated Options under the Company’s Stock Option Plan	33
H.	Other Business	34
Securities Authorized for Issuance under Security-Based Compensation Arrangements		34
Executive Compensation		35
A.	Compensation Discussion and Analysis	35
B.	Performance Graph	44
C.	Summary Compensation Table	45
D.	Incentive Plan Awards	45
E.	Employment, Consulting and Management Agreements	47
F.	Pension Plan Benefits	48
Director Compensation		48
A.	Director Compensation Table	48
B.	Incentive Plan Awards	48
Corporate Governance		50
A.	Board of Directors	51
B.	Audit Committee	53
C.	Compensation and Corporate Governance Committee	53
D.	Ethical Business Conduct	55
E.	Other Committees	55
General Matters		56
A.	Indebtedness of Directors and Officers	56
B.	Interest of Informed Persons in Material Transactions	56
C.	External Management Companies	56
D.	Receipt of Shareholder Proposals for the Next Annual Meeting	56
E.	Auditors and Transfer Agent	56
F.	Additional Information	57
G.	Approval	58
Schedule “A” - Mandate of the Board of Directors		A-1
Schedule “B”- Omnibus Equity Incentive Plan		B-1
Schedule “C” - Third Amended and Restated Incentive Stock Option Plan		C-1

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ALMONTY INDUSTRIES INC. MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2025

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of Almonty Industries Inc. (the “Company”), a corporation governed by the Canada Business Corporations Act (the “CBCA”), for use at the Annual General and Special Meeting of the holders of common shares of the Company (the “Shares”, and holders thereof, the “Shareholders”) to be held in the North Boardroom at the offices of Suite 300 – 1055 W. Hastings Street, Vancouver, British Columbia on Wednesday, April 30, 2025, at 10:00 a.m. (Vancouver time) (together with any adjournment or postponement thereof, the “Meeting”) for the purposes set out in the accompanying Notice of Annual General and Special Meeting of Shareholders (the “Notice of Meeting”).

Unless otherwise indicated, information contained in this Circular is given as at March 14, 2025, and all dollar amounts are stated in Canadian dollars.

GENERAL PROXY INFORMATION

A.	SOLICITATION OF PROXIES

The accompanying proxy is being solicited by or on behalf of the management of the Company and the cost of such solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, though proxies may also be solicited, without special compensation, in person or by telephone, fax, email, or other means of communication by directors, officers or regular employees of the Company. The Company may pay investment dealers or other persons holding Shares in their own names or in the names of nominees (collectively, “intermediaries”) for their reasonable expenses incurred in sending this Circular, the accompanying Notice of Meeting, and a form of proxy or voting instruction form, to non-registered, beneficial owners of Shares.

A notice regarding the use of Notice-and-Access (as hereinafter defined) and a form of proxy or voting instruction form (“VIF”), as applicable, are being sent to both Registered Shareholders (as hereinafter defined) and Beneficial Shareholders (as hereinafter defined). If you are a Beneficial Shareholder and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of Shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary who holds your Shares on your behalf.

B.	HOW TO VOTE YOUR SHARES

Registered Shareholders

A registered Shareholder (“Registered Shareholder”) is a Shareholder whose share certificate bears the name of that Shareholder. Registered Shareholders are entitled to vote their Shares in person at the Meeting or by proxy, and such Shareholders may be able to vote their proxies over the internet, by telephone or by mail in accordance with the instructions set out in the accompanying form of proxy.

If you are a Registered Shareholder and wish to vote in person at the Meeting, you should not complete or return the accompanying form of proxy, as your vote will be taken and counted at the Meeting. Shareholders wishing to vote in person must register their attendance with the scrutineer upon arrival at the Meeting.

If you are a Registered Shareholder and do not wish to attend the Meeting or to vote in person, you may vote by proxy by properly completing, signing and depositing the accompanying form of proxy with the Company’s transfer agent, Computershare Investor Services Inc. (the “Transfer Agent”). Registered Shareholders who elect to submit a proxy may do so online at www.investorvote.com, by telephone at 1- 866-732-VOTE (8683) (for Shareholders within North America) or 1-312-588-4290 (for Shareholders outside North America), or by mail to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, in all cases in accordance with the instructions provided by the Transfer Agent in the accompanying form of proxy and ensuring that the proxy is received not later than 48 hours prior to the commencement of the Meeting, excluding Saturdays, Sundays and holidays.

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Beneficial Shareholders

If your Shares are registered in the name of an intermediary, rather than in your own name, you are a beneficial Shareholder (a “Beneficial Shareholder”). Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders (those whose names appear on the records of the Company as the registered holders of Shares) or as set out in the following disclosure.

If Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Shares will not be registered in the Shareholder’s name on the records of the Company. Such Shares will more likely be registered under the names of the Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms), and in the United States under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many United States brokerage firms and custodian banks).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of Shareholders’ meetings. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

There are two kinds of Beneficial Shareholders: those who object to their name being made known to the issuers of securities which they own (referred to as “OBOs” for objecting beneficial owners) and those who do not object to the issuers of the securities they own knowing who they are (referred to as “NOBOs” for non-objecting beneficial owners).

Non-Objecting Beneficial Owners

The Company is taking advantage of those provisions of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators (“NI 54- 101”), which permit the Company to deliver proxy-related materials directly to its NOBOs. As a result, NOBOs can expect to receive a scannable VIF. These VIFs are to be completed and returned to the Transfer Agent online at www.investorvote.com, by telephone at 1-866-734-VOTE (8683) (for Shareholders within North America) or 1-312-588-4291 (for Shareholders outside North America), or by mail to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, in all cases in accordance with the instructions provided in the VIF. The Transfer Agent will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the Shares represented by the VIFs it receives.

By choosing to send these materials to you directly, the Company (and not the intermediary holding your Shares on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your VIF as specified in the request for voting instructions that you receive.

NOBOs who wish to attend and vote in person at the Meeting must insert their own name in the space provided on the VIF to appoint the NOBO (or the name of another person the NOBO wishes to attend the Meeting and vote on the NOBO’s behalf) as proxyholder and otherwise follow the instructions on the VIF. Beneficial Shareholders who appoint themselves as proxyholders should present themselves at the Meeting to a representative of the Transfer Agent. Beneficial Shareholders wishing to attend and vote in person at the Meeting should not otherwise complete the VIF.

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Objecting Beneficial Owners

Management of the Company does not intend to pay for intermediaries to deliver proxy-related materials to OBOs under NI 54-101. OBOs will not receive the proxy-related materials in respect of the Meeting unless the intermediary holding Shares on behalf of the OBO assumes the cost of delivery.

Beneficial Shareholders who are OBOs and receive proxy-related materials in respect of the Meeting from their intermediaries should carefully follow the instructions of their broker or intermediary in order to ensure that their Shares are voted at the Meeting.

The form of proxy that will be supplied by your broker will be similar to the proxy provided to Registered Shareholders by the Company. However, its purpose is limited to instructing the intermediary how to vote your Shares on your behalf. Most brokers delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge will mail a VIF in lieu of a proxy provided by the Company. The VIF will name the same persons as the Company’s proxy to represent your Shares at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder) other than any of the persons designated in the VIF to represent your Shares at the Meeting and that person may be you. To exercise this right, you should insert the name of your desired representative (which may be yourself) in the blank space provided in the VIF. The completed VIF must then be returned to Broadridge in accordance with Broadridge’s instructions. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting and the appointment of any Shareholder’s representative. If you receive a VIF from Broadridge, the VIF must be returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have your Shares voted at the Meeting, or to have an alternative representative duly appointed to attend and to vote your Shares at the Meeting.

Voting by Proxyholder

If voting instructions are given on your form of proxy or request for voting instructions, then your proxyholder must vote, or withhold from voting, your Shares in accordance with your instructions. If no voting instructions are given, then your proxyholder may vote your Shares or withhold from voting as he, she or it sees fit. If you appoint the proxyholders named on the accompanying form of proxy, and do not provide instructions as to how they should vote your Shares, your Shares will be voted “FOR” each of the matters set out in the form of proxy.

As of the date of this Circular, none of the directors or officers of the Company are aware of any amendments or variations to the matters set out in the Notice of Meeting, nor of any other matter to be presented at the Meeting. However, if any amendment, variation or other business is properly brought before the Meeting, the accompanying form of proxy confers discretion on the persons named thereon to vote on any amendment or variation of the matters set out in the Notice of Meeting or any such other business in accordance with their best judgment.

C.	APPOINTMENT OF PROXYHOLDER

The persons named in the form of proxy accompanying this Circular have been selected by the board of directors of the Company (the “Board”) and have indicated their willingness to represent as proxyholders the Shareholders who appoint them. A Shareholder has the right to appoint as his, her or its proxyholder a person or company (who need not be a Shareholder) other than the persons designated in the accompanying form of proxy to attend and act on that Shareholder’s behalf at the Meeting. As a Shareholder, you may exercise this right by inserting the name of such person or company in the blank space provided in the form of proxy and striking out the other names or by properly completing and signing another proper form of proxy and, in either case, depositing such form of proxy with the Transfer Agent at the location and within the time limits set out above.

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If you appoint some other person to represent you, it is your responsibility as a Shareholder to inform that other person or company that he, she or it has been so appointed and to ensure that your proxy has been signed by you or your attorney authorized in writing (or, if the Shareholder is a corporation, under its corporate seal and signed by a director, officer or attorney thereof, duly authorized).

D.	REVOCATION OF PROXIES

If you are a Registered Shareholder and you have submitted a proxy and later wish to revoke it, you can do so by:

(a)	completing and signing a form of proxy bearing a later date and depositing it with the Transfer Agent at the location and within the time limits set out above;

(b)	depositing an instrument in writing signed by you or your attorney authorized in writing (or, for Shareholders that are corporations, under such Shareholder’s corporate seal and signed by a director, officer or attorney thereof, duly authorized), with either: (i) the Transfer Agent, at the address noted above, or at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting at which the proxy is to be used; or (ii) the Chairperson of the Meeting prior to the commencement of the Meeting on the day of the Meeting, or any adjournment or postponement thereof; or

(c)	following any other manner permitted by law.

Any Registered Shareholder attending the Meeting has the right to vote in person and, if you, as a Registered Shareholder, elect to do so, your proxy will be nullified with respect to any matters upon which you vote, and in respect of any subsequent matters to be voted upon at the Meeting.

Beneficial Shareholders should note that only Registered Shareholders have the right to revoke a proxy. Beneficial Shareholders who wish to change their vote must make appropriate arrangements with their respective intermediaries. Beneficial Shareholders should also be aware that intermediaries may set deadlines earlier than those set out in this Circular or otherwise for the receipt of requests for voting instructions or proxies from Beneficial Shareholders, and are not required to act on any revocation that is not received by the intermediary prior to the deadlines set by that intermediary. As such, Beneficial Shareholders who wish to revoke their VIF or proxy and to vote should contact their intermediary as soon as possible, and in any event well in advance of the Meeting.

E.	NOTICE TO SHAREHOLDERS IN THE UNITED STATES

This solicitation of proxies involves securities of an issuer located in Canada and is being effected in accordance with the corporate laws of Canada and the securities laws of the provinces of Canada. The proxy solicitation rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Company or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the securities laws of the provinces of Canada. Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is governed by the CBCA, certain of its directors and officers are residents of Canada and countries other than the United States, and all of the assets of the Company and a substantial portion of the assets of such persons are located outside the United States. Shareholders may not be able to sue a foreign company or its officers or directors in a foreign court for violations of United States federal securities laws. It may be difficult to compel a foreign company and its officers and directors to subject themselves to a judgment by a United States court.

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NOTICE-AND-ACCESS

The Company is using the notice-and-access system under NI 54-101 and National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “Notice-and-Access”) to distribute its proxy-related materials to Shareholders.

Under Notice-and-Access, rather than the Company mailing paper copies of the proxy-related materials to Shareholders, the materials can be accessed online under the Company’s profile on SEDAR+ at www.sedarplus.ca or on the Company’s website at https://almonty.com/investors/agm. The Company has adopted this alternative means of delivery for its proxy-related materials in order to reduce paper use and printing and mailing costs.

Shareholders will receive a Notice Package by prepaid mail, which will contain, among other things, information on Notice-and-Access and how Shareholders may access an electronic copy of the proxy- related materials, and how they may request a paper copy of the Circular, if they so choose, in advance of the Meeting and for a full year following the Meeting.

Shareholders will not receive a paper copy of the Circular unless they contact the Company by email at mcgrath@iocorporate.com. For Shareholders who wish to receive a paper copy of the Circular in advance of the voting deadline for the Meeting, requests must be received no later than April 25, 2025.

Shareholders with questions about Notice-and-Access may contact Computershare at 1-866-962-0492.

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VOTING SHARES AND PRINCIPAL HOLDERS OF VOTING SHARES

A.	DESCRIPTION OF SHARE CAPITAL

The Company is authorized to issue an unlimited number of Shares. As of the close of business on March 14, 2025, there were 280,674,131 Shares issued and outstanding. Each Share carries the right to one vote. The Shares are the only class of securities entitled to vote at the Meeting. No group of Shareholders has the right to elect a specified number of directors, nor are there cumulative or similar voting rights attached to the Shares. As of the date hereof, the Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “AII” and the Australian Securities Exchange (“ASX”) (in the form of CHESS Depositary Interests (“CDIs”)) under the symbol “AII”.

B.	QUORUM

The quorum necessary for the Meeting is holders of 25% of the Shares entitled to vote at the Meeting being present in person or represented by proxy, provided that a quorum shall not be less than two persons. A quorum need not be present throughout the Meeting provided that a quorum is present at the opening of the Meeting.

C.	RECORD DATE

The Board has fixed March 14, 2025 as the record date (the “Record Date”) for determining those Shareholders entitled to receive notice of, and vote at, the Meeting. Only Shareholders of record at the close of business on the Record Date who either attend the Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Shares voted at the Meeting.

D.	OWNERSHIP OF SHARES

To the knowledge of the directors and officers of the Company, the only persons or companies that beneficially owned, directly or indirectly, or exercised control or direction over, securities carrying more than 10% of the voting rights attached to any class of voting securities of the Company as at the Record Date are:

Name of Shareholder	Type of Ownership	Number of Shares Controlled	Percentage of Issued Shares (3)
Global Tungsten & Powders Corp. (1)	Direct	38,149,556	13.59%
Deutsche Rohstoff AG (2)	Direct	30,886,426	11.00%

Notes:

(1)	Global Tungsten & Powders Corp. develops, manufactures and markets refractory metal powders and specialty products such as semi-finished parts for the aerospace and defense industry.
(2)	Deutsche Rohstoff AG is a public company listed on the Frankfurt Stock Exchange which identifies, develops and divests attractive resource projects in North America, Australia and Europe. Dr. Thomas Gutschlag, a director of the Company, is the former Chief Executive Officer of Deutsche Rohstoff AG.
(3)	Based on 280,674,131 Shares outstanding as at the Record Date.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as otherwise disclosed herein under the heading “Election of Directors”, “Amendment of Share Purchase Warrants”, “Approval of Omnibus Equity Incentive Plan” or “Approval of Unallocated Options under the Company’s Stock Option Plan”, no director or officer of the Company, nor any person who has held such a position since the beginning of the most recently completed fiscal year of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon.

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BUSINESS TO BE CONDUCTED AT THE MEETING

A.	PRESENTATION OF FINANCIAL STATEMENTS

The audited annual consolidated financial statements of the Company for the fiscal year ended December 31, 2024, together with the auditor’s report thereon, have been approved by the Board. A copy of the financial statements is available for review on the Company’s profile on SEDAR+ at www.sedarplus.ca. No vote of the Shareholders is required with respect to this item of business.

B.	ELECTION OF DIRECTORS

The term of office for each of the present directors of the Company expires at the Meeting. It is proposed that the persons named below will be nominated at the Meeting. Each director elected will hold office until the next annual meeting of Shareholders or until his successor is duly elected or appointed pursuant to the Articles of the Company, unless his office is earlier vacated in accordance with the Articles of the Company and the provisions of the CBCA.

Unless authority to do so is withheld, proxies given pursuant to this solicitation by the management of the Company will be voted “FOR” the election of each of the nominees named below (the “Management Nominees”). If any of the Management Nominees should, for any reason, become unable to serve as a director of the Company prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to nominate and vote for another nominee in their sole discretion.

The following disclosure sets out: (i) the names of the Management Nominees; (ii) their major offices and positions with the Company (if any); (iii) their place of residence; (iv) the committees of the Board on which each currently sits (if any); (v) the period of time during which each has been a director of the Company;

(vi) their principal occupation, business or employment for the preceding five years; and (vii) the number of Shares beneficially owned, or controlled or directed, directly or indirectly, by each as at the Record Date.

Name, residence, office(s) held and date first became a director	Principal occupation, business or employment	Shares beneficially owned, or controlled or directed, directly or indirectly(1)
Lewis Black New York, USA Chairman, President and Chief Executive Officer

Mr. Black is currently the President and Chief Executive Officer of the Company. He is also currently a partner of Almonty Partners LLC, a privately held company specializing in tungsten mining investments.

25,944,670 (2)(3)

Director since September 23, 2011	Mr. Black previously served as Chairman and Chief Executive Officer of Primary Metals Inc., a tungsten mining company formerly listed on the TSX Venture Exchange, from 2005 to 2007. Prior to that he was head of sales and marketing for SC Mining Tungsten Thailand. Mr. Black holds a B.A. (Honours) from Manchester University and is a former Vice President of the International Tungsten Industry Association.

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Name, residence, office(s) held and date first became a director	Principal occupation, business or employment	Shares beneficially owned, or controlled or directed, directly or indirectly(1)
Daniel D’Amato Paris, France Director	Mr. D’Amato is currently a Partner of Almonty Partners LLC, a privately held company specializing in tungsten mining investments. He has held this position since 2005.	17,301,275 (2)(4)

Compensation and Corporate Governance Committee Director since September 23, 2011	Mr. D’Amato previously served on the board of directors of Primary Metals Inc., a tungsten mining company formerly listed on the TSX Venture Exchange, from 2005 to 2007. He began his career on Wall Street with Bear Stearns where he worked for nearly a decade and became Managing Director. Mr. D’Amato holds a B.Sc. from Siena College and holds several securities and insurance licenses.

Dr. Thomas Gutschlag Mannheim, Germany Director Audit Committee Compensation and Corporate Governance Committee Director since September 15, 2015	Dr. Gutschlag is a former Chairman and Chief Executive Officer of Deutsche Rohstoff AG (“DRAG”), a public company listed on the Frankfurt Stock Exchange which identifies, develops and divests attractive resource projects in North America, Australia and Europe, with a focus is on the development of oil and gas opportunities within the United States, as well as metals such as gold, copper, rare earth elements, tungsten and tin. Dr. Gutschlag co-founded DRAG in 2006 and was its Chief Financial Officer until 2015 when he became its Chief Executive Officer until June 2022, when he retired.	1,007,500 (5)
Dr. Gutschlag is a qualified economist with a degree in economics from the University of Heidelberg and a doctorate from the University of Mannheim.

Mark Trachuk Toronto, Ontario, Canada Lead Director Audit Committee (Chair) Compensation and Corporate Governance Committee (Chair) Director since September 23, 2011

Mr. Trachuk currently serves as General Counsel at WildBrain Ltd. (TSX:WILD) a global media, animation studio, production, and brand licensing company. Prior to joining WildBrain, Mr. Trachuk was Counsel at Norton Rose Fulbright, a leading global law firm, where he practiced corporate and securities law with an emphasis on mergers, acquisitions and strategic alliances. Mr. Trachuk is a former General Counsel and director of Entertainment One, Ltd. (LSE:ETO), a global entertainment studio that was a constituent member of the FTSE 250. Prior to joining Entertainment One, he was a Senior Partner in the Business Law Group at Osler, Hoskin & Harcourt LLP, a Canadian-based law firm, where he practised from 1989 to 2018. Mr. Trachuk previously served on the board of directors of Playmaker Capital, Inc. (TSXV: PMKR), a digital sports media company, where he served as Chair of the Board and Thunderbird Entertainment Group Inc. (TSXV: TBRD), a film and television production and distribution company, where he served as Lead Director and Chair of the Strategic Advisory Committee. Mr. Trachuk holds a B.A. in Economics from Carleton University, a J.D. from the University of Ottawa and an LL.M. in Corporate Law from the London School of Economics. Mr. Trachuk also received the ICD.D designation from the Institute of Corporate Directors through the University of Toronto – Rotman School of Management. Mr. Trachuk is called to the bar in the provinces of Ontario and British Columbia and is a qualified solicitor in England and Wales.

1,400,000

9

Name, residence, office(s) held and date first became a director	Principal occupation, business or employment	Shares beneficially owned, or controlled or directed, directly or indirectly(1)
Andrew Frazer Dalkeith, WA, Australia Director Director since May 28, 2021	Mr. Frazer is currently a representative of RM Corporate Finance Pty Ltd. Mr. Frazer previously held positions as a consultant at Azure Capital, a stockbroker with Hartley Poynton, Patersons Securities and Morgan Stanley. Mr. Frazer graduated from the University of Western Australia with a Bachelor of Commerce – Honours, Bachelor of Jurisprudence and a Bachelor of Laws. Mr. Frazer also obtained his CFA Charter, along with a Diploma from the Securities Institute of the Australian Securities Exchange.	106,000

David Hanick Toronto, Ontario, Canada Director Audit Committee Director since June 26, 2023

Mr. Hanick currently serves as the Chief Operating Officer of Spotlight Development Inc., a leading Canadian multi-residential affordable housing and traditional condominiums with over CDN$4 Billion in assets and 10,000 plus suites in development across Canada. Previously, Mr. Hanick served as the Chief Legal Officer and is a member of the Investment Committee and Chair of Impact Day at Starlight Investments Inc., a leading global real estate investment and asset management firm with over 65,000 multi-residential suites and over 7 million square feet of commercial property space totaling more than CDN$30B in AUM. Prior to joining Starlight Investments, Mr. Hanick was a corporate partner and co-head of the Mining and Natural Resources Group in the Toronto office of Osler, Hoskin & Harcourt LLP where he focused on public and private mergers and acquisitions as well as capital markets transactions acting for issuers, underwriters and private equity firms. He has more than 20 years of legal, capital markets, mergers and acquisitions and corporate governance expertise, and has participated in transactions totaling more than $50B. Mr. Hanick was awarded the 2020 and 2021 Law Department Leader of the Year Excellence Award by Canada Law Awards and was a finalist for the 2021 Canadian General Counsel Awards in the Business Achievement category. Mr. Hanick is called to the bar in the province of Ontario and holds a joint Master of Business Administration from the Schulich School of Business and Bachelor of Laws from Osgoode Hall Law School.

		Nil

10

Name, residence, office(s) held and date first became a director	Principal occupation, business or employment	Shares beneficially owned, or controlled or directed, directly or indirectly(1)
Gustave F. Perna Alabama, United States Director Director since March 20, 2025	General Perna retired from the United States Army in July 2021 as the Chief Operating Officer of Operation Warp Speed, the U.S. national initiative focused on the rapid research, development, production and distribution of vaccines and therapeutics to combat COVID-19. From 2016 to 2020, General Perna served as Commander of the U.S. Army Materiel (AMC) Command, comprising over 190,000 Soldiers, civilians, and contractors. General Perna has held several high-ranking positions during his military career, including serving as Deputy Chief of Staff, G-4 (SVP for Logistics) for the Department of the Army (2014– 2016), Commanding General (CEO) of the Joint Munitions Command (2010–2012), and Director, J- 4, United States Forces – Iraq (2009–2010), overseeing multinational logistics during Operation Iraqi Freedom/New Dawn. He also led as Commanding General (CEO) of the Defense Supply Center – Philadelphia within the Defense Logistics Agency (2008–2009). General Perna holds an Associate Degree in Business Administration from Valley Forge Military Academy and a Bachelor Degree in Business Management from the University of Maryland and was awarded a Master’s Degree in Logistics Management from the Florida Institute of Technology.	Nil

Notes:

(1)	The number of shares beneficially owned, or controlled or directed, directly or indirectly, by each Management Nominee is based on information furnished by the nominees and from insider reports available under the Company’s profile on SEDI at www.sedi.ca.
(2)	Almonty Partners LLC, a privately-held company specializing in tungsten mining investments, holds 13,893,920 Shares or approximately 4.95% of the issued and outstanding Shares as of the Record Date. Lewis Black and Daniel D’Amato are each partners of Almonty Partners LLC.
(3)	Lewis Black owns 12,050,750 Shares directly or approximately 4.29% of the issued and outstanding Shares as of the Record Date.
(4)	Daniel D’Amato owns 3,407,355 Shares directly or approximately 1.21% of the issued and outstanding Shares as of the Record Date.
(5)	Dr. Gutschlag owns 965,000 Shares directly and 42,500 indirectly through Kooiker Investment GmbH, or collectively, approximately 0.36% of the issued and outstanding Shares as of the Record Date.

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Each of the Management Nominees are, in the opinion of management, qualified to direct the activities of the Company until the next annual meeting of Shareholders and all nominees have indicated their willingness to stand for election.

Majority Voting for Election of Directors

The election of directors at the Meeting will be governed by the majority voting requirements under the CBCA, which require that, in an uncontested election of directors, such as the one planned for the Meeting, each nominee will be elected as a director of the Company only if the number of votes cast “for” the election of the nominee represents a majority of the total votes cast “for” and “against” them. However, the CBCA provides that an incumbent director that is not elected by a majority of votes cast may continue in office until the earlier of (i) the 90th day after the shareholder meeting; and (ii) the day on which their successor is appointed or elected.

Given the amendment of the CBCA to include such majority voting requirements, the Board unanimously resolved to repeal the Company’s former majority voting policy, and accordingly such policy will not apply in respect of the Meeting. If and when the Company completes the previously announced re-domestication to the State of Delaware (the “Domestication”) and is no longer subject to the majority voting requirements under the CBCA, the Company intends to re-adopt a majority voting policy if necessary to comply with the requirements of the TSX.

Orders, Bankruptcies, Penalties or Sanctions

To the Company’s knowledge, none of the Management Nominees:

(a)	is, as at the date of this Circular, nor has been within ten (10) years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(i)	was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (an “Order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)	was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

(b)	is, as at the date of this Circular, nor has been within ten (10) years before the date of this Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)	has, within ten years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold any of their respective assets.

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To the Company’s knowledge, none of the Management Nominees has:

(a)	been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority;

(b)	entered into a settlement agreement with a securities regulatory authority; or

(c)	been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for such proposed director.

C.	APPOINTMENT OF AUDITORS

Shareholders are being asked to confirm the appointment of Zeifmans LLP, Chartered Professional Accountants and to re-appoint Zeifmans LLP, Chartered Professional Accountants, as auditor of the Company to hold office until the next annual meeting of Shareholders. Unless authority to do so is withheld, proxies given pursuant to this solicitation by the management of the Company will be voted “FOR” the appointment of Zeifmans LLP as auditor of the Company to hold office until the close of the next annual meeting of Shareholders, at a remuneration to be fixed by the Board.

D.	AMENDMENT OF SHARE PURCHASE WARRANTS

Amendment of 700,000 Insider Warrants

During December 2019 through February 2020, the Company conducted a private placement whereby it closed, in three tranches, 2,047,244 units which consisted of 2,047,244 Shares and 2,047,244 share purchase warrants, exercisable at a price of $0.75 per Share with a three-year term. Of the 2,047,244 warrants issued, 1,020,000 expired, 327,244 were exercised, and 700,000 remain outstanding (the “Insider Warrants”), which were due to expire on February 19, 2023. During 2023, the Company received TSX approval and Shareholder approval at its annual general and special meeting held on June 26, 2023, to extend the expiry date of the Insider Warrants to February 19, 2024. Additionally, during 2024, the Company received TSX approval and Shareholder approval at its annual general and special meeting held on June 28, 2024, to extend the expiry date of the Insider Warrants to February 19, 2025. On February 7, 2025, prior to the expiry date of the Insider Warrants, the Board, with Lewis Black and Dr. Thomas Gutschlag (the “Insider Warrantholders”) abstaining from voting, approved the extension of the Insider Warrants and the Company has entered into agreements with the Insider Warrantholders to extend the expiry date of the Insider Warrants to February 19, 2026. Other than the extension of the expiry date for the Insider Warrants, all other terms and conditions of the Insider Warrants remain unchanged.

The 700,000 Insider Warrants are held by insiders of the Company as follows:

Name	Title	Number of Insider Warrants	Number of Shares Held, Controlled or Directed and Percentage	Number of Shares Held, Controlled or Directed and Percentage Assuming exercise of the Insider Warrants	Number of Shares Held, Controlled or Directed and Percentage Assuming exercise of all securities convertible into Shares
Lewis Black	CEO, President	550,000	25,944,670	26,494,670	40,255,781
	and Chair		9.24%	9.42%	13.65%
Dr. Thomas	Director	150,000	1,007,500	1,157,500	2,557,500
Gutschlag			0.36%	0.41%	0.91%

As indicated above and because the Insider Warrants are instruments that were already outstanding, the extension of the expiry dates of the Insider Warrants does not have any effect on control of the Company.

13

As of the Record Date, the 700,000 Shares underlying the Insider Warrants, if issued, would represent 0.25% of the issued and outstanding Shares of the Company. The Insider Warrants are exercisable at a price of $0.75, representing a 49.6% discount to the volume weighted average trading price of the Shares on the TSX over the five trading days immediately preceding the Board’s approval of the extension of the Insider Warrants.

Since the outstanding 700,000 Insider Warrants are held by insiders of the Company and are in-the-money, the extension of the expiry date of the Insider Warrants is subject to approval of the TSX and, as required by Section 608(a) of the TSX Company Manual, the Company’s Shareholders on a disinterested basis. The Insider Warrants may not be exercised by the Insider Warrantholders until such approvals are obtained. If Shareholders do not approve the extension of the Insider Warrants, the Insider Warrants will terminate.

The amendment of the Insider Warrants may be considered a related party transaction within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61- 101”). As such, the Company would rely on exemptions from the formal valuation and minority shareholder approval requirements provided under sections 5.5(a) and 5.7(1)(a) of MI 61-101 on the basis that the value of the Warrants held by insiders being amended will not exceed 25% of the fair market value of the Company’s market capitalization.

Resolution for the Amendment of 700,000 Insider Warrants

Shareholders (excluding the Insider Warrantholders) will be asked to consider, and, if thought advisable, to pass, with or without variation, a resolution ratifying the entering into of agreements that amended the expiry date of the Insider Warrants from February 19, 2025 to February 19, 2026. The full text of the resolution is as follows:

“BE IT RESOLVED, as an ordinary resolution of the disinterested holders of common shares of Almonty Industries Inc. (the “Company”), that:

1.	The entering into by the Company of amending agreements with insiders of the Company to extend the expiry date of 700,000 common share purchase warrants issued to such insiders to February 19, 2026, is hereby ratified, confirmed and consented to; and

2.	Any officer or director of the Company is hereby authorized and directed for on behalf of the Company to execute and deliver all such documents and to do all such other acts and things as he or she may determine to be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.”

To be effective, the resolution must be approved by a majority of the Shareholders of the Company. Pursuant to the requirements of the TSX, the Insider Warrantholders will be excluded from voting on the resolution. Therefore, in the aggregate, 26,952,170 Shares represented at the Meeting by the Insider Warrantholders noted above, being 9.6% of the issued and outstanding Shares of the Company as of the Record Date, will be excluded on the vote regarding the extension of the 700,000 Insider Warrants.

The Board has determined that the extension of the expiry date of the Insider Warrants is in the best interests of the Company as the potential for further equity ownership by insiders is expected to have the effect of further aligning the interests of Shareholders and such insiders. Having determined that the extension of the expiry date of the Insider Warrants is in the best interests of the Company, the Board recommends that Shareholders vote in favour of the foregoing resolution.

Shares represented by proxies in favour of the Management Nominees will be voted FOR approving the resolution to ratify the entering into of amending agreements to extend the expiry date of the Insider Warrants to February 19, 2026, unless a Shareholder has specified in their proxy that their Shares are to be voted against such resolution.

14

E.	APPROVAL OF SHARE CONSOLIDATION

At the Meeting, Shareholders will be asked to consider and, if thought fit, pass a special resolution (the “Share Consolidation Resolution”) authorizing a consolidation (or reverse split) of the Company’s issued and unissued Shares into a lesser number of Shares (the “Share Consolidation”). The Share Consolidation Resolution will authorize the Board, in its discretion, to:

●	select a Share Consolidation ratio of up to five (5) pre-consolidation Shares for one (1) post- consolidation Share; and

●	direct the Company to file articles of amendment (the “Articles of Amendment”) to amend the Company’s articles to give effect to the Share Consolidation at such time as the Board deems appropriate, but in any event not later than April 30, 2026, subject to the Board’s authority to decide not to proceed with the Share Consolidation.

The Board believes that it is in the best interests of the Company to authorize the Board to determine the timing and consolidation ratio for the Share Consolidation, in order to provide flexibility to implement the Share Consolidation in a manner, and at the time, that will maximize the anticipated benefits to the Company and Shareholders.

Background to and Reasons for the Share Consolidation

The Board believes that the potential benefits of the Share Consolidation include:

●	Potential U.S. Listing. The Company may consider the possibility of a future listing on a major U.S. stock exchange. The higher anticipated price of the post-consolidation Shares may help make the Company eligible for such a listing.

●	Increased Investor Interest. The Share Consolidation may have the effect of raising, on a proportionate basis, the price of the Shares, which could appeal to certain investors that find shares valued above certain prices to be more attractive from an investment perspective.

●	Reduced Volatility. The higher anticipated price of the post-consolidation Shares may result in less volatility as a result of small changes in the share price of the Shares. For example, a nominal price movement will result in a less significant change (in percentage terms) in the market capitalization of the Company.

The Share Consolidation is subject to certain conditions, including the approval of the Shareholders and approval by the TSX and ASX. If the requisite approvals are obtained and the Board elects to proceed with the Share Consolidation, the Share Consolidation will take place at a time to be determined by the Board, subject to the CBCA and applicable stock exchange requirements. No further action on the part of Shareholders would be required in order for the Board to implement the Share Consolidation. If the Board determines to implement the Share Consolidation, Shareholders will be notified of the timetable for the Share Consolidation and registered Shareholders will receive a letter of transmittal containing instructions for the exchange of certificates or other evidence representing their Shares. The Share Consolidation Resolution will authorize the Board to elect not to proceed with, and abandon, the Share Consolidation at any time if it determines, in its sole discretion, to do so.

Share Consolidation Resolution

The text of the Share Consolidation Resolution that the Company intends to place before the Meeting, with or without modification, is substantially as follows:

15

“BE IT RESOLVED, as a special resolution of the holders of common shares (“Shareholders”) of Almonty Industries Inc. (the “Company”), that:

1.	the Company be and it is hereby authorized to file articles of amendment (the “Articles of Amendment”) under Section 173 of the Canada Business Corporations Act (the “CBCA”) to amend its articles of continuance to change the number of issued and unissued common shares of the Company (the “Shares”) by consolidating the issued and unissued Shares on the basis of a ratio to be selected by the board of directors of the Company (the “Board”), in its sole discretion, of up to five (5) pre-consolidation Shares for one (1) new post-consolidation Share (the “Share Consolidation”), with such amendment to become effective at a date in the future to be determined by the Board, in its sole discretion, if and when the Board considers it to be in the best interests of the Company to implement such Share Consolidation, but in any event not later than one year after the date on which this special resolution is approved, subject to all necessary stock exchange approvals;

2.	the Articles of Amendment giving effect to the Share Consolidation will provide that no fractional Shares will be issued in connection with the Share Consolidation and that the number of Shares to be received by a Shareholder shall be rounded down to the nearest whole Share in the event that such Shareholder would otherwise be entitled to receive a fractional Share;

3.	upon completion of the Share Consolidation, all stock options, warrants and other rights to purchase or otherwise acquire Shares shall be adjusted to reflect the Share Consolidation in accordance with the terms and conditions of such instruments or agreements governing such convertible securities;

4.	notwithstanding that this special resolution has been duly adopted by the Shareholders, the Board be and it is hereby authorized, in its sole discretion, to revoke this special resolution in whole or in part at any time prior to its being given effect without further notice to, or approval of, the Shareholders; and

5.	any one director or officer of the Company be, and each of them is, hereby authorized and directed for and in the name of and on behalf of the Company, to execute or cause to be executed, whether under corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this special resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.”

To be effective, the Share Consolidation Resolution must be passed by special resolution, being the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by Shareholders in respect of such resolution.

The Board has determined that passing the Share Consolidation Resolution is in the best interests of the Company given, among other things, the potential for the Share Consolidation to facilitate a potential U.S. listing, the possibility of increased investor interest associated with the Share Consolidation, and the possibility of reduced volatility stemming from the Share Consolidation. Having determined that the Share Consolidation Resolution is in the best interests of the Company, the Board recommends that Shareholders vote in favour of the foregoing resolution.

Shares represented by proxies in favour of the Management Nominees will be voted FOR approving the Share Consolidation Resolution, unless a Shareholder has specified in their proxy that their Shares are to be voted against such resolution.

16

Effects of the Share Consolidation

General

If the Share Consolidation is implemented, its principal effect will be to proportionately decrease the number of issued and outstanding Shares by a factor equal to the consolidation ratio selected by the Board. At the close of business on the Record Date, there were 280,674,131 Shares issued and outstanding. For illustrative purposes only, the following table sets forth, based on the number of Shares issued and outstanding as of the Record Date, the number of Shares that would be issued and outstanding (disregarding any resulting fractional Shares and subject to any issuances occurring after the Record Date) following the implementation of the Share Consolidation, at various consolidation ratios:

Share Consolidation Ratio	Shares Outstanding
Two (2) pre-consolidation Shares for one (1) post-consolidation Share	140,337,065
Three (3) pre-consolidation Shares for one (1) post-consolidation Share	93,558,043
Four (4) pre-consolidation Shares for one (1) post-consolidation Share	70,168,532
Five (5) pre-consolidation Shares for one (1) post-consolidation Share	56,134,826

The indicative impact of the Share Consolidation on the Company’s capital structure, assuming a consolidation ratio of five (5) pre-consolidation Shares for one (1) post-consolidation Shares, including the impact on CDIs and Convertible Securities, is set out below.

Security	Pre-Consolidation	Post-Consolidation(1)

Shares	Outstanding	Outstanding
	280,674,131	56,134,826
CDIs	Outstanding	Outstanding
	22,409,522	4,481,904
RSUs	Outstanding	Outstanding
	3,850,000	770,000

Options	Outstanding	Exercise Price	Outstanding	Exercise Price
	450,000	$0.65	90,000	$3.25
	250,000	$0.69	50,000	$3.45
	100,000	$0.64	20,000	$3.20
	900,000	$0.80	180,000	$4.00
	1,650,000	$0.33	330,000	$1.65
	1,225,000	$0.87	245,000	$4.35
	500,000	$0.49	100,000	$2.45
	675,000	$0.70	135,000	$3.50
	850,000	$0.94	170,000	$4.70
	400,000	$0.98	80,000	$4.90
	6,450,000	$0.87	1,290,000	$4.35
	2,550,000	$0.52	510,000	$2.60

17

	1,000,000	$0.56	200,000	$2.80
	1,000,000	$0.63	200,000	$3.15
	25,000	$0.72	5,000	$3.60
	200,000	$0.63	40,000	$3.15
	50,000	$0.67	10,000	$3.35
	3,030,000	$0.66	606,000	$3.30
	200,000	$0.685	40,000	$3.425
	200,000	$0.81	40,000	$4.05
	250,000	$1.195	50,000	$5.975
	200,000	$1.915	40,000	$9.575
	522,000	$1.89	104,400	$9.45
	150,000	$1.62	30,000	$8.10

CDI Options	Outstanding	Exercise Price	Outstanding	Exercise Price
	588,236	A$0.69	117,647	A$3.45
	6,351,613	A$0.84	1,270,322	A$4.20
	14,288,889	A$1.25	2,857,777	A$6.25

Warrants	Outstanding	Exercise Price	Outstanding	Exercise Price
	700,000	$0.75	140,000	$3.75
	1,795,608	€0.767	359,121	€3.835
	1,555,555	$0.60	311,111	$3.00
	2,222,222	US$0.45	444,444	US$2.25
	1,000,000	$0.60	200,000	$3.00
	5,354,172	$0.74	1,070,834	$3.70
	4,527,000	$1.14	905,400	$5.70

Convertible Debentures	Number of Shares on Conversion	Conversion Price	Number of Shares on Conversion	Conversion Price
	4,137,931	$1.45	827,586	$7.25
	3,184,713	$0.628	636,942	$3.14
	4,640,068	US$0.50	928,013	US$2.50
	1,176,470	US$0.85	235,294	US$4.25
	95,238	$1.05	19,047	$5.25
	180,723	US$0.83	36,144	US$4.15
	3,000,000	US$0.50	600,000	US$2.50
	1,190,476	US$0.84	238,095	US$4.20
	23,079,285	€0.35	4,615,857	€1.75

Notes:

(1) Post-Consolidation figures are rounded down to the nearest whole number. See “No Fractional Shares” below.

18

The Company does not expect the Share Consolidation itself to have any economic effect on holders of Shares or securities convertible into or exercisable to acquire Shares, except to the extent the Share Consolidation will result in fractional Shares. See “No Fractional Shares” below.

The Share Consolidation will not affect the listing of the Shares on the TSX nor the listing of the Shares (in the form of CDIs) on the ASX. Following the Share Consolidation, it is expected that the Shares will continue to be listed on the TSX and on the ASX (in the form of CDIs), in each case under the symbol “AII”. Following the Share Consolidation, the Shares will be assigned new CUSIP and ISIN numbers.

Voting rights and other rights of Shareholders prior to the implementation of the Share Consolidation will not be affected by the Share Consolidation, other than as a result of the creation and disposition of fractional Shares as described below. For example, a holder of 2% of the voting power attached to the outstanding Shares immediately prior to the implementation of the Share Consolidation will generally continue to hold 2% of the voting power attached to the Shares immediately after the implementation of such Share Consolidation. The number of Registered Shareholders is not expected to be affected by the Share Consolidation (except to the extent resulting from the elimination of post-consolidation fractional Shares). For example, if the selected consolidation ratio for the Share Consolidation is five (5) pre-consolidation Shares per one (1) post-consolidation Share, then a Registered Shareholder that holds fewer than five (5) pre-consolidation Shares may cease to hold any Shares following such consolidation.

Effect on Beneficial Shareholders

Beneficial Shareholders holding Shares through an intermediary (a securities broker, dealer, bank or financial institution) should be aware that the intermediary may have different procedures for processing a consolidation than those that will be put in place by the Company for Registered Shareholders, which may impact the number of Shares beneficially owned following the Share Consolidation. If Shareholders hold their Shares through an intermediary and they have questions in this regard, they are encouraged to contact their intermediaries.

Effect on Convertible Securities

The exercise or conversion price and/or the number of Shares issuable under any outstanding convertible securities of the Company, including under outstanding stock options (“Options”), share purchase warrants, restricted share units (“RSUs”), and any other similar securities will be proportionately adjusted upon the implementation of any Share Consolidation, in accordance with the terms of such securities, based on the Share Consolidation ratio.

Effect on Share Certificates

If the Share Consolidation is implemented, in connection with the Share Consolidation, those Registered Shareholders who will hold at least one post-consolidation Share will be required to exchange their share certificates representing pre-consolidation Shares for share certificates representing post-consolidation Shares following the consolidation or, alternatively, a Direct Registration System (“DRS”) Advice/Statement representing the number of post-consolidation Shares they hold following such consolidation. The DRS is an electronic registration system which allows Shareholders to hold Shares in their name in book-based form, as evidenced by a DRS Advice/Statement, rather than a physical share certificate.

If the Share Consolidation is implemented, the Company (or the Transfer Agent) will mail to each Registered Shareholder a letter of transmittal in connection with the Share Consolidation. Each Registered Shareholder must complete and sign a letter of transmittal after the Share Consolidation takes effect. The letter of transmittal will contain instructions on how to surrender to the Transfer Agent the certificate(s) or other evidence representing the Registered Shareholder’s pre-consolidation Shares. The Transfer Agent will send to each Registered Shareholder who follows the instructions provided in the letter of transmittal a share certificate or DRS Advice/Statement representing the number of post-consolidation Shares to which the Registered Shareholder is entitled rounded down to the nearest whole number. Beneficial Shareholders who hold their Shares through intermediaries (securities brokers, dealers, banks, financial institutions, etc.) and who have questions regarding how the Share Consolidation will be processed should contact their intermediaries with respect to the Share Consolidation. See “Effect on Beneficial Shareholders” above.

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Until surrendered to the Transfer Agent, each share certificate or other evidence representing pre- consolidation Shares will be deemed for all purposes to represent the number of post-consolidation Shares to which the registered Shareholder is entitled as a result of the Share Consolidation. Until Registered Shareholders have returned their properly completed and duly executed letter of transmittal and surrendered for exchange their share certificate(s) or other evidence representing pre-consolidation Shares, such Registered Shareholders will not be entitled to receive any distributions, if any, that may be declared and payable to holders of record following the Share Consolidation.

Any Registered Shareholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a replacement share certificate only after complying with the requirements that the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

The method chosen for delivery of share certificates and letters of transmittal to the Transfer Agent is the responsibility of the Registered Shareholder and neither the Transfer Agent nor the Company will have any liability in respect of share certificates and/or letters of transmittal which are not actually received by the Transfer Agent.

REGISTERED SHAREHOLDERS SHOULD NEITHER DESTROY NOR SUBMIT ANY SHARE CERTIFICATE UNTIL HAVING RECEIVED A LETTER OF TRANSMITTAL.

No Fractional Shares

No fractional Shares will be issued in connection with the Share Consolidation and no cash will be paid in lieu of fractional post-consolidation Shares. In the event that a Shareholder would otherwise be entitled to receive a fractional Share upon the occurrence of the Share Consolidation, such fraction will be rounded down to the nearest whole number. For example, if the selected consolidation ratio for the Share Consolidation is five (5) pre-consolidation Shares per one (1) post-consolidation Share, then a Shareholder that holds fewer than five (5) pre-consolidation Shares may cease to hold any Shares following such consolidation. In calculating such fractional interest, all post-Consolidation Shares held by a beneficial holder shall be aggregated.

No Dissent Rights

Shareholders are not entitled to exercise any statutory dissent rights with respect to the Share Consolidation.

Accounting Consequences

If the Share Consolidation is implemented, net income or loss per Share, and other per Share amounts, will be increased because there will be fewer Shares issued and outstanding. In future financial statements, net income or loss per Share and other per Share amounts for periods ending before the Share Consolidation took effect would be recast to give retroactive effect to the Share Consolidation.

Stock Exchange Approval

Assuming Shareholder approval is received at the Meeting, and assuming that the Board determines to proceed with the Share Consolidation, the Share Consolidation will be subject to approval by the TSX and ASX, and confirmation that, on a post-consolidation basis, the Company would meet all of the TSX’s and ASX’s applicable continuous listing requirements. If the TSX or ASX do not approve the Share Consolidation, the Company will not proceed with the Share Consolidation.

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Risks Associated with the Share Consolidation

Reducing the number of issued and outstanding Shares through the Share Consolidation is intended, absent other factors, to increase the per Share market price of the Shares. However, the market price of the Shares will also be affected by the Company’s financial and operational results, its financial position, including its liquidity and capital resources, the development of its operations, industry conditions, the market’s perception of the Company’s business, if and when the Company completes the Domestication, any tax ramifications of the Domestication and other factors, which are unrelated to the number of Shares outstanding.

The market price of the Shares immediately following the implementation of the Share Consolidation is expected to be approximately equal to the market price of the Shares prior to the implementation of the Share Consolidation multiplied by the applicable consolidation ratio, but there is no assurance that the anticipated market price immediately following the implementation of the Share Consolidation will be realized or, if realized, will be sustained or will increase. There is a risk that the total market capitalization of the Shares (the market price of the Shares multiplied by the number of Shares outstanding) after the implementation of the Share Consolidation may be lower than the total market capitalization of the Shares prior to the implementation of the Share Consolidation.

Although the Company believes that establishing a higher market price for the Shares could increase investment interest for the Shares in equity capital markets by potentially broadening the pool of investors that may consider investing in the Company, including investors whose internal investment policies prohibit or discourage them from purchasing stocks trading below a certain minimum price, there is no assurance that implementing the Share Consolidation will achieve this result.

If the Share Consolidation is implemented and the market price of the Shares (adjusted to reflect the applicable consolidation ratio) declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would have occurred if the Share Consolidation had not been implemented. Both the total market capitalization of a company and the adjusted market price of such company’s shares following a consolidation may be lower than they were before the consolidation took effect. The reduced number of Shares that would be outstanding after the Share Consolidation is implemented could also adversely affect the liquidity of the Shares.

The Share Consolidation may result in some Shareholders owning “odd lots” of fewer than 100 Shares on a post-consolidation basis. Odd lot Shares may be more difficult to sell, or may attract greater transaction costs per Share to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 Shares.

Tax Considerations

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SHARE CONSOLIDATION TO THEM, INCLUDING THE EFFECTS OF ANY CANADIAN, AUSTRALIAN OR U.S. FEDERAL, PROVINCIAL, STATE, LOCAL, FOREIGN AND/OR OTHER TAX LAWS.

ASX Requirements

ASX Listing Rules

ASX Listing Rule 7.20 provides that where an entity proposes to reorganise its capital, it must tell equity security holders:

●	the effect of the consolidation on the number of securities and the amount paid (if any) on them (see “Effects of the Share Consolidation” above and “Effect on Capital Structure” below);

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●	the proposed treatment of any fractional entitlements (See “No Fractional Shares” above); and

●	the proposed treatment of any convertible securities (See “Effect on Convertible Securities” above).

Listing Rule 7.21 provides that a listed entity which has convertible securities (other than options) on issue may only reorganise its capital if, in respect of the convertible securities, the number of its convertible securities or the conversion price, or both, is reorganized so that the holder of the convertible securities will not receive a benefit that holders of ordinary securities do not receive (See “Effect on Convertible Securities” above and “Effect on Capital Structure” below).

Listing Rule 7.22.1 requires that when a listed entity undertakes a consolidation of capital, the number of its options must be consolidated in the same ratio as the ordinary capital and the exercise price must be amended in inverse proportion to that ratio See “Effect on Convertible Securities” above and the example in “Holder Interests” below.

Holding Statements for Holders of CDIs and Convertible Securities Exercisable into CDIs

From the date of the Consolidation, all holding statements for CDIs and Convertible Securities exercisable into CDIs will cease to have any effect, except as evidence of entitlement to a certain number of securities on a post-consolidation basis. After the Share Consolidation becomes effective, the Company will arrange for new holding statements for CDIs and Convertible Securities exercisable into CDIs to be issued to holders of those securities. It is the responsibility of each holder of CDIs and Convertible Securities exercisable into CDIs to check the number of CDIs and Convertible Securities exercisable into CDIs held prior to disposal or exercise (as the case may be).

Holder Interests

The Share Consolidation applies equally (or analogously) to all holders of Shares/CDIs and Convertible Securities, subject only to the rounding of fractions as described above. The Share Consolidation will therefore not have a material impact on the percentage interests of Shareholders and holders of other Equity Securities (as that term is defined in the ASX Listing Rules).

For example, assuming a consolidation ratio of five (5) pre-consolidation Shares for one (1) post- consolidation Share, a holder of 100 CDI Options exercisable at A$1.25 before the Share Consolidation will have that holding reduced to 20 Options (i.e. 5 times less), with the exercise price of each Option increased to $6.25 (i.e. 5 times greater).

Market Price

Theoretically, the market price of each Share/CDI following the Share Consolidation should, assuming a consolidation ratio of five (5) pre-consolidation Shares for one (1) post-consolidation Share, increase by five (5) times its current value. Practically, the actual effect on the market price of each Share/CDI will be dependent upon a number of factors which will not be within the control of the Company. Therefore, this may result in the market price of each Share/CDI following the Share Consolidation being higher or lower than the theoretical post-consolidation price.

Effect on Capital Structure

See “Effects of the Share Consolidation – General” above for details regarding the anticipated impact of the Share Consolidation on the Company’s capital structure.

Timetable

For the purposes of ASX Listing Rule requirements, the indicative timetable for the Share Consolidation (as it applies to CDIs) is set out below. This indicative timetable is limited to the anticipated timeline for the Share Consolidation as it applies to the CDIs and does not necessarily reflect the timeline on which the Shares will commence trading on the TSX on a post-consolidation basis.

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Event	Date(1)
Company announces Share Consolidation using an Appendix 3A.3 and sends out Notice of Meeting	On dispatch of the Notice of Meeting
Date of Meeting	30 April 2025
Effective Date of Share Consolidation	To Be Determined(2)
Last day for trading of CDIs on pre-consolidation basis	Effective Date + 1 Business Day
Trading in post-consolidation CDIs commences on a deferred settlement basis	Effective Date + 2 Business Days
Record Date Last day to register transfers on pre-consolidation basis	Effective Date + 3 Business Days
First day to update register and send post-consolidation holding statements	Record Date + 1 Business Day
Last day to update register, send post-consolidation holding statements to holders of CDIs and Convertible Securities exercisable into CDIs	Record Date + 5 Business Days
First day for normal trading of CDIs on post-consolidation basis	Record Date + 5 Business Days

Notes:

(1)	This timetable is subject to change in accordance with ASX Listing Rules and applicable laws. The Share Consolidation is subject to ASX requirements, including requirements under Appendix 7A of the ASX Listing Rules.
(2)	The Share Consolidation Resolution authorizes the Board to give effect to the Share Consolidation at such time as the Board deems appropriate, but in any event not later than April 30, 2026, subject to the Board’s authority to decide not to proceed with the Share Consolidation.

F.	APPROVAL OF OMNIBUS EQUITY INCENTIVE PLAN

At the Meeting, Shareholders will be asked to consider and, if thought advisable, pass an ordinary resolution (the “New EIP Resolution”) approving a new omnibus equity incentive plan of the Company in the form set out as Schedule “B” to this Circular (the “New EIP”).

If the New EIP Resolution is approved at the Meeting, the New EIP will supersede and replace the Company’s Third Amended and Restated Incentive Stock Option Plan (the “Stock Option Plan”) and Restricted Share Unit Plan (the “RSU Plan” and together with the Stock Option Plan, the “Existing Plans”) in respect of future awards, and no new awards will be available for grant under or be granted under the Existing Plans. The Existing Plans will continue to exist only for the purpose of governing the terms of outstanding awards that have already been issued under the Existing Plans until such awards are exercised, settled, expire or are otherwise terminated or cancelled.

In the event that the New EIP Resolution does not receive the required Shareholder approval at the Meeting, the Existing Plans will remain in full force and effect and the Company will seek Shareholder approval for all unallocated Options under the Stock Option Plan. See “Business of the Meeting – Approval of Unallocated Options under the Company’s Stock Option Plan”.

Background

On March 21, 2025, the Board approved, subject to the receipt of Shareholder approval, the adoption of the New EIP, which is designed to provide flexibility to the Company to grant equity-based incentive awards in the form of Options, share units (“Share Units”) and deferred share units (“DSUs” and together with Options and Share Units, “Awards”).

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Purpose

The purpose of the New EIP is to permit the Company to grant Awards to Eligible Participants (as hereinafter defined), for the following purposes: (a) to increase the interest in the Company’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Company and its subsidiaries; (b) to provide an incentive to such Eligible Participants to continue their services for the Company or any of its subsidiaries and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Company and its subsidiaries are necessary or essential to its success, image, reputation or activities; (c) to reward any Eligible Participant that is granted one or more Awards under the New EIP (each, a “New EIP Participant”) for their performance of services while working for the Company or its subsidiaries; and (d) to provide a means through which the Company or its subsidiaries may attract and retain able persons to enter their employment or service.

A summary of the key terms of the New EIP is set out below, which is qualified in its entirety by the full text of the New EIP. A copy of the New EIP is attached as Schedule “B” hereto.

Summary of the New EIP

Administration of the New EIP

The New EIP is administered and interpreted by the Board, which may delegate its authority to a committee or plan administrator appointed by the Board. Subject to the terms of the New EIP, the Board determines which directors, officers, consultants and employees are eligible to receive Awards under the New EIP, the time or times at which Awards may be granted, the conditions under which Awards may be granted or forfeited to the Company, the number of Shares to be covered by any Award, the exercise price of any Award, whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any Award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Board may determine.

In addition, the Board interprets the New EIP and may, in accordance with the terms of the New EIP, adopt, amend and rescind rules and regulations relating to the New EIP, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the New EIP.

Eligibility

The following individuals (collectively, “Eligible Participants”) are eligible to participate in the New EIP: (i) in respect of a grant of Options or Share Units, any director, executive officer, employee or consultant of the Company or any of its subsidiaries; and (ii) in respect of a grant of DSUs, any director who is not otherwise an employee or executive officer of the Company or any of its subsidiaries (a “Non-Employee Director”). The extent to which any Eligible Participant is entitled to receive a grant of an Award pursuant to the New EIP will be determined in the sole and absolute discretion of the Board.

Shares Subject to the New EIP

Under the New EIP, the maximum number of Shares reserved for issuance, in the aggregate, is 56,000,000, less any Shares underlying securities granted under any other security-based compensation arrangements of the Company (including the Existing Plans and any other stock option, stock option plan, employee stock purchase plan, long-term incentive plan or other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury, including a Share purchase from treasury by a full- time employee, director, officer, insider, or consultant which is financially assisted by the Company or a subsidiary by way of a loan, guarantee or otherwise), if any. No Award under the New EIP may be granted if such grant would have the effect of causing the total number of Shares reserved for issuance under the New EIP to exceed the maximum number of Shares reserved for issuance under the New EIP as described in the preceding sentence.

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Awards that remain outstanding under the Existing Plans when the New EIP becomes effective will count against the number of Shares reserved for issuance under the New EIP and will not again become available under the New EIP. For example, as of the date of this Circular, the Company had 22,827,000 Options and 3,850,000 RSUs outstanding, representing an aggregate total of 26,677,000 Shares underlying outstanding awards. Assuming the same number of awards are outstanding under the Existing Plans on the date the New EIP becomes effective and supersedes and replaces the Existing Plans, the maximum number of Shares that could be reserved for issuance under the New EIP would be 29,323,000, being the difference between 56,000,000 and 26,677,000. The maximum number of Shares reserved for issuance under the New EIP would not subsequently increase when awards granted under the Existing Plans are exercised, settled, expire or are otherwise terminated or cancelled.

Insider Participation Limit, Individual Limit

The New EIP provides that, as long as the Common Shares are listed on the TSX, the maximum number of Shares: (a) issuable to insiders at any time; and (b) issued to insiders within any one-year period, under the New EIP, or when combined with all of the Company’s other security-based compensation arrangements, cannot exceed 10% of the Company’s issued and outstanding securities.

The New EIP does not provide for a maximum number of Shares which may be issued to an individual pursuant to the New EIP and any other security-based compensation arrangement (expressed as a percentage or otherwise).

Types of Awards

The New EIP provides for the grant of Options, Share Units and DSUs. Each of the Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting, settlement and forfeiture provisions determined by the Board, in its sole discretion, subject to such limitations provided in the New EIP, and will generally be evidenced by a Grant Agreement (as defined in the New EIP). In addition, subject to the limitations provided in the New EIP and in accordance with applicable law, the Board may accelerate or defer the vesting or payment of Awards, modify outstanding Awards, and waive any condition imposed with respect to Awards or Shares issued pursuant to Awards.

Stock Options

An Option entitles a holder thereof to purchase a prescribed number of Shares from treasury at an exercise price set at the time of the grant. The Board will establish the exercise price at the time each Option is granted, which exercise price shall be not less than the closing price of the Shares on the last trading day prior to the date of grant (the “Market Value of a Share”). Subject to the provisions set forth in the New EIP and any Shareholder or regulatory approval which may be required, the Board will, from time to time, in its sole discretion: (i) designate the Eligible Participants who may receive Options under the New EIP; (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options will be granted; and (iii) determine the relevant vesting provisions (including performance criteria, if applicable) and the Option term, which cannot be more than fifteen (15) years from the date the Option is granted. Options issued under the New EIP will comply with any applicable stock exchange requirements.

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The Board may, at any time (including at the time of receipt by the Company of a notice to exercise Options from a New EIP Participant) and on such terms as it may in its discretion determine, grant to such New EIP Participant who is entitled to exercise an Option the alternative right (the “Cashless Exercise Right”) to deal with such Option on a “cashless exercise” basis. Without limitation, the Board may determine in its discretion that such Cashless Exercise Right, if any, granted to a New EIP Participant in respect of any Options, entitles the New EIP Participant the right to surrender such Options, in whole or in part, to the Company upon giving notice in writing to the Company of the New EIP Participant’s intention to exercise such Cashless Exercise Right and the number of Options in respect of which such Cashless Exercise Right is being exercised, and, upon such surrender, to receive, as consideration for the surrender of such Options as are specified in the notice, that number of Shares, disregarding fractions, equal to the quotient obtained by: (a) subtracting the applicable Option price from the Market Value of a Share (determined as of the date such notice of cashless exercise is received by the Company), and multiplying the remainder by the number of Options specified in such notice; (b) subtracting from the amount obtained under subsection (a) the amount of any applicable withholding taxes as determined by the Company in its sole discretion (unless such amounts are paid in cash by the New EIP Participant at the time of exercise); and (c) dividing the net amount obtained under subsection (b) by the Market Value of a Share determined as of the date such notice of cashless exercise is received by the Company.

Share Units

A Share Unit is an Award that is a bonus for services rendered in the year of grant that, upon settlement, entitles the recipient to receive a cash payment equal to the Market Value of a Share (or, at the sole discretion of the Company, a Share), and subject to such restrictions and conditions on vesting as the Board may determine at the time of grant, unless such Share Unit expires prior to being settled. Restrictions and conditions on vesting of the Share Units, may, without limitation, be based on the passage of time during continued employment or other service relationship (referred to as a “Restricted Share Unit”), the achievement of specified performance criteria (referred to as a “Performance Share Unit”), or both.

The Board will, from time to time, in its sole discretion: (i) designate the Eligible Participants who may receive Share Units under the New EIP; (ii) fix the number of Share Units, if any, to be granted to each Eligible Participant and the date or dates on which such Share Units will be granted; (iii) determine the relevant conditions, vesting provisions (including the applicable performance period and performance criteria, if any) and the period between the date of grant of such Share Units and the latest Vesting Date (as defined in the New EIP) in respect of any portion of such Share Units (the “Restriction Period”); and

(iv) determine any other terms and conditions applicable to the granted Share Units.

Subject to the vesting and other conditions and provisions in the New EIP and in the applicable Grant Agreement, each Share Unit entitles the holder thereof to receive, on settlement, a cash payment equal to the Market Value of a Share, or at the discretion of the Company, one Share or any combination of cash and Shares as the Company in its sole discretion may determine, in each case less any applicable withholding taxes. Subject to the terms of the New EIP, a New EIP Participant’s vested Share Units will be redeemed in consideration for a cash payment on the date that is the earliest of: (i) the 15th day following the applicable Vesting Date for such vested Share Units (or, if such day is not a business day, on the immediately following business day); (ii) December 15 of the third calendar year following the end of the calendar year in respect of which such Share Unit is granted; and (iii) in the case of a New EIP Participant who is a U.S. Taxpayer (as defined in the New EIP), March 15 of the year following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as interpreted under applicable law).

DSUs

A DSU is an Award for services rendered, or for future services to be rendered, and that, upon settlement, entitles the recipient New EIP Participant to receive cash or acquire Shares, as determined by the Company in its sole discretion, unless such DSU expires prior to being settled.

Subject to the provisions of the New EIP and certain legal requirements, the Board may, from time to time, in its sole discretion: (i) designate the Non-Employee Directors who may receive DSUs under the New EIP; (ii) fix the number of DSUs, if any, to be granted to any Non-Employee Director and the date or dates on which such DSUs will be granted; and (iii) determine any other terms and conditions applicable to the granted DSUs. In addition, each Non-Employee Director is given the right, subject to the terms and conditions of the New EIP, to elect to receive all or a portion of any director fees that are otherwise intended to be paid in cash in the form of DSUs in lieu of cash.

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Subject to the vesting and other conditions and provisions in the New EIP and in any Grant Agreement, each DSU awarded to a New EIP Participant will entitle the New EIP Participant to receive on settlement a cash payment equal to the Market Value of a Share, or at the discretion of the Company, one Share or any combination of cash and Shares as the Company in its sole discretion may determine. Except as otherwise provided in the New EIP: (i) DSUs of a New EIP Participant who is a U.S. Taxpayer will be redeemed and settled by the Company as soon as reasonably practicable following the New EIP Participant’s Separation from Service (as defined in the New EIP); and (ii) DSUs of a New EIP Participant who is a Canadian New EIP Participant (or who is neither a U.S Taxpayer nor a Canadian New EIP Participant) will be redeemed and settled by the Company as soon as reasonably practicable following the New EIP Participant’s Termination Date (as defined in the New EIP), but in any event not later than, and any payment (whether in cash or in Shares) in respect of the settlement of such DSUs will be made no later than, December 15 of the first calendar year commencing immediately after the New EIP Participant’s Termination Date.

Dividend Equivalents

Dividend equivalents may, as determined by the Board in its sole discretion, be awarded in respect of unvested Share Units in a New EIP Participant’s account on the same basis as cash dividends declared and paid on Shares as if the New EIP Participant was a Shareholder of record on the relevant record date. Dividend equivalents, if any, will be credited to the New EIP Participant’s account in additional Share Units, the number of which will be equal to a fraction where the numerator is the product of: (i) the number of Share Units in such New EIP Participant’s account as of the record date for payment of the dividend multiplied by (ii) the dividend paid per Share and the denominator of which is the Market Value of a Share calculated as of the date that dividends are paid. Any additional Share Units credited to a New EIP Participant’s account as a dividend equivalent shall be subject to the same terms and conditions (including vesting and Restriction Periods) as the Share Units in respect of which such additional Share Units are credited and shall be deemed to have been awarded on the same date and subject to the same expiry date as the Share Units in respect of which such additional Share Units are credited.

Blackout Periods

If an Option would expire, or a Share Unit would otherwise vest, during a trading blackout period imposed by the Company to restrict trades in the Company’s securities, or within nine (9) business days after the expiry of such a blackout period, then, subject to certain exceptions, the Option will expire on, or the Vesting Date of such Share Unit will be deemed to be, the date that is ten (10) business days after the expiration of such blackout period.

Expiry Date of Awards

While the New EIP does not stipulate a specific term for Awards granted thereunder, subject to the terms of the New EIP: (a) the expiry date of an Option may not be more than 15 years from its date of grant; and (b) the expiry date of a Share Unit may not be later than December 15 of the third year from its date of grant. All Awards must vest and settle in accordance with the provisions of the New EIP and any applicable Grant Agreement, which Grant Agreement may include an expiry date for a specific Award.

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Termination of Employment or Services

The following table describes the impact of certain events upon the New EIP Participants, including resignation, termination for cause, termination without cause, disability, death, retirement or voluntary leave of absence, subject, in each case, to the terms of such New EIP Participant’s applicable Grant Agreement or other written agreement:

Event	Option Provisions	Share Unit Provisions
Resignation

Each unvested Option granted to such New EIP Participant will terminate and become void immediately upon the New EIP Participant’s Termination Date.

Each vested Option held by such New EIP Participant will cease to be exercisable on the earlier of: (A) seven (7) days after the New EIP Participant’s Termination Date; and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

The New EIP Participant’s participation in the New EIP will be terminated immediately upon the New EIP Participant’s Termination Date, all Share Units credited to such New EIP Participant’s account that have not vested as of the New EIP Participant’s Termination Date will be forfeited and cancelled, and the New EIP Participant’s rights that relate to such New EIP Participant’s unvested Share Units will be forfeited and cancelled on the Termination Date.

Termination for Cause	Any vested or unvested Option granted to such Participant will terminate immediately upon the Participant’s Termination Date.	The New EIP Participant’s participation in the New EIP will be terminated immediately upon the New EIP Participant’s Termination Date, all Share Units credited to such New EIP Participant’s account that have not vested as of the New EIP Participant’s Termination Date will be forfeited and cancelled, and the New EIP Participant’s rights that relate to such New EIP Participant’s unvested Share Units will be forfeited and cancelled on the Termination Date.

Termination without Cause

Each unvested Option granted to such New EIP Participant will expire and become void immediately upon the New EIP Participant’s Termination Date.

Each vested Option held by such New EIP Participant will cease to be exercisable on the earlier of: (A) seven (7) days after the New EIP Participant’s Termination Date (or such later date as the Board may, in its sole discretion, determine); and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

Subject to certain exceptions, all unvested Share Units in the New EIP Participant’s account as of the New EIP Participant’s Termination Date relating to a Restriction Period in progress will be forfeited and cancelled.

Disability

Each unvested Option granted to such New EIP Participant will terminate and become void immediately upon the New EIP Participant’s Termination Date.

Each vested Option held by such New EIP Participant will cease to be exercisable on the earlier of: (A) seven (7) days after the New EIP Participant’s Termination Date; and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

Subject to certain exceptions, all unvested Share Units in the New EIP Participant’s account as of the date of his or her employment or service relationship with the Company or any of its subsidiaries being terminated by reason of injury or disability relating to a Restriction Period in progress will be forfeited and cancelled.

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Event	Option Provisions	Share Unit Provisions
Death

Each unvested Option granted to such New EIP Participant will terminate and become void effective immediately prior to the New EIP Participant’s time of death.

Each vested Option held by such New EIP Participant at the time of death may be exercised by the legal representative of the New EIP Participant, provided that any such vested Option will cease to be exercisable on the earlier of (A) the date that is one year after the New EIP Participant’s death; or (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

Subject to certain exceptions, all unvested Share Units in the New EIP Participant’s account as of the date of death of such New EIP Participant relating to a Restriction Period in progress will be forfeited and cancelled.

Retirement

Each unvested Option granted to such New EIP Participant will terminate and become void immediately upon the New EIP Participant’s Termination Date.

Each vested Option held by such New EIP Participant will cease to be exercisable on the earlier of: (A) seven (7) days after the New EIP Participant’s Termination Date; and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

Subject to certain exceptions, all unvested Share Units in the New EIP Participant’s account as of the date of retirement of such New EIP Participant relating to a Restriction Period in progress will be forfeited and cancelled.

Leave of Absence (more than 12 months)	The Board may determine, at its sole discretion but subject to applicable laws, that such New EIP Participant’s participation in the New EIP will be terminated, provided that all vested Options will remain outstanding and in effect until the applicable exercise date, or an earlier date determined by the Board at its sole discretion.	Subject to certain exceptions, all unvested Share Units in the New EIP Participant’s account as of the date on which a New EIP Participant elects a voluntary leave of absence of more than 12 months relating to a Restriction Period in progress will be forfeited and cancelled.

Change of Control

Under the New EIP, in the event of a potential Change of Control (as hereinafter defined), the Board may exercise its sole discretion to: (i) accelerate the vesting of Options to assist the New EIP Participants to tender into a takeover bid or participate in any other transaction leading to a Change of Control; or (ii) accelerate the vesting of, or waive the performance criteria or other vesting conditions applicable to, outstanding Share Units, and the date of such action will be the Vesting Date of such Share Units.

If the Company completes a transaction constituting a Change of Control and within 12 months following the Change of Control a New EIP Participant who was also an officer or employee of, or consultant to, the Company prior to the Change of Control has their employment agreement or consulting agreement terminated, then: (i) all unvested Options granted to such New EIP Participant will immediately vest and become exercisable, and remain open for exercise until the earlier of (A) their expiry date as set out in the applicable Grant Agreement, and (B) the date that is 90 days after such termination or dismissal; and (ii) all unvested Share Units will become vested, and the date of such New EIP Participant’s Termination Date will be deemed to be the Vesting Date.

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Under the New EIP, a “Change of Control” includes, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a)	any transaction (other than a transaction described in clause (c) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Company representing 50% or more of the aggregate voting power of all of the Company’s then-issued and outstanding securities entitled to vote in the election of directors of the Company, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Company under any of the Company’s equity incentive plans;

(b)	there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the Shareholders immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c)	the sale, lease, exchange, license or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Company or any of its subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Company and its subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned subsidiary of the Company in the course of a reorganization of the assets of the Company and its wholly-owned subsidiaries;

(d)	the passing of a resolution by the Board or Shareholders to substantially liquidate the assets of the Company or wind up the Company’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re- arrangement is part of a bona fide reorganization of the Company in circumstances where the business of the Company is continued and the shareholdings remain substantially the same following the re-arrangement);

(e)	individuals who, immediately prior to a particular time, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board immediately following such time; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the New EIP, be considered as a member of the Incumbent Board; or

(f)	the Board adopts a resolution to the effect that a Change of Control as defined in the New EIP has occurred or is imminent.

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Non-Transferability of Awards

Except as specifically provided in a Grant Agreement approved by the Board, each Award granted under the New EIP is not assignable or transferable by a New EIP Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of a deceased New EIP Participant. No Award granted under the New EIP will be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

Amendments to the New EIP

The Board may, subject to obtaining any required consent of the applicable stock exchange(s) on which its Shares are listed, at any time amend, modify or terminate the New EIP without Shareholder approval if and when it is advisable in the discretion of the Board, provided however, Shareholder approval will be required in respect of:

(a)	any amendments to the maximum number of Shares reserved for issuance under the New EIP;

(b)	any amendment which reduces the exercise price of an Option that is held by an insider of the Company;

(c)	any amendment extending the term of an Award held by an insider of the Company beyond its original expiry date except as otherwise permitted by the New EIP;

(d)	any amendment which increases the limit on grants of Awards to insiders of the Company under the New EIP;

(e)	the inclusion in the New EIP of amendment provisions granting additional powers to the Board to amend the New EIP or Awards granted thereunder without Shareholder approval; and

(f)	amendments required to be approved by Shareholders under applicable law (including, without limitation, policies of applicable stock exchange(s) and applicable securities laws).

Where Shareholder approval is sought for amendments under subsections (b), (c) or (d) above, the votes attached to Shares held directly or indirectly by insiders of the Company benefiting from the amendment will be excluded.

Other than as specified above, the Board may approve all other amendments to the New EIP or Awards granted thereunder without Shareholder approval. Without limiting the generality of the foregoing, the following types of amendments would not require Shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature, including any amendment for the purpose of curing any ambiguity, error or omission in the New EIP or to correct or supplement any provision of the New EIP that is inconsistent with any other provision of the New EIP;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, policies of applicable stock exchange(s) and applicable securities laws);

(c)	the addition or modification of a cashless exercise feature, payable in securities or cash of the Company;

(d)	amendments respecting administration of the New EIP;

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(e)	any amendment to the vesting provisions of the New EIP or any Award;

(f)	any amendment to the early termination provisions of the New EIP or any Award, whether or not such Award is held by an insider of the Company, provided such amendment does not entail an extension beyond the original expiry date;

(g)	amendments necessary to suspend or terminate the New EIP; and

(h)	any other amendment, whether fundamental or otherwise, not requiring Shareholder approval under applicable law (including, without limitation, policies of applicable stock exchange(s) and applicable securities laws).

Financial Assistance

Unless otherwise determined by the Board, the Company will not offer financial assistance to any New EIP Participant in regards to the exercise of any Award granted under the New EIP.

Shareholder Approval of the New EIP

In order to be effective, the New EIP Resolution requires approval by a majority of the votes cast by Shareholders for such resolution. If Shareholders do not approve the New EIP, the Existing Plans will remain in full force and effect as the Company’s only equity compensation plans and the Company will seek Shareholder approval for the unallocated Options under the Stock Option Plan. See “Business of the Meeting – Approval of Unallocated Options under the Company’s Stock Option Plan”.

The text of the New EIP Resolution that the Company intends to place before the Meeting, with or without modification, is substantially as follows:

“BE IT RESOLVED, as an ordinary resolution of the holders of common shares of Almonty Industries Inc. (the “Company”) that:

1.	the omnibus equity incentive plan adopted by the board of directors of the Company (the “Board”) on March 21, 2025 (the “New EIP”), substantially in the form attached as Schedule “B” to the management information circular of the Company dated March 21, 2025, is hereby confirmed, ratified and approved;

2.	the Board is hereby authorized to make such amendments to the New EIP from time to time, as may be required by the applicable regulatory authorities, or as may be considered appropriate by the Board, in its sole discretion, provided always that such amendments be subject to the approval of the regulatory authorities, if applicable, and in certain cases, in accordance with the terms of the New EIP, the approval of the shareholders of the Company; and

3.	any one director or officer of the Company is hereby authorized and directed, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise and to deliver or to cause to be delivered, all such other deeds, documents, instruments and assurances and to do or cause to be done all such other acts as, in the opinion of such director or officer of the Company, may be necessary or desirable to carry out the terms of the foregoing resolutions.”

To be effective, the New EIP Resolution must be approved by the majority of the votes cast on the resolution by Shareholders, present in person or by proxy at the Meeting.

The Board has determined that passing the New EIP Resolution is in the best interests of the Company as the potential for equity ownership by directors, officers, employees and consultants is expected to have the effect of further aligning the interests of Shareholders and such persons. Having determined that the New EIP Resolution is in the best interests of the Company, the Board recommends that Shareholders vote in favour of the foregoing resolution.

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Shares represented by proxies in favour of the Management Nominees will be voted FOR approving the New EIP Resolution, unless a Shareholder has specified in their proxy that their Shares are to be voted against such resolution.

G.	APPROVAL OF UNALLOCATED OPTIONS UNDER THE COMPANY’S STOCK OPTION PLAN

If the New EIP Resolution is not approved by Shareholders at the Meeting, the Shareholders will be asked to consider, and if thought fit, to pass an ordinary resolution approving all unallocated Options under the Stock Option Plan (the “Unallocated Option Resolution”), as more particularly described below. If the New EIP Resolution is approved by Shareholders at the Meeting, Shareholders will not be asked to approve the Unallocated Option Resolution at the Meeting.

The Company has established its Stock Option Plan to provide long-term incentives to eligible directors, officers, employees and consultants. The TSX Company Manual requires that all unallocated options, rights or other entitlements under a security-based compensation arrangement that does not provide for a fixed maximum number of securities issuable thereunder, such as the Stock Option Plan, be re-approved every three (3) years. Accordingly, as the unallocated Options under the Stock Option Plan were last approved by the Shareholders on June 30, 2022, Shareholders will be asked at the Meeting to consider and, if thought appropriate, ratify and approve by ordinary resolution the unallocated Options under the Stock Option Plan.

The maximum number of Shares that may be issued under the Stock Option Plan, collectively with Shares issued under the Company’s RSU Plan, cannot exceed 10% of the total number of Shares issued and outstanding from time to time. As at December 31, 2024, there were 265,420,823 Shares issued and outstanding. Accordingly, there were 26,542,082 Shares available for grant under the Existing Plans as at December 31, 2024, representing 10% of the then-issued and outstanding Shares. As of the date of this Circular, there are 28,067,413 Shares available for grant under the Existing Plans, representing 10% of the issued and outstanding Shares.

As of December 31, 2024, the Company had 21,780,000 Options outstanding and 3,850,000 RSUs outstanding, which represented 8.21% and 1.45% respectively, and 9.66% collectively, of the issued and outstanding Shares. As of December 31, 2024, a total of 912,082 Shares remained available for grant, or 0.34% of the issued and outstanding Shares. As at the date of this Circular, the Company has 22,827,000 Options outstanding and 3,850,000 RSUs outstanding, which represent 8.13% and 1.37% respectively, and 9.50% collectively, of the issued and outstanding Shares.

A copy of the Stock Option Plan is attached hereto as Schedule “C”. For more information about the Stock Option Plan, including a description of recent amendments that were not subject to Shareholder approval, see the sections “Executive Compensation – Compensation Discussion and Analysis – Stock Option Plan – Summary of the Stock Option Plan” below.

Resolution for the Approval of Unallocated Options under the Stock Option Plan

The text of the Unallocated Option Resolution that, in the event that Shareholders do not approve the New EIP Resolution, the Company intends to place before the Meeting, with or without modification, is substantially as follows:

“BE IT RESOLVED, as an ordinary resolution of the holders of common shares of Almonty Industries Inc. (the “Company”), that:

1. all unallocated options under the Company’s Third Amended and Restated Incentive Stock Option Plan (the “Stock Option Plan”) be and are hereby approved;

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2. the Company shall have the ability to continue granting options under the Stock Option Plan until April 30, 2028, which is the date that is three (3) years from the date of the shareholder meeting at which shareholder approval is being sought; and

3. any director or officer of the Company be and is hereby authorized to do such things and to sign, execute and deliver all documents that such director and officer may, in their discretion, determine to be necessary or desirable in order to give full effect to the intent and purpose of this resolution.”

To be effective, the unallocated options under the Stock Option Plan must be approved by the majority of the votes cast on the resolution by Shareholders, present in person or by proxy at the Meeting.

The Board has determined that, in the event that Shareholders do not approve the New EIP Resolution, the re-approval of the Stock Option Plan is in the best interests of the Company as the potential for further equity ownership by directors, officers, employees and consultants is expected to have the effect of further aligning the interests of Shareholders and such persons. Having determined that, in the event that Shareholders do not approve the New EIP Resolution, the re-approval of the Stock Option Plan is in the best interests of the Company, the Board recommends that Shareholders vote in favour of the foregoing resolution.

Shares represented by proxies in favour of the Management Nominees will be voted FOR approving the Unallocated Option Resolution, if such resolution is placed before the Meeting, unless a Shareholder has specified in their proxy that their Shares are to be voted against such resolution.

H.	OTHER BUSINESS

As of the date of this Circular, none of the directors or officers of the Company are aware of any amendments or variations to the matters set out in the Notice of Meeting, nor of any other matter to be presented at the Meeting. However, if any amendment, variation or other business is properly brought before the Meeting, the accompanying form of proxy confers discretion on the persons named therein to vote on any amendment or variation of the matters set out in the Notice of Meeting or any such other business in accordance with their best judgment.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER SECURITY-BASED COMPENSATION ARRANGEMENTS

The following table sets forth, as of December 31, 2024, the number of securities issuable upon exercise of outstanding Options, RSUs and other entitlements, the weighted exercise price of such outstanding Options, RSUs and other entitlements and the number of securities remaining available for future issuance under all security-based compensation arrangements previously approved by the Shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding Options, RSUs and warrants	Weighted-average exercise price of outstanding Options, RSUs and warrants ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by securityholders	25,630,000	$0.73	912,082

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EXECUTIVE COMPENSATION

A.	COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this compensation discussion and analysis portion of the Circular is to provide information about the Company’s executive compensation philosophy, objectives and processes and to discuss compensation decisions relating to the Company’s executive officers, including its “named executive officers”. Pursuant to applicable securities regulations, a “named executive officer” means (a) the Chief Executive Officer, (b) the Chief Financial Officer, (c) each of the three most highly compensated executive officers of the Company, including any of its subsidiaries, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000 for that financial year, and (d) each individual who would be a named executive officer under paragraph (c) but for the fact that the individual was neither an executive officer of the Company or its subsidiaries, nor acting in a similar capacity, at the end of that financial year.

For the most recently completed fiscal year ended December 31, 2024, the only named executive officers of the Company were Lewis Black, Chief Executive Officer and Mark Gelmon, Chief Financial Officer (together, the “Named Executive Officers”).

Compensation Governance

Compensation and Corporate Governance Committee

The Board has established the Compensation and Corporate Governance Committee (the “CCG Committee”) to assist the Board in fulfilling its oversight responsibilities in relation to, among other things, executive compensation, Board compensation, broadly applicable compensation and benefit programs, and performance reviews of the Board, its committees and individual directors. The CCG Committee is currently comprised of Daniel D’Amato, Dr. Thomas Gutschlag, and Mark Trachuk (Chair), all of whom have been determined by the Board to be independent under section 1.4 of National Instrument 52-110 – Audit Committees (“NI 52-110”), other than Mr. D’Amato by virtue of $247,482 received by him in consulting fees for the most recently completed fiscal year ended December 31, 2024. All members of the CCG Committee have experience in matters of executive compensation that is relevant to their responsibilities as members of such committee by virtue of their respective professions and long-standing involvement with public companies. In addition, each member of the CCG Committee strives to keep abreast of trends and developments affecting executive compensation.

The Board has a written charter for the CCG Committee outlining its role and objectives, composition, meeting requirements and responsibilities. Pursuant to such charter, the specific duties and responsibilities of the CCG Committee include:

(a)	reviewing and recommending to the Board the compensation and benefits policies and plans (including incentive compensation plans) for the Company and its subsidiaries;

(b)	annually evaluating the performance of the Chief Executive Officer of the Company and recommending to the Board his or her annual compensation package;

(c)	annually reviewing and recommending to the Board the compensation packages for the other executive officers of the Company;

(d)	reviewing and recommending to the Board any employment agreements with executive officers of the Company;

(e)	annually reviewing and recommending to the Board the compensation of the directors of the Company;

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(f)	determining grants of Options under the Company’s Stock Option Plan and recommending the same to the Board for approval; and

(g)	reviewing public disclosure of executive and director compensation.

The Board relies on the knowledge and experience of the members of the CCG Committee in carrying out its responsibilities and to recommend appropriate levels of compensation for the Company’s executive officers. Under its Charter, the CCG Committee may also engage any external professional advisors, which it deems necessary to carry out its duties. However, to date, the CCG Committee has not retained any compensation consultant or advisor to assist the CCG Committee or the Board in determining compensation for the company’s directors or executive officers.

A complete copy of the CCG Committee charter is available on the Company’s website at www.almonty.com. Additional information with respect to the Board and the CCG Committee can be found in the sections entitled “Corporate Governance – Board of Directors” and “Corporate Governance – Compensation and Corporate Governance Committee”, below.

Executive Compensation Program Design and Philosophy

The Company’s executive compensation program is based on a pay-for-performance philosophy and is designed to deliver consistently strong performance for Shareholders. The Company’s program is intended to achieve the following key objectives:

(a)	aligning the interests of the Company’s executive officers and directors with those of its Shareholders;

(b)	attracting and retaining highly trained, experienced and committed executive officers and directors, whose performance will directly affect the Company’s ongoing financial performance; and

(c)	motivating and rewarding executive officers and directors by linking incentive compensation to Shareholder value, the achievement of general business objectives, and financial and operational results.

The Company’s compensation program is comprised of base salary, short-term incentive compensation and long-term incentive compensation. These components are discussed in more detail below. In setting the value of each of these components, the CCG Committee considers the performance of both the Company, as well as the individual performances of its executive officers for the period in question. The CCG Committee does not generally set specific performance objectives and so relies on its experience and judgment in determining compensation. However, the CCG Committee will generally have regard to, among other things:

(a)	The Company’s performance relative to its general goals and objectives.

(b)	The Company’s performance relative to the mining industry as a whole, which, the Board, from time to time, determines on the basis of the size, scope and complexity of the other firms’ businesses and operations compared to those of the Company, with regard to factors including the relative stage of development, production levels, past exploration and development success, revenue levels, total assets, free cash flow and capital expenditures.

(c)	The relative competitiveness of the Company’s compensation program when compared with the similar companies in the same industry.

(d)	The Company’s Share price and market capitalization.

(e)	Developments in, and the stability of, the financial markets more generally.

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The CCG Committee has not conducted a formal evaluation of the implications of the risks associated with the Company’s compensation policies. Risk management is a general consideration of the CCG Committee when implementing the Company’s compensation policies and the CCG Committee does not believe that the Company’s compensation policies result in unnecessary or inappropriate risk taking, including risks that are likely to have a material adverse effect on the Company.

The Company maintains an Insider Trading Policy that prohibits insiders from engaging in short sales of securities of the Company, buying or selling puts, calls or other derivatives in respect of securities of the Company, or purchasing the Company’s securities on margin as held in a margin account.

Elements of the Company’s Executive Compensation Program

Base Salaries

Base salaries are considered to be an essential element in attracting and retaining highly qualified executive officers who are critical to the Company’s success. An executive officer’s base salary is intended to provide a fixed level of pay that reflects each executive officer’s experience, primary duties and responsibilities. It also provides a foundation upon which performance based incentive compensation elements are assessed. Base salaries are established by taking into account individual performance, experience, level of responsibility and pay practices in the mining industry generally. Base salaries of all executive officers are reviewed annually by the CCG Committee and approved by the Board.

Short-Term Incentive Compensation

The Company may pay discretionary cash bonuses, which are intended to reward individual contribution to corporate performance over the course of the Company’s most recently completed fiscal year ended December 31, 2024. Bonuses are paid at the discretion of the Board, on the recommendation of the CCG Committee, and neither the CCG Committee nor the Board has established any particular trigger or formula for determining when an award will be made under this plan, nor the quantum of any award that is made. Instead, the CCG Committee and the Board will generally consider all aspects of an individual executive’s personal contribution to corporate performance and general objectives when making a determination.

Long-Term Incentive Compensation – Security-Based Awards

The Company’s long-term incentive awards consist of awards under the Existing Plans, which provide a variable element of compensation that allows the Company to incentivize and retain its executive officers for their sustained contributions to the Company. These incentive awards reward performance and continued employment by an executive officer and provide executive officers with a strong link to long-term corporate performance and the creation of Shareholder value. The CCG Committee determines the amount and terms of any additional long-term incentive awards to be recommended to the Board.

Stock Option Plan

The Company has established the Stock Option Plan to provide long-term incentives to eligible directors, officers, employees and consultants. The Stock Option Plan was initially adopted by the Company on February 10, 2010 when the Company was a Capital Pool Company (as defined in the TSX Venture Exchange’s Corporate Finance Manual), an amended and restated Stock Option Plan was initially approved by Shareholders at the Company’s annual meeting of Shareholders on March 26, 2013, and a further amended and restated Stock Option Plan was approved by the Shareholders at the annual meeting of Shareholders held on March 22, 2016. As part of the Company’s listing on the TSX, the Stock Option Plan was amended to bring certain provisions of the Stock Option Plan in-line with the requirements of the TSX, and to remove certain provisions that were required when the Shares were listed on the TSX Venture Exchange and to make certain other corresponding amendments. At an annual and special meeting of Shareholders held on June 30, 2022, Shareholders approved such amendments as well as all unallocated options, rights or other entitlements under the Stock Option Plan through to June 30, 2025. Pursuant to the requirements of the TSX, the unallocated options, rights or other entitlements under the Stock Option Plan are subject to re-approval by the Shareholders at the Meeting. Additional information with respect to the Stock Option Plan and the proposed re-approval at the Meeting can be found in the section “Business to be Conducted at the Meeting – Approval of Unallocated Options under the Company’s Stock Option Plan” above.

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Further, on March 7, 2025, the Board approved an additional amendment to the Stock Option Plan (and the plan was at such time renamed from the “Second Amended and Restated Incentive Stock Option Plan” to the “Third Amended and Restated Incentive Stock Option Plan”) in order to: (i) provide a cashless exercise mechanism for holders of Options and make consequential amendments to effect same; (ii) reduce the amount of time during which a holder of an Option may exercise vested Options following the date on which such holder ceases to be engaged by the Company (for reasons other than death or just cause) from 30 days to seven (7) days; (iii) change the definition of “Consultant” to include individuals that will provide future services for a period of at least 12 continuous months; and (iv) make necessary housekeeping changes in connection with the foregoing. These amendments were made pursuant to the amendment provisions of the Stock Option Plan and were not subject to Shareholder approval.

The cashless exercise provision permits the Board, in its discretion, to grant to a holder of an Option who has the right to exercise such Option the alternative right (the “Cashless Exercise Right”) to deal with such Option on a “cashless exercise” basis. Without limitation, the Board may determine in its discretion that such Cashless Exercise Right, if any, granted to a holder of Options in respect of any Options, entitles such holder to the right to surrender such Options, in whole or in part, to the Company upon giving notice in writing to the Company of the holder’s intention to exercise such Cashless Exercise Right and the number of Options in respect of which such Cashless Exercise Right is being exercised, and, upon such surrender, to receive, as consideration for the surrender of such Options as are specified in the notice, that number of Shares, disregarding fractions, equal to the quotient obtained by: (a) subtracting the applicable exercise price of the Options from the Market Price (as defined in the Stock Option Plan), and multiplying the remainder by the number of Options specified in such notice; (b) subtracting from the amount obtained under clause (a) the amount of any applicable withholding taxes and other source deductions as determined by the Company in its sole discretion (unless such amounts are paid in cash by the holder of the Option at the time of exercise); and (c) dividing the net amount obtained under clause (b) by the Market Price.

The Board, on the recommendation of the CCG Committee, has the authority to grant Options to officers, directors, employees or consultants (or a corporation employing or wholly-owned by such persons), including consultants that provide investor relations activities to the Company, on such terms, limitations, conditions and restrictions as the Board deems necessary or advisable.

The Stock Option Plan is intended to advance the interests of the Company by encouraging the officers, directors, employees and consultants of the Company, and of its subsidiaries, to acquire Shares, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive in their efforts on behalf of the Company in the conduct of its affairs.

Ownership of Shares is intended to align the interests of the Company’s executive officers, directors and other stakeholders with those of the Shareholders, as participation in the Stock Option Plan rewards overall corporate performance, as measured through the price of the Shares. The Stock Option Plan is also intended to assist in the recruitment and retention of key personnel. As with many similar companies within the same industry of the Company, the granting of Options forms an integral component of the Company’s overall executive compensation package. The Stock Option Plan enables executive officers to develop and maintain an ownership interest in the Company.

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Options are normally awarded upon the commencement of an executive officer’s employment with the Company, with the size of the award determined by the level of the executive officer’s responsibility within the Company. The Board, on the recommendation of the CCG Committee, has authority to make additional grants from time to time, and such awards are intended to ensure that the number of Options granted to any particular individual is commensurate with the individual’s level of ongoing responsibility within the Company. The Board and CCG Committee also have regard to other factors when determining whether to make an additional award of Options to an individual under the Stock Option Plan, including the number of outstanding Options already granted to that individual, the value of such Options and the total number of Options available for grant under the Stock Option Plan. See the section “Executive Compensation – Compensation Discussion and Analysis – Summary of the Stock Option Plan” below for further information regarding the Stock Option Plan.

If the New EIP Resolution is approved at the Meeting: (a) the New EIP will supersede and replace the Stock Option Plan in respect of future awards, and no new awards will be available for grant under or granted under the Stock Option Plan; and (b) the Stock Option Plan will continue to exist only for the purpose of governing the terms of outstanding awards that have already been issued thereunder until such awards are exercised, settled, expire or are otherwise terminated or cancelled.

Summary of the Stock Option Plan

The below provides a summary of the terms of the Stock Option Plan and Options granted thereunder.

The Stock Option Plan is designed to provide additional flexibility to the Board and CCG Committee in implementing their compensation objectives.

Under the Stock Option Plan for eligible directors, officers, consultants and employees, the Company may grant Options to purchase Shares to such eligible directors, officers, consultants and employees as the Board deems advisable. The Stock Option Plan provides that the maximum number of Shares issuable upon the exercise of Options under the Stock Option Plan, together with all of the Company’s other previously established or proposed stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, shall not exceed 10% of the issued and outstanding Shares (on a non-diluted basis) as at the date of grant of any Option under the Stock Option Plan. As a result, should the Company issue additional Shares in the future, provided that the Stock Option Plan has not been superseded and replaced by the New EIP, the number of Shares issuable under the Stock Option Plan will increase accordingly. As of the date of this Circular and pursuant to the Stock Option Plan, the maximum number of Shares issuable upon exercise of outstanding Options is 22,827,000 and 1,390,413 further Options remain issuable under the Stock Option Plan.

The Stock Option Plan is considered an “evergreen” plan, since the Shares covered by Options which have been exercised shall be available for subsequent grants under the Stock Option Plan and the number of Options available to grant increases as the number of issued and outstanding Shares increases. The exercise price shall be set by the Board and shall not be less than the market price of the Shares at the time of grant of the Option. The Board sets the terms of the Options, provided that such term shall not exceed ten (10) years. The Board also approves the vesting period or periods of Options granted under the Stock Option Plan. Under the rules of the TSX, unallocated option entitlements under a stock option plan that does not provide for a fixed number of shares for issuance, such as the Company’s Stock Option Plan, must be specifically approved every three years by Shareholders (and is being put forth at the Meeting for such approval, provided the New EIP Resolution is not approved by Shareholders – see “Business to be Conducted at the Meeting – Approval of Unallocated Options under the Company’s Stock Option Plan” above). The Company does not provide financial assistance to participants under the Stock Option Plan to facilitate payment of the exercise price of Options.

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As at the date hereof, Options to acquire 22,827,000 Shares (representing 8.13% of the currently issued and outstanding Shares) have been granted and are outstanding pursuant to the Stock Option Plan, and 276,000 Shares have been issued upon exercise of Options previously granted under the Stock Option Plan. Options to acquire Shares were granted under the Stock Option Plan during the most recently completed fiscal year ended December 31, 2024 to: (i) the Named Executive Officers (2,050,000 Options on April 30, 2024 (as to 1,000,000 Options) and July 5, 2024 (as to 1,050,000 Options)); (ii) directors (2,700,000 Options on January 9, 2024 (as to 1,000,000 Options) and July 5, 2024 (as to 1,700,000 Options)); and (iii) other key employees/consultants (955,000 Options on May 17, 2024 (as to 275,000 Options), July 5, 2024 (as to 280,000 Options), August 16, 2024 (as to 200,000 Options) and November 18, 2024 (as to 200,000 Options)). Subsequent to the fiscal year ended December 31, 2024, Options to acquire Shares were granted under the Stock Option Plan to: (i) Named Executive Officers (Nil); (ii) directors (Nil); and (iii) other key employees/consultants (1,122,000 Options on February 4, 2025 (as to 250,000 Options), February 24, 2025 (as to 200,000 options), March 7, 2025 (as to 522,000 Options) and March 14,

2025 (as to 150,000 Options)).

The annual burn rate of Options in respect of: (i) the most recently completed fiscal year ended December 31, 2024 was 2.25%; (ii) fiscal 2023 was 1.15%; and (iii) fiscal 2022 was 3.03%. “Annual burn rate” is the number of Options granted under the Stock Option Plan during the applicable fiscal year divided by the weighted average number of Shares outstanding for the applicable fiscal year, as required to be calculated and disclosed pursuant to Sections 613(p) and 613(d)(iii) of the TSX Company Manual.

The Stock Option Plan also has the following terms, among others:

1.	the exercise price for each Option granted (following the listing of the Shares on the TSX on June 1, 2018) shall be the “market price” on the date the Option is granted. The “market price” is equal to (i) the volume weighted average price at which the Shares have traded on the TSX for the five trading days immediately preceding the date on which the Option is approved by the Board; or (ii) for the purpose of determining the number of Shares issuable upon exercise of Options, including a cashless exercise, the closing price of the Shares on the TSX on the date a notice of exercise is received by the Company;

2.	the Board fixes the vesting terms it deems appropriate when granting Options;

3.	the Stock Option Plan does not provide for a maximum number of Shares which may be issued to an individual pursuant to the Stock Option Plan and any other security-based compensation arrangement (expressed as a percentage or otherwise) except with respect to insiders as described below;

4.	Options terminate within a period of time following an optionee ceasing to be a director, officer, consultant or employee of the Company or of a subsidiary of the Company, being the earlier of the original expiry date and (i) the date of termination, in the case of termination for just cause; (ii) one year in the case of death; and (iii) seven (7) days in all other cases, subject to the discretion of the Board. Any Option not vested at the date of such termination shall be immediately cancelled;

5.	the number of Shares issuable to insiders of the Company at any time pursuant to all of the Company’s security-based compensation arrangements shall not exceed 10% of the outstanding Shares on a non-diluted basis and the number of Shares issued to insiders of the Company, within any one year period, pursuant to all of the Company’s security-based compensation arrangements, shall not exceed 10% of the outstanding Shares on a non- diluted basis;

6.	Options are not transferable otherwise than by will or by the laws of descent and distribution, and Options are exercisable, during the holder’s lifetime, only by the holder;

7.	if the date on which an Option expires occurs during or within nine (9) business days after the last day of a trading black-out period imposed pursuant to the Company’s insider trading policy, then the expiry date of such Option shall be the date that is ten (10) business days following the date of expiry of the trading black-out period;

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8.	accelerated vesting of Options under the Stock Option Plan at the Board’s discretion in the event of: (i) a Take-Over Bid or Issuer Bid (as such terms are defined in the Stock Option Plan) (other than a “normal course” Issuer Bid) made for all or any of the issued and outstanding Shares; or (ii) a Change of Control (as defined in the Stock Option Plan) of the Company; and

9.	schedules for the form of agreement for Options issued, as well as a form for optionees to use to exercise Options.

The Board may, with TSX approval, at any time amend, modify or terminate the Stock Option Plan if and when it is advisable in the discretion of the Board, except that Shareholder approval is required in respect of:

(a)	any amendments to the maximum number of Shares reserved for issuance under the Stock Option Plan;

(b)	any amendment which reduces the exercise price of an Option that is held by an insider of the Company;

(c)	any amendment extending the term of an Option held by an insider of the Company beyond its original expiry date except as otherwise permitted by the Stock Option Plan;

(d)	any amendment which increases the limit on grants of Options to insiders of the Company under the Stock Option Plan;

(e)	the inclusion in the Stock Option Plan of amendment provisions granting additional powers to the Board to amend the Stock Option Plan or Option entitlements thereunder without Shareholder approval; and

(f)	amendments required to be approved by Shareholders under applicable law (including, without limitation, TSX policies and securities laws).

Where Shareholder approval is sought for amendments under subsections (b), (c) or (d) above, the votes attached to Shares held directly or indirectly by insiders of the Company benefiting from the amendment must be excluded.

Other than as specified above, the Board may approve all other amendments to the Stock Option Plan or Options granted under the Stock Option Plan. Without limiting the generality of the foregoing, the following types of amendments would not require Shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature, including any amendment for the purpose of curing any ambiguity, error or omission in the Stock Option Plan or to correct or supplement any provision of the Stock Option Plan that is inconsistent with any other provision of the Stock Option Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, TSX policies and securities laws);

(c)	the addition or modification of a cashless exercise feature, payable in securities or cash of the Company;

(d)	amendments respecting administration of the Stock Option Plan;

(e)	any amendment to the vesting provisions of the Stock Option Plan or any Option;

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(f)	any amendment to the early termination provisions of the Stock Option Plan or any Option, whether or not such Option is held by an insider of the Company, provided such amendment does not entail an extension beyond the original expiry date;

(g)	amendments necessary to suspend or terminate the Stock Option Plan; and

(h)	any other amendment, whether fundamental or otherwise, not requiring Shareholder approval under applicable law (including, without limitation, TSX policies and securities laws).

Summary of the 2020 Restricted Share Unit Plan

The Company adopted the RSU Plan in 2020, a copy of which is attached to the Company’s management information circular filed on the Company’s profile on SEDAR+ at www.sedarplus.ca on May 23, 2024. On June 28, 2024, Shareholders approved the unallocated entitlements under the Company’s RSU Plan through to June 28, 2027. The purpose of the RSU Plan is to enhance the Company’s ability to attract and retain talented employees, to promote an alignment of interests between such employees and the Shareholders of the Company and to facilitate Share ownership in the Company by its employees.

The annual burn rate of RSUs in respect of: (i) the most recently completed fiscal year ended December 31, 2024 was 0.83%; (ii) fiscal 2023 was 0.198%; and (iii) fiscal 2022 was 0.141%. “Annual burn rate” is the number of RSUs granted under the RSU Plan during the applicable fiscal year divided by the weighted average number of Shares outstanding for the applicable fiscal year, as required to be calculated and disclosed pursuant to Sections 613(p) and 613(d)(iii) of the TSX Company Manual.

If the New EIP Resolution is approved at the Meeting: (a) the New EIP will supersede and replace the RSU Plan in respect of future awards, and no new awards will be available for grant under or granted under the RSU Plan; and (b) the RSU Plan will continue to exist only for the purpose of governing the terms of outstanding awards that have already been issued thereunder until such awards are exercised, settled, expire or are otherwise terminated or cancelled.

Award of RSUs

Pursuant to the RSU Plan, the CCG Committee, or such other committee or persons designated by the Board for purposes of the RSU Plan may from time to award RSUs to Eligible Directors or Eligible Employees (collectively, “Participants”). “Eligible Directors” are the directors of the Company or any affiliate of the Company, and “Eligible Employees” are employees (including employees who are officers or directors) of the Company or any affiliate of the Company, whether or not they have a written employment contract with the Company, determined by the Board, upon recommendation of the CCG Committee, as employees eligible for participation in the RSU Plan. Eligible Employees may also include Service Providers eligible for participation in the RSU Plan as determined by the Board. For purposes of the RSU Plan, “Service Provider” means any person or company engaged by the Company or an affiliate to provide services for an initial, renewable or extended period of 12 months or more.

In respect of each award of RSUs, the CCG Committee will designate, in is sole discretion, if the RSUs are to be settled in cash or Shares (or in part Shares or cash). RSUs settled in cash are hereinafter referred to as “Cash Units” and RSUs settled in Shares are referred to as “Share Units”.

Number of Common Shares Available for Issuance

Under the RSU Plan, the aggregate number of Shares that may be reserved for issuance under the RSU Plan on the award of RSUs, together with any other security-based compensation arrangements, at any particular time shall not exceed 10% of the issued and outstanding Shares. If a Participant forfeits his or her RSUs, the applicable underlying Shares in respect of such forfeited RSUs become available for re- issuance under the RSU Plan.

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The aggregate number of Shares issued to insiders of the Company within any 12-month period, or issuable to insiders of the Company at any time, under the RSU Plan or when combined with any other security- based compensation arrangements of the Company, may not exceed 10% of the total number of issued and outstanding Shares at such time.

Rights and Restrictions Attached to Restricted Share Units

Participants do not have any rights as a shareholder of the Company in respect of the RSUs. Accordingly, Participants are not entitled to vote the Shares underlying Share Units. RSUs are not assignable by a Participant.

Resignation or Other Cessation of Employment

If the employment of a Participant is terminated for any reason other than death or disability, the Participant forfeits all right, title and interest with respect to any unvested RSUs awarded to the Participant under the RSU Plan and such RSUs will immediately expire and be cancelled on such termination date, unless otherwise determined by the CCG Committee. Any vested RSUs will continue to be governed by the RSU Plan (see “Settlement” below). If a Participant dies or becomes disabled, his or her RSUs will vest immediately.

Vesting and Maximum Term

RSUs will vest in accordance with the terms set by the CCG Committee at the time RSUs are awarded.

The maximum term of the RSUs (the “Latest Settlement Date”) shall be a date in the calendar year in which the third anniversary date of an award date occurs, as determined and specified by the CCG Committee, provided that the Latest Settlement Date specified shall be no later than November 30th of such calendar year, provided further that the CCG Committee may in its discretion extend the Latest Settlement Date to a date later than November 30th but no later than December 31st in such calendar year.

Change in Control

In the event there is a change of control of the Company (as defined in the RSU Plan) and the employment of a Participant is terminated without cause within 12 months after the change of control, the Participant’s RSUs will vest on the date of termination of employment.

Settlement

For Share Units, the number of Shares received by a Participant upon vesting shall be equal to the number of such RSUs vested on the settlement date. Also, at any time prior to the settlement date, a Participant may request that his or her Share Units be settled in cash, and the CCG Committee may, in its absolute discretion, agree to settle such RSUs in cash.

For the purpose of settling Cash Units, the amount of cash payable shall be determined by multiplying the number of such RSUs by the Fair Market Value (as hereinafter defined) on the date a determination is required, namely the earliest of: (a) the date of the Participant’s death or disability; (b) the last day of employment of the Participant; (c) the settlement date(s) set out in any grant instrument; or (d) the Latest Settlement Date. The value will be paid to a Participant net of all applicable taxes and other amounts required to be withheld determined in the sole discretion of the Company, within 30 days of the date the Fair Market Value of the applicable RSUs was determined.

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Dividend Equivalents

In the event a dividend becomes payable on the Shares, on the payment date for such dividend, each Participant’s account shall be credited with a number of RSUs (including fractional RSUs) equal to: (a) the amount of the dividend paid per Share multiplied by the number of RSUs credited to the Participant’s account as of the record date for payment of the dividend, divided by (b) the weighted average trading price for the Shares on the TSX on the five (5) trading days prior to that date (the “Fair Market Value”) as of the date for payment of the dividend. Subject to the RSU Plan, RSUs credited to a Participant’s account will generally vest at the same time as the related RSUs vest and will generally be settled in the same form, in cash or Shares, as the related RSUs.

Amendment of the RSU Plan and RSUs awarded under the RSU Plan

The Board may amend or terminate the RSU Plan, or any RSUs awarded under the RSU Plan, at any time and in such manner and to such extent as it deems advisable. Any amendments shall be contingent on approval of the Shareholders to the extent required by the RSU Plan, or as required by applicable law or by any stock exchange on which Shares are listed. Shareholder approval is required for:

(i)	an increase in the maximum number of Shares reserved for issuance under the RSU Plan or a change from a fixed maximum number of Shares to a fixed percentage;

(ii)	any amendment to the amendment provisions of the RSU Plan;

(iii)	any amendment to remove or exceed the insider participation limit;

(iv)	any amendment extending the term of any award beyond its Latest Settlement Date; and

(v)	any amendment to the assignment provisions.

The Board will not require Shareholder approval to make other amendments to the RSU Plan, or any RSUs awarded under the RSU Plan, including (i) amendments of a “housekeeping” nature such as correcting typographical or clerical errors or adding clarifying statements to ensure the intent and meaning of the RSU Plan, or of a grant under the RSU Plan, is properly expressed; (ii) amendments to satisfy changes in applicable tax law; (iii) amendments to outstanding RSUs in the event of certain corporate transactions; and (iv) the addition of covenants for the protection of Participants.

B.	PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total return on the Shares with the cumulative total return of the S&P/TSX Capped Composite Index. The graph indicates the relative values for each of the past five fiscal years, assuming that $100 was invested on the first day of the five- year period, being January 1, 2020 taking into consideration that the Company changed its fiscal year end from September to December in 2020.

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	January 1, 2020	Dec 2020	Dec 2021	Dec 2022	Dec 2023	Dec 2024
Almonty Industries Inc.	100	152.38	211.90	161.90	128.57	216.67
S&P/ TSX Capped Composite Index	100	105.60	132.10	124.38	138.99	169.09

The trend shown by the above performance graph does not directly correlate to the compensation received by the Company’s named executive officers over the relevant period. The Company’s cumulative total return reflects both operational and financial performance within the Company’s control as well as the impact of economic, industry, and market factors that are beyond the Company’s control. The CCG Committee and the Board evaluate performance by several factors, and short-term changes in the market price of the Common Shares are only one consideration.

C.	SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned for each of the Company’s three most recently completed financial years ended December 31, 2024, December 31, 2023 and December 31, 2022 by the Company’s Named Executive Officers.

Name and principal position	Year ended	Salary ($)	Share- based awards (1) ($)	Option- based awards (1) ($)	Non-equity incentive plan compensation ($)		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans	Long-term incentive plans
Lewis Black	Dec. 31, 2024	866,645	392,595	714,055	Nil	Nil	N/A	Nil	1,973,295
President & Chief Executive Officer, Director	Dec. 31, 2023	835,500	329,782	223,182	Nil	Nil	N/A	Nil	1,438,464
	Dec. 31, 2022	516,667	453,743	2,802,868	Nil	Nil	N/A	531,667	4,304,945
Mark Gelmon(2)	Dec. 31, 2024	240,000	Nil	18,222	Nil	Nil	N/A	Nil	258,222
Chief Financial Officer, Former Director	Dec. 31, 2023	240,000	Nil	29,757	Nil	Nil	N/A	Nil	269,757
	Dec. 31, 2022	240,000	Nil	25,480	Nil	Nil	N/A	Nil	265,480

Notes:

(1)	The Company accounts for Options and RSUs using the fair value based method and the fair value of the award on the grant date has been determined using the Black-Scholes fair value option pricing model and the following assumptions for the fiscal year ended December 31, 2024: (i) weighted average fair value per Option: $0.36; (ii) weighted average share price: $0.66; (iii) weighted average exercise price: $0.66; (iv) expected volatility: 61.75%; (v) dividend yield: Nil%; (vi) risk free interest rate: 3.49%; and (vii) weighted average expected life in years: 5.
(2)	Mr. Gelmon does not receive any compensation directly from the Company. All compensation paid by the Company in connection with the services of Mr. Gelmon is paid to iO Corporate Services Ltd., a Company which provides secretarial and accounting services.

D.	INCENTIVE PLAN AWARDS

Outstanding Option-Based Awards and other Compensation Securities

The following table sets forth all compensation securities outstanding at the end of the most recently completed fiscal year ended December 31, 2024 for each of the Named Executive Officers.

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	Option-based Awards				Share-based Awards
Name	Number of Shares underlying unexercised Options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money Options ($)(1)	Number of Shares or units that have not vested (#)	Market or payout value of Share- based awards that have not vested ($)	Market or payout value of vested Share- based awards not paid out or distributed ($)
Lewis Black	100,000	0.65	Mar 28, 2025	26,000	N/A	N/A	920,000
President &	300,000	0.80	Dec 23, 2025	33,000	N/A	N/A	208,000
Chief Executive Officer,	250,000	0.94	Aug 18, 2026	Nil	1,000,000 RSUs	660,000	330,000
Director	5,500,000	0.87	Jul 21, 2027	220,000	N/A	N/A	N/A
	500,000	0.33	Aug 17, 2027	290,000	N/A	N/A	N/A
	100,000	0.87	Jun 28, 2028	4,000	N/A	N/A	N/A
	750,000	0.52	Nov 16, 2028	292,500	N/A	N/A	N/A
	1,000,000	0.63	Apr 30, 2029	280,000	N/A	N/A	N/A
	1,000,000	0.66	Jul 4, 2029	250,000	N/A	N/A	N/A
Mark Gelmon	50,000	0.87	Jul 21, 2027	2,000	N/A	N/A	N/A
Chief Financial	50,000	0.33	Aug 17, 2027	29,000	N/A	N/A	N/A
Officer, Former	50,000	0.87	Jun 28, 2028	2,000	N/A	N/A	N/A
Director	100,000	0.52	Nov 16, 2028	39,000	N/A	N/A	N/A
	50,000	0.66	Jul 4, 2029	12,500	N/A	N/A	N/A

Notes:

(1)	The value at December 31, 2024 is calculated by determining the difference between the closing price on the TSX of the Shares at December 31, 2024 ($0.91 per Share) and the exercise price of the Options.

Incentive Plan Awards – Value Vested or Earned During the Fiscal Year Ended December 31, 2024

The following table sets out the aggregate dollar value of Options vested that would have been realized if the Options were exercised on the date vested or earned. The value is based on the difference between the Option exercise price and the market price of the underlying security of the date of vesting during the most recently completed fiscal year ended December 31, 2024 for each of the Named Executive Officers.

Name	Option-based awards – Value vested during the year ($)		Share-based awards – Value vested during the year ($)		Non-equity incentive plan compensation – Value earned during the year ($)
Lewis Black President & Chief Executive Officer, Director	$	Nil(2)(3)		$392,595	$	Nil
Mark Gelmon Chief Financial Officer, Former Director	$	Nil(3)	$	Nil	$	Nil

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Notes:

(1)	See “Summary of the Stock Option Plan” and “Summary of the 2020 Restricted Share Unit Plan” above for more information concerning the Company’s Existing Plans and the terms of Options, rights and entitlements granted thereunder.
(2)	The vesting date of the Options noted above was the date of grant, being April 30, 2024. The market price on the TSX of the Shares on the date of grant was $0.63 per Share.
(3)	The vesting date of the Options noted above was the date of grant, being July 5, 2024. The market price on the TSX of the Shares on the date of grant was $0.66 per Share.

E.	EMPLOYMENT, CONSULTING AND MANAGEMENT AGREEMENTS

Other than as described below, as of the date of this Circular, the Company does not have any employment contracts, agreements or arrangements with the Named Executive Officers to compensate them in the event of their resignation, retirement, termination or in the event of a change of control of the Company.

Lewis Black, Chairman, President and Chief Executive Officer

Effective January 1, 2023, the Company entered into an employment agreement with Mr. Black, as President and Chief Executive Officer of the Company. Under this agreement, Mr. Black is entitled to (i) an annual salary of US$600,000 per year, increasing annually by US$25,000 on January 1, 2024 and January 1, 2025, as may be adjusted by the Board from time to time (the “Base Salary”), (ii) standard benefits made available by the Company to its executives, and (iii) participation in the Stock Option Plan. The agreement also contains certain confidentiality and non-competition provisions for the benefit of the Company.

If Mr. Black’s employment is terminated for cause, by resignation or death, Mr. Black will receive his unpaid Base Salary and any other benefits earned through the termination date. If Mr. Black’s employment is terminated without cause, then Mr. Black will be entitled to receive (i) his unpaid Base Salary and any other benefits earned through the termination date; (ii) a separation package of 12 months of Mr. Black’s current Base Salary; and (iii) continuation of the benefits plan for 12 months following the termination date. Mr. Black’s termination entitlements under the Company’s Stock Option Plan and any grant documents shall be governed fully by the terms and conditions of such Stock Option Plan and any grant documents.

For the purposes of Mr. Black’s employment agreement, a change of control shall be considered a termination without cause and without prior notice entitling Mr. Black to a separation package and continuation of certain benefits. The separation package provides 12 months of Mr. Black’s current base salary payable in one lump sum within 5 business days of the termination date and also entitling Mr. Black to a continuation of the benefits plan for 12 months following the termination date.

Estimated Payments for Named Executive Officers upon Termination of Employment or Change of Control

The following table sets out the incremental payments (but excluding any statutory benefits) that would be made to each Named Executive Officer, at, following, or in connection with each of the termination scenarios below as if the triggering event had occurred on December 31, 2024.

Name and Principal Position	Type of Payment	Termination for cause ($)	Termination without cause ($)			Resignation ($)	Death ($)	Change of Control ($)
Lewis Black President and Chief Executive Officer	Cash Severance	Nil	US$	650,000	(1)	Nil	Nil	US$	650,000	(1)
	Options(2)	Nil		Nil		$120,000	$120,000		$120,000

Notes:

(1)	Severance is governed by the respective Named Executive Officer’s employment agreement.

(2)	The values shown represent the in-the-money amount of Options for which vesting would be accelerated. The closing price of the Shares on the TSX on December 31, 2024 was $0.91.

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F.	PENSION PLAN BENEFITS

The Company does not have a pension plan or similar benefit program.

DIRECTOR COMPENSATION

A.	DIRECTOR COMPENSATION TABLE

During the most recently completed fiscal year ended December 31, 2024, the directors earned compensation for serving as members of the Board as set out in the following table.

Name(1)	Fees earned ($)	Share- based awards ($)	Option- based awards ($)(2)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)		Total ($)
Daniel D’Amato	Nil	140,155	145,782	Nil	N/A	247,482	(3)	533,419
Mark Trachuk	Nil	17,778	182,228	Nil	N/A	N/A		200,006
Dr. Thomas Gutschlag	Nil	17,778	91,114	Nil	N/A	N/A		108,892
Andrew Frazer	Nil	Nil	458,382	Nil	N/A	283,045	(4)	741,427
David Hanick	Nil	Nil	54,668	Nil	N/A	N/A		54,668
Gustave F. Perna(5)	Nil	Nil	Nil	Nil	Nil	Nil		Nil
Total ($)	Nil	175,711	932,174	Nil	N/A	530,527		1,638,412

Notes:

(1)	Information regarding compensation to Lewis Black is disclosed under “Executive Compensation – Summary Compensation Table” and “Executive Compensation – Incentive Plan Awards”, above. Mr. Black does not and will not receive additional compensation for serving as Chair of the Board.
(2)	The Company accounts for Options and RSUs using the fair value based method and the fair value of the award on the grant date has been determined using the Black-Scholes fair value option pricing model and the following assumptions for the fiscal year ended December 31, 2024: (i) weighted average fair value per option: $0.36 (ii) weighted average share price: $0.66; (iii) weighted average exercise price: $0.66; (iv) expected volatility: 61.75%; (v) dividend yield: Nil%; (vi) risk free interest rate: 3.49%; and (vii) weighted average expected life in years: 5.
(3)	Represents consulting fees paid to Mr. D’Amato.
(4)	IPO and private placement finder fees paid to RM Corporate Finance Pty Ltd., a Company of which Mr. Frazer is the founder and managing director.
(5)	General Perna was appointed as a director on March 20, 2025.

B.	INCENTIVE PLAN AWARDS

Outstanding Option-Based Awards and other Compensation Securities

The following table sets forth all compensation securities outstanding at the end of the most recently completed fiscal year ended December 31, 2024 for each of the Company’s directors.

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	Option-based Awards				Share-based Awards
							Market or
						Market or	payout
						payout	value of
						value of	vested
						Share-	Share-
	Number of			Value of	Number of	based	based
	Shares			unexercised	Shares or	awards	awards not
	underlying	Option	Option	in-the-	units that	that have	paid out or
	unexercised	exercise	expiration	money	have not	not vested	distributed
Name	Options (#)	price ($)	date	Options ($)	vested (#)	($)	($)
Daniel	100,000	0.65	Mar 28, 2025	26,000	N/A	N/A	87,000
D’Amato	500,000	0.80	Dec 23, 2025	55,000	N/A	N/A	26,000
Director	100,000	0.94	Aug 18, 2026	Nil	400,000 RSUs	264,000	132,000
	100,000	0.98	Aug 24, 2026	Nil	N/A	N/A	N/A
	100,000	0.87	Jul 21, 2027	4,000	N/A	N/A	N/A
	200,000	0.33	Aug 17, 2027	116,000	N/A	N/A	N/A
	100,000	0.87	Jun 28, 2028	4,000	N/A	N/A	N/A
	150,000	0.52	Nov 16, 2028	58,500	N/A	N/A	N/A
	400,000	0.66	Jul 4, 2029	100,000	N/A	N/A	N/A
	100,000	0.70	Oct 27, 2030	21,000	N/A	N/A	N/A
Mark	100,000	0.65	Mar 28, 2025	26,000	N/A	N/A	87,000
Trachuk	100,000	0.94	Aug 18, 2026	Nil	N/A	N/A	N/A
Director	100,000	0.98	Aug 24, 2026	Nil	N/A	N/A	N/A
	350,000	0.87	Jul 21, 2027	14,000	N/A	N/A	N/A
	200,000	0.33	Aug 17, 2027	116,000	N/A	N/A	N/A
	100,000	0.87	Jun 28, 2028	4,000	N/A	N/A	N/A
	550,000	0.52	Nov 16, 2028	214,500	N/A	N/A	N/A
	500,000	0.66	Jul 4, 2029	125,000	N/A	N/A	N/A
	100,000	0.70	Oct 27, 2030	21,000	N/A	N/A	N/A
Dr.	100,000	0.80	Dec 23, 2025	11,000	N/A	N/A	87,000
Thomas Gutschlag Director	100,000	0.98	Aug 24, 2026	Nil	N/A	N/A	N/A
	150,000	0.87	Jul 21, 2027	6,000	N/A	N/A	N/A
	200,000	0.33	Aug 17, 2027	116,000	N/A	N/A	N/A
	100,000	0.87	Jun 28, 2028	4,000	N/A	N/A	N/A
	200,000	0.52	Nov 16, 2028	78,000	N/A	N/A	N/A
	250,000	0.66	Jul 4, 2029	62,500	N/A	N/A	N/A
	100,000	0.70	Oct 27, 2030	21,000	N/A	N/A	N/A
Andrew	200,000	0.94	Aug 18, 2026	Nil	N/A	N/A	N/A
Frazer	175,000	0.87	Jul 21, 2027	7,000	N/A	N/A	N/A
Director	400,000	0.52	Nov 16, 2028	156,000	N/A	N/A	N/A
	1,000,000	0.56	Jan 9, 2029	350,000	N/A	N/A	N/A
	400,000	0.66	Jul 4, 2029	100,000	N/A	N/A	N/A
David	200,000	0.52	Nov 16, 2028	78,000	N/A	N/A	N/A
Hanick	150,000	0.66	Jul 4, 2029	37,500	N/A	N/A	N/A
Director	200,000	0.87	Jun 26, 2025	8,000	N/A	N/A	N/A
	100,000	0.70	Jun 26, 2025	21,000	N/A	N/A	N/A
Gustave F. Perna(3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Director

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Notes:

(1)	Information regarding Option- and Share-based awards to Lewis Black is disclosed under “Executive Compensation – Summary Compensation Table” and “Executive Compensation – Incentive Plan Awards”, above. Mr. Black does not and will not receive additional compensation for serving as Chair of the Board.
(2)	The value at December 31, 2024 is calculated by determining the difference between the closing price on the TSX of the Shares at December 31, 2024 ($0.91 per Share) and the exercise price of the Options or RSUs.
(3)	General Perna was appointed as a director on March 20, 2025.

Incentive Plan Awards – Value Vested or Earned During the Year Ended December 31, 2024

The following table sets out the aggregate dollar value of Options vested that would have been realized if the Options were exercised on the date vested or earned. The value is based on the difference between the Option exercise price and the market price of the underlying security of the date of vesting during the most recently completed fiscal year ended December 31, 2024 for each of the directors.

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Daniel D’Amato	Nil(3)	140,155	Nil
Mark Trachuk	Nil(3)	17,778	Nil
Dr. Thomas Gutschlag	Nil(3)	17,778	Nil
Andrew Frazer	Nil(2)(3)	Nil	Nil
David Hanick	Nil(3)	Nil	Nil
Gustave F. Perna(4)	Nil	Nil	Nil

Notes:

(1)	Information regarding Option- and Share-based awards to Lewis Black is disclosed under “Executive Compensation – Summary Compensation Table” and “Executive Compensation – Incentive Plan Awards”, above. Mr. Black does not and will not receive additional compensation for serving as Chair of the Board.
(2)	The vesting date of the Options noted above was the date of grant, being January 9, 2024. The market price on the TSX of the Shares on the date of grant was $0.56 per Share.
(3)	The vesting date of the Options noted above was the date of grant, being July 5, 2024. The market price on the TSX of the Shares on the date of grant was $0.66 per Share.
(4)	General Perna was appointed as a director on March 20, 2025.

Directors’ and Officers’ Insurance

During the most recently completed fiscal year ended December 31, 2024, the Company participated in directors’ and officers’ liability insurance coverage of $10,000,000 for the benefit of all the directors and officers of the Company in such capacity and as a group. The premium cost paid by the Company for directors’ and officers’ liability insurance for this period was $99,000. The coverage contains a deductible of $500,000, payable by the Company for any loss.

CORPORATE GOVERNANCE

The following discussion of the Company’s corporate governance policies and practices is provided pursuant to the disclosure requirements applicable to it as set out in applicable securities laws and the policies of the TSX. The Company is not a “venture issuer” for purposes of these laws and policies and it is required to provide this disclosure relating to its corporate governance policies and practices annually.

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National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”) sets out guidelines for effective corporate governance. These guidelines deal with matters such as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members and other items dealing with sound corporate governance. National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) requires that if management of an issuer solicits proxies from its securityholders for the purpose of electing directors, specified disclosure of the corporate governance practices must be included in its management information circular.

The Company and the Board recognize the importance of corporate governance to the effective management of the Company and to the protection of its employees and Shareholders. The Company’s approach to significant issues of corporate governance is designed with a view to ensuring that the business and affairs of the Company are effectively managed so as to enhance Shareholder value. The Company’s corporate governance practices are in compliance with applicable Canadian requirements. The Company continues to monitor developments in Canada with a view to further revising its governance policies and practices, as appropriate.

The Board has considered the guidelines set out in NP 58-201 and believes that its approach to corporate governance is appropriate and works effectively for the Company and its Shareholders, given its size.

Cognizant of these regulatory requirements and the evolution of best practices, the Board has been, and will continue to be, proactive in reviewing and amending the Company’s governance practices.

A.	BOARD OF DIRECTORS

Mandate of the Board of Directors

On January 23, 2012, the Board approved a written Mandate of the Board to assist it in the better execution of its responsibilities, the text of which is attached hereto as Schedule “A”. The mandate provides certain guidelines for Board composition and conduct, and highlights particular areas of the conduct of the Company’s affairs for which the Board assumes specific responsibility.

Composition and Independence

The Board facilitates its exercise of independent supervision over management by ensuring representation on the Board by directors who are independent of management and by promoting frequent interaction and feedback.

Applicable securities laws, including NP 58-201, recommend that boards of directors of non-venture issuers such as the Company be comprised of a majority of independent directors, as that term is defined under applicable securities laws. Directors are considered to be independent if they have no direct or indirect material relationship with the Company. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgment.

The Board has reviewed the relationship between each current director that is standing for re-election and the Company with a view to determining independence. Based on that review, five (5) of the Company’s seven (7) existing directors submitted for proposed re-election at the Meeting are independent.

The independent directors are:

●	Dr. Thomas Gutschlag;
●	Mark Trachuk;
●	Andrew Frazer;
●	David Hanick; and
●	Gustave F. Perna.

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The non-independent directors are:

●	Lewis Black; and
●	Daniel D’Amato.

Mr. Black is not independent of the Company by virtue of his role as Chief Executive Officer of the Company. Mr. D’Amato is not independent by virtue of the fact that he received $247,482 from the Company for consulting fees for the most recently completed fiscal year ended December 31, 2024.

The Board has overall responsibility for the governance of the Company, including the exercise of independent supervision of the Company’s management. The Board considers that management is, and has been, effectively supervised by the independent directors on an informal basis, as these independent directors are, and have been, actively and regularly engaged in reviewing the operations and activities of the Company, and have full and regular access to management of the Company. Though the current Chairman is not independent, the independent directors have sufficient breadth of experience to operate without necessarily needing to rely on the leadership of the Chairman.

Directorships of Other Reporting Issuers

None of the current directors of the Company presently serve on the board of directors of any other reporting issuers (or the equivalent) in a Canadian jurisdiction or a foreign jurisdiction, other than as set out below.

Name of Director	Name of Reporting Issuer (or the Equivalent)	Name of Exchange
Dr. Thomas Gutschlag	Saturn Oil & Gas Inc. Deutsche Rohstoff AG	Toronto Stock Exchange Frankfurt Stock Exchange
Gustave F. Perna	Allison Transmission Holdings Inc.	New York Stock Exchange

Board Meetings and Attendance

Meetings of the non-management directors at which members of management (including the President and Chief Executive Officer) are not in attendance are generally held immediately after regularly scheduled Board meetings. In addition, the Company’s Board committees operate under approved charters and chair mandates, and can and do meet and operate independently of non-independent directors and management in fulfilling their mandates and making recommendations to the Board.

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The following is a summary of the meetings of the Board and the meetings of the Audit Committee (as hereinafter defined) and CCG Committee held during fiscal 2024 and the attendance at these meetings by the directors:

Name of Director	Board Meetings Attended	Audit Committee Meetings Attended	Compensation and Corporate Governance Committee Meetings Attended
Lewis Black	4 of 4	N/A	N/A
Daniel D’Amato	4 of 4	N/A	1 of 1
Mark Trachuk	4 of 4	4 of 4	1 of 1
Dr. Thomas Gutschlag	4 of 4	4 of 4	1 of 1
Andrew Frazer	4 of 4	N/A	N/A
David Hanick	4 of 4	4 of 4	N/A
Gustave F. Perna(1)	N/A	N/A	N/A

Notes:

(1)	General Perna was appointed as a director on March 20, 2025.

B.	AUDIT COMMITTEE

The audit committee of the Board (the “Audit Committee”) is currently comprised of Mark Trachuk (Chair), Dr. Thomas Gutschlag, and David Hanick, all of whom are financially literate and independent within the meaning of NI 52-110. The Company complies with the composition requirements for audit committees under NI 52-110 which requires that all the members of the Audit Committee be independent.

Further information regarding the Audit Committee, including a copy of the charter of the Audit Committee, can be found in the Company’s annual information form dated March 20, 2025, a copy of which is available for review under the Company’s SEDAR+ profile at www.sedarplus.ca, in the section entitled “Audit Committee” and in “Schedule A” thereof.

C.	COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

The CCG Committee is comprised of Mark Trachuk (Chair), Daniel D’Amato, and Dr. Thomas Gutschlag, all of whom have been determined by the Board to be independent under NI 58-101, other than Mr. D’Amato for the reasons described above. The CCG Committee assists the Board in fulfilling its oversight responsibilities with respect to each of the areas discussed below.

Compensation

As discussed above, responsibility for matters relating to the overall compensation philosophy and guidelines for the directors and officers of the Company lies with the CCG Committee. The CCG Committee annually reviews and recommends to the Board, the adequacy and form of compensation of the directors of the Company in light of the responsibilities and risks involved in being such a director. The CCG Committee is also responsible for annually evaluating the performance of the Chief Executive Officer of the Company and recommending to the Board his or her annual compensation package. A detailed discussion and analysis of the Board’s and the CCG Committee’s approach to the determination of compensation is provided in the section “Executive Compensation – Compensation Discussion and Analysis”, above.

Nomination of Directors

In addition to its oversight mandate with respect to compensation matters, responsibility for matters relating to the identification and nomination of directors lies with the CCG Committee. The CCG Committee is responsible for reviewing and reporting to the Board on matters relating to the identification, nomination and review of directors, including:

(a)	developing criteria for selection of directors and procedures to identify possible nominees;

(b)	reviewing and assessing qualifications of director nominees including potential conflicts of interest;

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(c)	submitting to the Board for consideration and decision, names of the nominees to be brought forward to the next annual meeting of Shareholders or to be appointed to fill vacancies between such meetings; and

(d)	determining if any Board member’s qualifications or credentials since appointment have changed, or other circumstances arisen, so as to warrant a recommendation that such member resigns.

The CCG Committee does not currently have a written procedure for identifying new candidates for Board membership. In the normal course, the CCG Committee makes use of the formal and informal networks of the members of the Board and carries out formal searches for candidates when so directed by the Board.

Orientation and Continuing Education

Responsibility for orientation and continuing education of the Company’s directors lies with the CCG Committee. The CCG Committee’s charter provides it with a specific mandate to develop and review annually programs for the orientation of new directors and the ongoing education of existing directors. With respect to orientation, the CCG Committee relies on informal orientation programs that are tailored to the particular needs and experience of the new director in question and to the needs of the Board at that time. The CCG Committee will provide such information to new members of the Board so as to ensure that such directors are familiar with the Company’s business and procedures of the Board. Information may include the Company’s corporate and organizational structure, recent filings and financial information, governance documents and important policies and procedures. The CCG Committee also ensures that every director possesses the capabilities, expertise, availability and knowledge required to fill his or her position adequately. With respect to ongoing education, the CCG Committee relies on its professional advisors to provide updates to the various members of the Board regarding changes in relevant policies, laws or regulations, and on a cultural expectation that directors communicate with the Company’s management and professional advisors, as well as attend relevant industry conferences, in order to remain abreast of developments in the Company’s industry and legal and regulatory environment. From time to time, the CCG Committee may arrange on-site tours of the Company’s operations.

Assessments

Primary responsibility for assessing the performance of the Board, its committees and individual members lies with the CCG Committee. Pursuant to the CCG Committee’s charter, the committee’s responsibilities in this regard include the conduct of annual reviews of various aspects of the Company’s corporate governance policies and practices, and in particular to conduct an annual review, together with the Chairman of the Board, of the effectiveness of the Board as a whole, the committees of the Board, and the contribution of each individual director, and to make periodic reports to the Board on these matters. The CCG Committee is also responsible for reviewing and making recommendations to the Board with respect to the establishment or abolition of committees of the Board, their respective terms of reference, and the size and composition of the various committees of the Board.

Director Term Limits

The Company has not adopted term limits for directors on the Board or other mechanisms of board renewal as the Board is of the view that it is in the Company’s best interests to retain experienced board members who are familiar with the Company’s business and can provide continuity to its management. Instead, the Board currently assesses the performance of directors based on their ability to continue to make a meaningful contribution.

Diversity on the Board of Directors and among Executive Officers

The Company does not currently have a formal diversity policy in place regarding gender representation on the Board or in executive officer positions. The Company believes in retaining the most qualified candidate for any position irrespective of gender, and recruitment efforts will continue to be governed by the principles set forth below.

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However, informally, in identifying and selecting director or executive officer nominees, the Company values diversity, including, without limitation, diversity of experience, perspective, education, race, gender and national and ethnic origin, religion, sexual orientation, political belief and disability, as among the many factors taken into consideration during the search process. The Company also considers, among other things, the qualifications, personal qualities, business background and relevant experience of individual candidates as well as the overall composition of the Board or executive officers with a view to identifying and selecting the best and most complementary candidates. The CCG Committee and the Board intend to consider whether the Company should adopt specific policies and practices regarding the representation of members of designated groups on the Board and in executive office positions, including the setting of targets for such representation.

As at the date hereof, none of the members of the Board nor any executive officers self-identify as members of any designated group.

D.	ETHICAL BUSINESS CONDUCT

As a responsible corporate citizen, the Company is committed to conducting its affairs with integrity, honesty, fairness and professionalism. On January 23, 2012, the Board approved a series of formal, written policies intended in part to promote ethical business conduct by the Company and its directors, executive officers and employees. In addition to the Board being subject to the written mandate of the Board, as discussed above, and to the general requirement that the Company and its directors, executive officers, employees and consultants act in accordance with all applicable laws, these formal policies include:

(a)	Code of Business Conduct: Intended to promote the fundamental values of integrity, honesty, fair dealing and transparency, the code imposes certain and specific obligations on the directors, executive officers and employees of the Company to achieve this objective and provides for certain sanctions in the event of non-compliance. Responsibility for conducting periodic reviews of this Code of Business Conduct and overseeing management’s monitoring of compliance with the Code of Business Conduct lies with the CCG Committee.

(b)	Whistleblower Policy: This policy imposes a general obligation on the Company’s directors, executive officers, employees, consultants and contractors to submit all good faith concerns and complaints in respect of any matter that may constitute a breach of the Company’s Code of Business Conduct, and in particular with respect to concerns about the Company’s accounting, internal control or auditing procedures, to the Chair of the Audit Committee. Responsibility for administering this policy lies with the Audit Committee.

(c)	Insider Trading Policy: Intended to ensure compliance with applicable securities laws relating to insider trading and tipping, as well as avoiding the occurrence or appearance of improper trading or tipping and assisting the Company’s directors, officers and employees to comply with their obligations under such laws. This policy outlines certain general obligations and provides for certain sanctions in the event of non-compliance with its terms by any of the Company’s directors, executive officers, employees or consultants.

Further information and complete copies of the Company’s codes and policies are available on the Company’s website at www.almonty.com.

E.	OTHER COMMITTEES

As of the date of this Circular, there are no additional committees of the Board.

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GENERAL MATTERS

A.	INDEBTEDNESS OF DIRECTORS AND OFFICERS

No director, nominee for election as a director, executive officer, employee or former director, executive officer or employee of the Company or any of its subsidiaries, or any of their associates or other member of management of the Company, was indebted to the Company at any time since the beginning of the most recently completed fiscal year ended December 31, 2024 of the Company or as at the date hereof, other than “routine indebtedness” as defined in applicable securities laws.

B.	INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed in the Company’s annual information form dated March 20, 2025, to the knowledge of management of the Company, no informed person or nominee for election as a director of the Company or any associate or affiliate of any informed person or proposed director had any material interest, direct or indirect, in any transaction since the beginning of the Company’s most recently completed fiscal year ended December 31, 2024, or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, except as disclosed in this Circular or in a previous information circular of the Company.

For the above purposes, an “informed person” means (i) a director or executive officer of the Company,

(ii) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company, (iii) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company or a combination of both carrying more than 10% of the voting rights, attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution, and (iv) the Company after having purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

C.	EXTERNAL MANAGEMENT COMPANIES

None of the management functions of the Company or any of its subsidiaries are to any substantial degree performed other than by the directors or executive officers of the Company or a subsidiary.

D.	RECEIPT OF SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

A registered holder or beneficial owner of Shares may (a) submit to the Company, Attention: Corporate Secretary at 100 King Street West, Suite 5700, Toronto, Ontario, M5X 1C7 a notice of any matter that the person proposes to raise at the next annual meeting of Shareholders (a “proposal”); and (b) discuss at the meeting any matter in respect of which the person would have been entitled to submit a proposal, subject to the requirements under section 137 of the Canada Business Corporations Act. The Company shall set out such proposal and the accompanying supporting statement, if any, in the management information circular for the next annual meeting of Shareholders, provided that the proposal is submitted to the Company at least 90 days before the anniversary date of the notice of meeting that was sent to Shareholders in connection with the previous annual meeting of Shareholders.

E.	AUDITORS AND TRANSFER AGENT

The Company’s auditor is Zeifmans LLP, 201 Bridgeland Avenue, Toronto, ON, M6A 1Y7. Zeifmans LLP was first appointed as the Company’s auditor effective October 1, 2021.

The Transfer Agent and registrar of the Company is Computershare Investor Services Inc. through its principal offices in Vancouver, British Columbia.

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F.	ADDITIONAL INFORMATION

Additional information with respect to the Company is available on the Company’s profile on SEDAR+ at www.sedarplus.ca. Financial information with respect to the Company is provided in the Company’s financial statements and management discussion and analysis for its most recently completed fiscal year ended December 31, 2024. Shareholders can access this information on SEDAR+ under the Company’s profile or by request to the Corporate Secretary of the Company at the following address:

Almonty Industries Inc. 100 King Street West Suite 5700

Toronto, Ontario M5X 1C7

Phone: (647) 438-9766

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G.	APPROVAL

The contents and the sending of this Circular have been approved by the Board.

March 21, 2025

(signed) “Lewis Black”
Lewis Black
Chairman of the Board of Directors

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SCHEDULE “A” - MANDATE OF THE BOARD OF DIRECTORS

A-1

MANDATE OF THE BOARD OF DIRECTORS

May 28, 2021

The Board of Directors (the “Board”) of Almonty Industries Inc. (the “Corporation”) believes that the appropriate mix of skills, experience, age and gender will help to enhance its performance. The Board’s composition should reflect business experience compatible with the Corporation’s business objectives.

Fiduciary Duty and Duty of Care

The Board’s fundamental relationship with the Corporation is guided by a fiduciary principle that requires each director to act honestly and in good faith with a view to the best interests of the Corporation. In exercising their powers and discharging their duties, every director must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. These principles require a director to put the Corporation’s interests first, avoid conflicts of interest and avoid exploiting business opportunities of the Corporation for self-interested purposes. This mandate is not intended to expand upon the standards of conduct prescribed under statutory or regulatory requirements for directors of a corporation.

The Board may designate the officers of the Corporation, specify their duties and delegate to them powers to manage the day to day business and affairs of the Corporation. In addition, the Board discharges its responsibilities through standing committees such as the Audit and Risk Management Committee and the Nomination, Compensation and Corporate Governance Committee and may also periodically form special committees to address specific issues of a more short-term nature. The duties and responsibilities delegated to standing committees of the board are prescribed in the charters for such standing committees.

Additionally, absent actual knowledge to the contrary, the Board shall be entitled to rely on (i) the integrity of those persons or organizations within or outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided by such persons or organizations, and (iii) representations made by management and such persons or organizations in relation to any services provided by such persons or organizations to the Corporation and its subsidiaries.

Meetings

The Board shall meet at least four times annually, or more frequently, as circumstances dictate. In addition, the Board shall hold separate, regularly scheduled meetings of independent directors at which members of management are not present.

Independent Directors

An independent director is a non-executive director who is free of any interest, position, association or relationship that might influence, or could reasonably be perceived to influence, in a material respect his or her capacity to bring independent judgment to bear on issues before the Board and to act in the best interests of the entity and its security holders generally.

Where a director is in a position that might cause doubts or raise issues about the independence of a director, the Board should rule the director not to be independent unless it is clear that the interest, position or relationship in question is not material and will not interfere with the director’s ability to bring an independent mind to issues or to act in the Company’s best interests as a whole.

Family ties and cross directorships which may relate to the Company or its business may be relevant in considering interests and relationships which may compromise independence, and should be disclosed by Directors to the Board. The Board will:

●	regularly review the independence of each Director in light of interests disclosed and will disclose any change to ASX, as required by the ASX Listing Rules and the TSX Company Manual and applicable Canadian securities laws; and

●	review the independence of any director who has served in that position for more than 10 years to confirm that their independent status can be maintained.

Senior manager

A senior manager is a manager who is a member of the key management personnel of the Company, including an executive director but not including a non-executive director.

The senior management team will usually be responsible for implementing the entity’s strategic objectives and instilling and reinforcing its values, all while operating within the values, code of conduct, budget and risk appetite set by the Board.

The senior management team will also usually be responsible for providing the Board with accurate, timely and clear information on the entity’s operations to enable the Board to perform its responsibilities. This is not just limited to information about the financial performance of the Company, but also its compliance with material legal and regulatory requirements and any conduct that is materially inconsistent with the values or code of conduct of the entity.

Position Descriptions

The Board has developed position descriptions for the Chair of the Board, the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the Corporate Secretary. The Board shall review such position descriptions from time to time, as required.

Chair of the Board

The Chair is responsible for overseeing the operations and affairs of the Board. In fulfilling his or her duties, the Chair will be responsible for:

●	providing leadership to foster the effectiveness of the Board;

●	ensuring there is an effective relationship between the Board and senior management, including by acting as a liaison between the Board and senior management;

●	acting as an advisor to senior management in matters concerning the interests of the Corporation;

●	ensuring that the appropriate committee structure is in place and assisting the Nomination, Compensation and Corporate Governance Committee in making recommendations for appointment to such committees;

●	in consultation with the other members of the Board and the CEO, preparing the agenda for each meeting of the Board;

●	ensuring that the directors receive the information required for the proper performance of their duties, including information relevant to each meeting of the Board;

●	chairing Board meetings and sessions of independent directors, including stimulating debate, providing adequate time for discussion of issues, facilitating consensus, encouraging full participation and discussion by individual directors and confirming that decisions are reached and accurately recorded;

●	chairing all shareholder meetings;

●	together with the Nomination, Compensation and Corporate Governance Committee, ensuring that an appropriate system is in place to evaluate the performance of the Board as a whole, the Board’s committees and individual directors with a view to ensuring that they are fulfilling their respective responsibilities and duties, and making recommendations to the Nomination, Compensation and Corporate Governance Committee for changes when appropriate and undertaking such an evaluation no less frequently than annually;

●	consulting with the Nomination, Compensation and Corporate Governance Committee on candidates for nomination or appointment to the Board;

●	monitoring shareholder communication and continuous disclosure generally and for compliance with the Disclosure Policy and Communication Policy;

●	working with the CEO to ensure that the Board is provided with the resources to permit it to carry out its responsibilities and bringing to the attention of the CEO any issues that are preventing the Board from being able to carry out its responsibilities; and

●	providing additional services required by the Board.

Chief Executive Officer

The CEO is primarily responsible for the overall management of the business and affairs of the Corporation. In this capacity, the CEO shall establish the strategic and operational priorities of the Corporation and provide leadership for the effective overall management of the Corporation. In fulfilling these duties, the CEO will be responsible for:

●	implementing the policies and strategy set by the Board;

●	developing annual business plans and budgets for the Board’s approval that support the Corporation’s long-term strategy;

●	consistently striving to achieve the Corporation’s short and long-term financial and operating goals and objectives;

●	providing leadership and vision, and maintaining a high level of employee morale and motivation, with a view to ensuring the implementation of the Corporation’s strategy;

●	fostering a corporate culture that promotes integrity and ethical values throughout the organization, including setting the tone by meeting the highest ethical standards;

●	developing and motivating the executive officers of the Corporation and providing overall management to ensure the effectiveness of the leadership team;

●	serving as the Corporation’s chief spokesperson and ambassador;

●	ensuring compliance by the Corporation with all applicable laws, rules and regulations, as well as the Corporation’s Code of Business Conduct, corporate governance policies and any other policies adopted by the Board from time to time; and

●	ensuring that the Board remains fully informed through direct communication with the Chair for all significant matters, and dealing with the Board in a manner that ensures that the Board is able to provide the best counsel and advice possible.

In carrying out those responsibilities, the CEO must report to the Board in a timely manner and ensure all reports to the Board present a true and fair view of the Corporation’s financial condition and operational results.

Chief Financial Officer

The CFO is primarily responsible for the planning, implementation, managing and running of the financial activities of the company. The specific responsibilities the CFO has carriage over include:

●	analyzing, advising, developing, formulating, communicating and overseeing the Corporation’s financial policies, including in the Company’s tax, capital and liquidity policies;

●	reporting on the Corporation’s financial performance;

●	overseeing and ensuring the integrity of the Corporation’s internal and external financial reporting;

●	ensuring timely and adequate provision of information to the Board about the financial state of affairs of the Corporation; and

●	overseeing and evaluating, together with the CEO (if appropriate), the processes for maintaining the integrity of the Corporation with regard to the financial statements and other public disclosures and certifying their effectiveness as required in reports and documents that the Corporation files with, or submits to, the relevant securities regulators.

In carrying out these responsibilities, the CFO must, where appropriate, liaise with and report to the Board in a timely manner and ensure all reports to the Board present a true and fair view of the Corporation’s financial condition.

Corporate Secretary

The role of the Corporate Secretary is to support the effectiveness of the Board and the committees. In carrying out these responsibilities, the Corporate Secretary is accountable directly to the Board in the performance of this role which includes without limitation:

●	advising the Board and the committees of governance matters;

●	monitoring compliance with Board and committee policy and procedures;

●	coordinating the timely completion and delivery of Board and committee papers; and

●	assisting generally with the proper functioning of the Board.

Responsibilities

The Board is elected by the shareholders and represents all shareholders’ interests in continuously creating shareholder value. The responsibilities of the Board include the following:

●	Advocate and support the best interests of the Corporation.

●	Review and approve strategic, business and capital plans for the Corporation and monitor management’s execution of such plans.

●	Review whether specific and relevant corporate measurements are developed and adequate controls and information systems are in place with regard to business performance.

●	Review the principal risks of the Corporation’s business and pursue the implementation by management of appropriate systems to manage such risks.

●	Monitor progress and efficiency of strategic, business and capital plans and require appropriate action to be taken when performance falls short of goals.

●	Review measures implemented and maintained by the Corporation to ensure compliance with statutory and regulatory requirements.

●	Select, evaluate and compensate the CEO.

●	Annually review appropriate senior management compensation programs.

●	Monitor the practices of management against the Corporation’s disclosure policy to ensure appropriate and timely communication to shareholders of material information concerning the Corporation.

●	Monitor safety and environmental programs.

●	Monitor the development and implementation of programs for management succession and development.

●	Approve selection criteria for new candidates for directorship.

●	Provide new directors with a comprehensive orientation and provide all directors with continuing education opportunities.

●	Assure shareholders of conformity with applicable statutes, regulations and standards (for example, environmental risks and liabilities and conformity with financial reporting requirements).

●	Establish the necessary committees to monitor the Corporation.

●	Regularly conduct assessments of the effectiveness of the Board, as well as the effectiveness and contribution of each Board committee and of each individual director.

●	Provide advice to and act as a sounding board for the CEO.

●	Discharge such other duties as may be required in the good stewardship of the Corporation.

The Board shall also develop or approve the corporate goals and objectives that the CEO is responsible for meeting.

The Board also assumes responsibility for the following approvals:

Financial Approvals:

●	Strategic plan
●	Annual business and capital plans
●	Annual financial statements and auditors’ report,together with management’s discussion and analysis and press release
●	Quarterly financial statements, together with management’s discussion and analysis and press release
●	Budgeted capital expenditures
●	Unbudgeted capital expenditures in excess of $50,000
●	Acquisitions/divestitures
●	Significant financing or refinancing opportunities
●	Dividend policy
●	Share re-purchase programs
●	Individual operating, real property or capital leases having total commitment in excess of $100,000

Human Resources Approvals:

●	Appointment/succession/dismissal of CEO*
●	Compensation of CEO*
●	Executive compensation arrangements and incentive plans*

Administration and Compliance Approvals:

●	Appointment of members to the committees of the Board and the chairs of such committees
●	Nomination of directors
●	Recommendation of auditors to the shareholders*
●	Management information circular and related materials
●	Appointment of the Chair of the Board
●	Major policies*

Review of Charter

The Board will review and reassess this Mandate at least annually and, if required, make any amendments to the Mandate.

* Board may delegate to committees

Last Update:	May 28, 2021

Approved by:	Board of Directors

SCHEDULE “B”- OMNIBUS EQUITY INCENTIVE PLAN

B-1

ALMONTY INDUSTRIES INC.

(THE “CORPORATION”)

OMNIBUS EQUITY INCENTIVE PLAN

Adopted with effect from [●], 2025

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Interpretation	6
ARTICLE 2 PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS		7
2.1	Purpose of the Plan	7
2.2	Implementation and Administration of the Plan	7
2.3	Participation in this Plan	8
2.4	Shares Subject to the Plan	9
2.5	Limits with Respect to Insiders, Individual Limits, Annual Grant Limits and Non-Employee Director Limits	9
2.6	Granting of Awards	10
ARTICLE 3 OPTIONS		10
3.1	Nature of Options	10
3.2	Option Awards	10
3.3	Option Price	10
3.4	Option Term	10
3.5	Exercise of Options	11
3.6	Method of Exercise and Payment of Purchase Price	11
3.7	Option Agreements	12
ARTICLE 4 RESTRICTED AND PERFORMANCE SHARE UNITS		12
4.1	Nature of Share Units	12
4.2	Share Unit Awards	13
4.3	Share Unit Agreements	13
4.4	Vesting of Share Units	14
4.5	Redemption / Settlement of Share Units	14
4.6	Award of Dividend Equivalents	16
ARTICLE 5 DEFERRED SHARE UNITS		16
5.1	Nature of Deferred Share Units	16
5.2	Market Fluctuation	17
5.3	DSU Awards	17
5.4	DSU Agreements	18
5.5	Redemption / Settlement of DSUs	18
ARTICLE 6 GENERAL CONDITIONS		20
6.1	General Conditions Applicable to Awards	20
6.2	General Conditions Applicable to Options	22
6.3	General Conditions Applicable to Share Units	23
ARTICLE 7 ADJUSTMENTS AND AMENDMENTS		24
7.1	Adjustment to Shares Subject to Outstanding Awards	24
7.2	Change of Control	24
7.3	Amendments	25

ARTICLE 8 MISCELLANEOUS		26
8.1	Use of an Administrative Agent	26
8.2	Tax Withholding	26
8.3	Clawback	26
8.4	Securities Law Compliance	27
8.5	Reorganization of the Corporation	28
8.6	Quotation of Shares	28
8.7	Fractional Shares	28
8.8	Governing Laws	28
8.9	Severability	28
ARTICLE 9 U.S. TAXPAYERS		29
9.1	Provisions for U.S. Taxpayers	29
9.2	Certain Defined Terms	29
9.3	ISOs	29
9.4	ISO Grants to 10% Shareholders	29
9.5	$100,000 Per Year Limitation for ISOs	30
9.6	Disqualifying Dispositions	30
9.7	Code Section 409A	30
9.8	Section 83(b) Election	31
9.9	Application of Article 9 to U.S. Taxpayers	31

ALMONTY INDUSTRIES INC. OMNIBUS EQUITY INCENTIVE PLAN

Almonty Industries Inc. (the “Corporation”) hereby establishes an omnibus equity incentive plan for certain qualified directors, executive officers, employees or Consultants (as defined herein) of the Corporation or any of its Subsidiaries (as defined herein).

ARTICLE 1

INTERPRETATION

1.1	Definitions

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Account” means a notional account maintained for each Participant on the books of the Corporation which will be credited with Share Units or DSUs, as applicable, in accordance with the terms of this Plan;

“Associate”, where used to indicate a relationship with a Participant, means (i) any domestic partner of that Participant and (ii) the spouse of that Participant and that Participant’s children, as well as that Participant’s relatives and that Participant’s spouse’s relatives, if they share that Participant’s residence;

“Award” means any of an Option, Share Unit or DSU granted pursuant to, or otherwise governed by, the Plan;

“Blackout Period” means the period during which Participants cannot trade securities of the Corporation pursuant to the Corporation’s policy respecting restrictions on trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation or in respect of an insider, that insider, is subject);

“Blackout Period Expiry Date” means the date on which a Blackout Period expires;

“Board” has the meaning ascribed thereto in Section 2.2(1) hereof;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Toronto, Ontario for the transaction of banking business;

“Canadian Exchange” means the TSX or such other national securities exchange or trading system in Canada on which the Shares are listed or posted for trading;

“Canadian Participant” means a Participant who is a resident of Canada and/or who is granted an Award in respect of, or by virtue of, employment services rendered in Canada, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer;

“Cash Fees” has the meaning set forth in Subsection 5.3(2);

“Cashless Exercise Right” has the meaning ascribed thereto in Section 3.6(3) hereof;

“Cause” has the meaning ascribed thereto in Section 6.2(1) hereof;

“Change of Control” means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a)	any transaction (other than a transaction described in clause (c) below) pursuant to which any Person or group of Persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the election of directors of the Corporation, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Corporation under any of the Corporation’s equity incentive plans;

(b)	there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(c)	the sale, lease, exchange, license or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation or any of its Subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Corporation and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned Subsidiary of the Corporation in the course of a reorganization of the assets of the Corporation and its wholly-owned Subsidiaries;

(d)	the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or

(e)	individuals who, immediately prior to a particular time, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board immediately following such time; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board; or

(f)	the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Code Section 409A” means Section 409A of the Code and applicable regulations and guidance issued thereunder;

“Consultant” means a person, other than an employee, executive officer or director of the Company or a Subsidiary, that provides ongoing services to the Company, and includes for an individual Consultant, a corporation of which the individual Consultant is an employee or shareholder, or a partnership of which the individual Consultant is an employee or partner;

“Consulting Agreement” means any written consulting agreement between the Corporation or a Subsidiary and a Participant who is a Consultant;

“Corporation” means Almonty Industries Inc., a corporation existing under the Canada Business Corporations Act;

“Designated Broker” means a broker who is independent (pursuant to the rules and policies of the TSX) of, and deals at arm’s length with, the Corporation and its Subsidiaries and is designated by the Corporation or its Subsidiaries;

“Director Fees” means the total compensation (including annual retainer and meeting fees, if any) paid by the Corporation to a Non-Employee Director in a calendar year for service on the Board;

“Dividend Equivalent” means additional Share Units credited to a Participant’s Account as a dividend equivalent pursuant to Section 4.6;

“DSU” has the meaning ascribed thereto in Section 5.1 hereof;

“DSU Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof, a form of which is attached hereto as Exhibit “D”;

“DSU Redemption Date” means, with respect to a particular DSU, the date on which such DSU is redeemed by the Corporation in accordance with the provisions of this Plan;

“Effective Date” means the effective date of this Plan, being [●], 2025;

“Electing Person” means a Participant who is, on the applicable Election Date, a Non-Employee Director;

“Election Date” means the date on which the Electing Person files an Election Notice in accordance with Subsection 5.3(3);

“Election Notice” has the meaning set forth in Subsection 5.3(3);

“Eligible Participant” means: (i) in respect of a grant of Options or Share Units, any director, executive officer, employee or Consultant of the Corporation or any of its Subsidiaries, and (ii) in respect of a grant of DSUs, any Non-Employee Director;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Corporation or a Subsidiary and such Participant;

“ESA” means the Employment Standards Act, 2000 (Ontario), as amended from time to time, or any other similar employment standards legislation of a province in Canada as may be applicable to a Participant;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Option, if applicable;

“Grant Agreement” means a written agreement evidencing the grant to a Participant of an Award or otherwise setting out the terms of an Award, including, without limitation, an Option Agreement, a Share Unit Agreement, a DSU Agreement, an Employment Agreement or a Consulting Agreement;

“Insider” means a “reporting insider” as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions and includes Associates and affiliates (as such term is defined in Part 1 of the TSX Corporation Manual) of such “reporting insider”;

“ISO” has the meaning ascribed thereto in Section 9.1 hereof;

“ITA” means the Income Tax Act (Canada), as amended from time to time;

“ITA Regulations” means the regulations promulgated under the ITA, as amended from time to time;

“Market Value of a Share” means, with respect to any particular date as of which the Market Value of a Share is required to be determined:

(a)	if the Shares are listed on both a Canadian Exchange and a U.S. Exchange, (i) with respect to Options, at any date when the market value of the Shares is to be determined, the closing price of the Shares on the trading day prior to the date of grant, by reference to the price on the Canadian Exchange where value is determined in Canadian dollars, and by reference to the price on the U.S. Exchange where value is determined in U.S. dollars; (ii) with respect to Share Units, the volume weighted average trading price of the Shares for the five trading days preceding the date on which the Market Value of a Share is to be determined, by reference to the price on the Canadian Exchange where value is determined in Canadian dollars, and by reference to the price on the U.S. Exchange where value is determined in U.S. dollars;

(b)	if the Shares are not listed on both a Canadian Exchange and a U.S. Exchange, then as calculated in prong (a) by reference to the price on the Stock Exchange on which the Shares are listed (if more than one, then using the Stock Exchange on which a majority of the Shares are traded during the relevant period preceding the date of determination); or

(c)	if the Shares are not then listed on any Stock Exchange, the value as is determined solely by the Board, acting reasonably and in good faith, and such determination shall be conclusive and binding on all Persons;

“Non-Employee Director” means a member of the Board who is not otherwise an employee or executive officer of the Corporation or a Subsidiary;

“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price;

“Option Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof, a form of which is attached hereto as Exhibit “A”;

“Option Price” has the meaning ascribed thereto in Section 3.2 hereof;

“Option Term” has the meaning ascribed thereto in Section 3.4 hereof;

“Outstanding Issue” means the number of Shares that are outstanding as at a specified time, on a non- diluted basis;

“Participant” means any Eligible Participant that is granted one or more Awards under the Plan;

“Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Option or Share Unit;

“Performance Period” means the period determined by the Board at the time any Option or Share Unit is granted or at any time thereafter during which any Performance Criteria and any other vesting conditions specified by the Board with respect to such Options or Share Unit are to be measured;

“Person” means an individual, corporation, Corporation, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this Almonty Industries Inc. Omnibus Equity Incentive Plan, including the exhibits hereto and any amendments or supplements hereto made after the effective date hereof;

“Redemption Date” has the meaning ascribed thereto in Section 4.5(1) hereof;

“Restriction Period” means, with respect to a particular grant of Share Units, the period between the date of grant of such Share Units and the latest Vesting Date in respect of any portion of such Share Units;

“SEC” has the meaning ascribed thereto in Section 8.4(5) hereof;

“Separation from Service” has the meaning ascribed to it under Code Section 409A;

“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, long-term incentive plan or other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury, including a share purchase from treasury by a full- time employee, director, officer, Insider, or Consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise;

“Share Unit” means a right awarded to a Participant to receive a payment, in cash or Shares (as determined by the Corporation in its sole discretion), as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

“Share Unit Agreement” means a written agreement between the Corporation and a Participant evidencing the grant of Share Units and the terms and conditions thereof, a form of which is attached hereto as Exhibit “C”;

“Share Unit Outside Expiry Date” has the meaning ascribed thereto in Section 4.5(4) hereof;

“Shares” means the common shares in the share capital of the Corporation;

“Stock Exchange” means a Canadian Exchange, U.S. Exchange or any other stock exchange on which the Shares are listed or posted for trading;

“Subsidiary” means a corporation that is controlled, directly or indirectly, by the Corporation or a partnership of which the Corporation or a Subsidiary owns the majority of the equity interests and is a general partner;

“Termination Date” means the earliest of the following, as applicable (i) in the event of a Participant’s resignation or retirement, the date on which such Participant ceases to be a director, executive officer, employee or Consultant of the Corporation or one of its Subsidiaries, (ii) in the event of the termination of the Participant’s employment, or position as director, executive or officer of the Corporation or a Subsidiary, or Consultant, the later of (A) the effective date of the termination as specified in the notice of termination provided to the Participant by the Corporation or the Subsidiary, as the case may be, and (B) for any Participant who is an employee the Corporation or any of its Subsidiaries and whose employment is subject to the ESA and is terminated not for Cause, the minimum period of statutory notice of termination of employment required to be provided under the ESA, but excluding any additional period of contractual or reasonable notice of termination (whether such period is agreed or adjudicated) that is not actually worked by the Participant, and (iii) in the event of a Participant’s death, on the date of death; provided that, in all cases, in applying the provisions of this Plan to DSUs granted to a Canadian Participant, the “Termination Date” shall be the latest date on which the Participant is neither a director, employee, executive or officer of the Corporation or of any affiliate of the Corporation (where “affiliate” has the meaning ascribed thereto by the Canada Revenue Agency for the purposes of paragraph 6801(d) of the ITA Regulations);

“Termination of Service” means that a Participant has ceased to be an Eligible Participant;

“TSX” means the Toronto Stock Exchange;

“U.S.” means the United States of America;

“U.S. Exchange” means such national securities exchange or trading system in the United States on which the Shares are listed or posted for trading;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Share Unit Outside Expiry Date” has the meaning ascribed thereto in Section 4.1 hereof;

“U.S. Taxpayer” means a Participant who is a U.S. citizen, a U.S. permanent resident or other person who is subject to taxation on their income or in respect of Awards under the Code, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer; and

“Vesting Date” has the meaning ascribed thereto in Section 4.4 hereof.

1.2	Interpretation

(1)	Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.

(2)	The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

(3)	In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(4)	The words “including”, “includes” and “include” and any derivatives of such words mean “including (or includes or include) without limitation”. As used herein, the expressions “Article”, “Section” and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(5)	Unless otherwise specified in the Participant’s Grant Agreement, all references to money amounts are to Canadian currency, and where any amount is required to be converted to or from a currency other than Canadian currency, such conversion shall be based on the exchange rate quoted by the Bank of Canada on the particular date.

(6)	For purposes of this Plan, the legal representatives of a Participant shall only include the legal representative of the Participant’s estate or will.

(7)	If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

ARTICLE 2

PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

2.1	Purpose of the Plan

The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a)	to increase the interest in the Corporation’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

(b)	to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c)	to reward Participants for their performance of services while working for the Corporation or a Subsidiary; and

(d)	to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment or service.

2.2	Implementation and Administration of the Plan

(1)	The Plan shall be administered and interpreted by the board of directors of the Corporation (the “Board”) or, if the Board by resolution so decides, by a committee or plan administrator appointed by the Board. If such committee or plan administrator is appointed for this purpose, all references to the “Board” herein will be deemed references to such committee or plan administrator. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements, subject to any required approvals.

(2)	Subject to Article 7 and any applicable rules of a Stock Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable jurisdiction.

(3)	Subject to the provisions of this Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of the Plan as it may deem necessary or advisable. The Board may delegate to officers or managers of the Corporation, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, in whole or in part. Any such delegation by the Board may be revoked at any time at the Board’s sole discretion. The interpretation, administration, construction and application of the Plan and any provisions hereof made by the Board, or by any officer, manager, committee or any other Person to which the Board delegated authority to perform such functions, shall be final and binding on the Corporation, its Subsidiaries and all Eligible Participants.

(4)	No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board and any person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

(5)	The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Corporation. For greater clarity, the Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or varying or amending its share capital or corporate structure.

2.3	Participation in this Plan

(1)	The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant, vesting, exercise or settlement of an Award, or transactions in the Shares, or otherwise in respect of participation under the Plan. Neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation and its Subsidiaries do not assume and shall not have responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

(2)	Participants (and their legal representatives) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Corporation or any of its Subsidiaries. No asset of the Corporation or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Corporation or any of its Subsidiaries under this Plan. Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

(3)	Unless otherwise determined by the Board, the Corporation shall not offer financial assistance to any Participant in regards to the exercise of any Award granted under this Plan.

2.4	Shares Subject to the Plan

(1)	Subject to adjustment pursuant to Article 7 hereof, the securities that may be acquired by Participants pursuant to Awards under this Plan shall consist of authorized but unissued Shares, provided that, in the case of Share Units the Corporation (or applicable Subsidiary) may, at its sole discretion, elect to settle such Share Units and DSUs in cash or in Shares acquired in the open market by a Designated Broker for the benefit of a Participant.

(2)	The maximum number of Shares reserved for issuance, in the aggregate, under this Plan shall be 56,000,000, less any Shares underlying securities granted under any other Share Compensation Arrangement of the Corporation, if any. For the purposes of calculating the number of Shares reserved for issuance under this Plan, (i) each Option shall be counted as reserving one Share under the Plan and (ii) notwithstanding that the settlement of any Share Unit or DSU in Shares shall be at the sole discretion of the Corporation as provided herein, for purposes of the foregoing each Share Unit and each DSU shall, in each case, be counted as reserving one Share under the Plan. All of the Shares reserved for issuance under the Plan may (but not need be) issued pursuant to the exercise of ISOs.

(3)	No Award may be granted if such grant would have the effect of causing the total number of Shares reserved for issuance under this Plan to exceed the maximum number of Shares reserved for issuance under this Plan as set out above.

(4)	If (i) an outstanding Award (or portion thereof) expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised, (ii) an outstanding Award (or portion thereof) is settled in cash or in the form of Shares acquired in the open market, or (iii) Shares acquired pursuant to an Award subject to forfeiture are forfeited, then in each such case the Shares reserved for issuance in respect of such Award (or portion thereof) will again be available for issuance under the Plan.

2.5	Limits with Respect to Insiders, Individual Limits, Annual Grant Limits and Non-Employee Director Limits

As long as the Shares are listed on the TSX:

(1)	the maximum number of the Corporation’s securities issuable to Insiders, at any time under the Plan, or when combined with all of the Corporation’s other Share Compensation Arrangements, shall not exceed ten percent (10%) of the Corporation’s total issued and outstanding securities;

(2)	the maximum number of the Corporation’s securities issued to Insiders, within any one-year period, under the Plan, or when combined with all of the Corporation’s other Share Compensation Arrangements, shall not exceed ten percent (10%) of the Corporation’s total issued and outstanding securities; and

(3)	any Award granted pursuant to the Plan, or securities issued under any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be excluded from the purposes of the limits set out in Section 2.5(1) and Section 2.5(2).

2.6	Granting of Awards

Any Award granted under or otherwise governed by the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares upon any stock exchange or under any law or regulation of any jurisdiction, or the consent or approval of any stock exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or settlement of such Award or the exercise of any Option or the issuance or purchase of Shares thereunder, as applicable, such Award may not be granted, settled or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

ARTICLE 3

OPTIONS

3.1	Nature of Options

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof. For greater certainty, the Corporation is obligated to issue and deliver the designated number of Shares on the exercise of an Option and shall have no independent discretion to settle an Option in cash or other property other than Shares issued from treasury. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

3.2	Option Awards

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted (which shall not be prior to the date of the resolution of the Board), (iii) subject to Section 3.3, determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”) and the relevant vesting provisions (including Performance Criteria, if applicable) and the Option Term, the whole subject to the terms and conditions prescribed in this Plan or in any Option Agreement, and any applicable rules of a Stock Exchange.

3.3	Option Price

The Option Price in respect of any Option shall be determined and approved by the Board when such Option is granted, but shall not be less than the Market Value of a Share as of the date of the grant.

3.4	Option Term

The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than fifteen (15) years from the date the Option is granted (“Option Term”). Unless otherwise determined by the Board, all unexercised Options shall be cancelled, without any compensation, at the expiry of such Options. Notwithstanding the expiration provisions hereof, if the date on which an Option Term expires falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the expiration date of the Option will be the date that is ten Business Days after the Blackout Period Expiry Date. Notwithstanding anything else herein contained, the ten Business Day period referred to in this section may not be further extended by the Board.

3.5	Exercise of Options

Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board, at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, any exercise of Options by a Participant shall be made in compliance with the Corporation’s insider trading policy.

3.6	Method of Exercise and Payment of Purchase Price

(1)	Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the legal representative of the Participant) by delivering a fully completed Exercise Notice, a form of which is attached hereto as Exhibit “B”, to the Corporation at its registered office to the attention of the Chief Financial Officer of the Corporation (or the individual that the Chief Financial Officer of the Corporation may from time to time designate) or by giving notice in such other manner as the Corporation may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by payment, in full, of (i) the Option Price multiplied by the number of Shares specified in such notice, and (ii) such amount in respect of withholding taxes as the Corporation may require under Section 8.2. Such payment shall be in the form of cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Board.

(2)	Upon exercise of an Option, the Corporation shall, as soon as practicable after such exercise and receipt of all payments required to be made by the Participant to the Corporation in connection with such exercise, but no later than ten (10) Business Days following such exercise and payment, forthwith cause the transfer agent and registrar of the Shares either to:

(a)	deliver to the Participant (or to the legal representative of the Participant) a certificate or direct registration statement in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b)	in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

(3)	The Board may, at any time (including at the time of receipt by the Corporation of a notice to exercise Options from a Participant) and on such terms as it may in its discretion determine, grant to a Participant who is entitled to exercise an Option the alternative right (the “Cashless Exercise Right”) to deal with such Option on a “cashless exercise” basis. Without limitation, the Board may determine in its discretion that such Cashless Exercise Right, if any, granted to a Participant in respect of any Options, entitles the Participant the right to surrender such Options, in whole or in part, to the Corporation upon giving notice in writing to the Corporation of the Participant’s intention to exercise such Cashless Exercise Right and the number of Options in respect of which such Cashless Exercise Right is being exercised, and, upon such surrender, to receive, as consideration for the surrender of such Options as are specified in the notice, that number of Shares, disregarding fractions, equal to the quotient obtained by:

(a)	subtracting the applicable Option Price from the Market Value of a Share (determined as of the date such notice of cashless exercise is received by the Corporation), and multiplying the remainder by the number of Options specified in such notice;

(b)	subtracting from the amount obtained under Section 3.6(3)(a) the amount of any applicable withholding taxes and other source deductions as determined by the Corporation in its sole discretion (unless such amounts are paid in cash by the Participant at the time of exercise); and

(c)	dividing the net amount obtained under subsection 3.6(3)(b) by the Market Value of a Share determined as of the date such notice of cashless exercise is received by the Corporation.

3.7	Option Agreements

Options shall be evidenced by an Option Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit “A”. The Option Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the Option shall be continuously governed by section 7 of the ITA) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

ARTICLE 4

RESTRICTED AND PERFORMANCE SHARE UNITS

4.1	Nature of Share Units

A Share Unit is an Award that is a bonus for services rendered in the year of grant, that, upon settlement, entitles the recipient Participant to receive a cash payment equal to the Market Value of a Share (or, at the sole discretion of the Corporation, a Share), and subject to such restrictions and conditions on vesting as the Board may determine at the time of grant, unless such Share Unit expires prior to being settled. Restrictions and conditions on vesting conditions may, without limitation, be based on the passage of time during continued employment or other service relationship (sometimes referred to as a “Restricted Share Unit”) the achievement of specified Performance Criteria (sometimes referred to as a “Performance Share Unit”), or both.

Unless otherwise provided in the applicable Share Unit Agreement, it is intended Share Units awarded to U.S. Taxpayers will be exempt from Code Section 409A under U.S. Treasury Regulation section 1.409A- 1(b)(4), and accordingly such Share Units will be settled/redeemed by March 15th of the year following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A). For greater certainty, upon the satisfaction or waiver or deemed satisfaction of all Performance Criteria and other vesting conditions, the Share Units of U.S. Taxpayers will no longer be subject to a substantial risk of forfeiture, and will be settled/redeemed by March 15th of the following year (the “U.S. Share Unit Outside Expiry Date”).

It is intended that, in respect of Share Units granted to Canadian Participants as a bonus for services rendered in the year of grant, neither the Plan nor any Share Units granted hereunder will constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof. All Share Units granted hereunder shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages received or receivable by any Canadian Participant in respect of his or her services to the Corporation or a Subsidiary, as applicable.

4.2	Share Unit Awards

(1)	The Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Share Units under the Plan, (ii) fix the number of Share Units, if any, to be granted to each Eligible Participant and the date or dates on which such Share Units shall be granted, (iii) determine the relevant conditions, vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such Share Units, and (iv) any other terms and conditions applicable to the granted Share Units, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in this Plan and in any Share Unit Agreement.

(2)	Subject to the vesting and other conditions and provisions in this Plan and in the applicable Share Unit Agreement, each Share Unit awarded to a Participant shall entitle the Participant to receive, on settlement, a cash payment equal to the Market Value of a Share, or at the discretion of the Corporation (or applicable Subsidiary), one Share or any combination of cash and Shares as the Corporation (or applicable Subsidiary) in its sole discretion may determine, in each case less any applicable withholding taxes or other source deductions.

(3)	For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Corporation (or applicable Subsidiary) to settle any Share Unit, or portion thereof, in the form of Shares, the Corporation (and each Subsidiary) reserves the right to change such form of payment at any time until payment is actually made.

4.3	Share Unit Agreements

(1)	The grant of a Share Unit by the Board shall be evidenced by a Share Unit Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit “C”. Such Share Unit Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a Share Unit Agreement. The provisions of the various Share Unit Agreements issued under this Plan need not be identical.

(2)	The Share Unit Agreement shall contain such terms that the Corporation considers necessary in order that the Share Unit will comply, for U.S. Taxpayers, with Code Section 409A and any provisions respecting restricted share units in the income tax laws (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the Share Units shall not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

4.4	Vesting of Share Units

The Board shall have sole discretion to (i) determine if any vesting conditions with respect to a Share Unit, including any Performance Criteria or other vesting conditions contained in the applicable Share Unit Agreement, have been met, (ii) waive the vesting conditions applicable to Share Units (or deem them to be satisfied), and (iii) extend the Restriction Period with respect to any grant of Share Units, provided that (A) any such extension shall not result in the Restriction Period for such Shares Units extending beyond the Share Unit Outside Expiry Date, and (B) with respect to any grant of Share Units to a U.S. Taxpayer, such extension constitutes a substantial risk of forfeiture and such Share Units will continue to be exempt from (or otherwise comply with) Code Section 409A. The Corporation shall communicate to a Participant, as soon as reasonably practicable, the date on which all such applicable vesting conditions in respect of a grant of Share Units to the Participant have been satisfied, waived, or deemed satisfied and such Share Units have vested (the “Vesting Date”). Notwithstanding the foregoing, if the date on which any Share Units would otherwise vest falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the Vesting Date of such Share Units will be deemed to be the date that is the earlier of (i) ten Business Days after the Blackout Period Expiry Date (which ten Business Day period may not be further extended by the Board) and (ii) the Share Unit Outside Expiry Date in respect of such Share Units, provided that in no event will the redemption and settlement of any Share Units of a Participant who is a U.S. Taxpayer be delayed beyond March 15th of the calendar year immediately following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A).

4.5	Redemption / Settlement of Share Units

(1)	Subject to the provisions of this Section 4.5, a Participant’s vested Share Units shall be redeemed in consideration for a cash payment on the date (the “Redemption Date”) that is the earliest of (i) the 15th day following the applicable Vesting Date for such vested Share Units (or, if such day is not a Business Day, on the immediately following Business Day), (ii) the Share Unit Outside Expiry Date, and (iii) in the case of a Participant who is a U.S. Taxpayer, the U.S. Share Unit Outside Expiry Date.

(2)	Subject to the provisions of this Section 4.5, prior to the Redemption Date in respect of a Participant’s vested Share Units, the Corporation (or any Subsidiary that is party to an Employment Agreement or Consulting Agreement with the Participant whose vested Share Units are to be redeemed) shall, at its sole discretion, be entitled to elect to settle all or any portion of the cash payment obligation otherwise arising in respect of the Participant’s vested Share Units either (i) by the issuance of Shares to the Participant (or the legal representative of the Participant, if applicable) on the Redemption Date, or (ii) by paying all or a portion of such cash payment obligation to the Designated Broker, who shall use the funds received to purchase Shares in the open market, which Shares shall be registered in the name of the Designated Broker in a separate account for the Participant’s benefit.

(3)	Settlement of a Participant’s vested Share Units shall take place on the Redemption Date as follows:

(a)	where the Corporation (or applicable Subsidiary) has elected to settle all or a portion of the Participant’s vested Share Units in Shares issued from treasury:

(i)	in the case of Shares issued in certificated form, by delivery to the Participant (or to the legal representative of the Participant, if applicable) of a direct registration statement or share certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding in accordance with Section 8.2; or

(ii)	in the case of Shares issued in uncertificated form, by the issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax under Section 8.2, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(b)	where the Corporation or a Subsidiary has elected to settle all or a portion of the Participant’s vested Share Units in Shares purchased in the open market, by delivery to the Designated Broker of readily available funds in an amount equal to the Market Value of a Share as of the Redemption Date multiplied by the number of vested Share Units to be settled in Shares purchased in the open market, less the amount of any applicable withholding tax under Section 8.2, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(c)	any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant’s Share Units that the Corporation or a Subsidiary has elected to settle in Shares) shall, subject to satisfaction of any applicable withholding tax under Section 8.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation or Subsidiary of which the Participant is a director, employee, executive officer or Consultant, in cash, by cheque or by such other payment method as the Corporation and Participant may agree;

(d)	the cash payment obligation arising in respect of the redemption and settlement of a vested Share Unit pursuant to this Section 4.5 shall be equal to the Market Value of a Share as of the applicable Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant’s vested Share Units shall, subject to any adjustments in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, be equal to the Market Value of a Share as of the Redemption Date for such vested Share Units multiplied by the number of vested Share Units in the Participant’s Account at the commencement of the Redemption Date (after deducting any such vested Share Units in the Participant’s Account in respect of which the Corporation (or applicable Subsidiary) makes an election under Section 4.5(2) to settle such vested Share Units in Shares);

(e)	where the Corporation or a Subsidiary has elected to settle a portion, but not all, of the Participant’s vested Share Units in Shares, the Participant shall be deemed to have instructed the Corporation or Subsidiary, as applicable, to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 8.2 and to remit such withheld amount to the applicable taxation authorities on account of any withholding tax obligations, and the Corporation or Subsidiary, as applicable, shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion payable to settle a Participant’s Share Units in the foregoing circumstances is not sufficient to satisfy the withholding obligations of the Corporation or a Subsidiary pursuant to Section 8.2, the Corporation or Subsidiary, as applicable, shall be entitled to satisfy any remaining withholding obligation by any other mechanism as may be required or determined by the Corporation or Subsidiary as appropriate; and

(f)	Where, as a result of any adjustment in accordance with Section 7.1 and/or any withholding required pursuant to Section 8.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation (or applicable Subsidiary) to settle all or a portion of the Participant’s vested Share Units in Shares includes a fractional Share, the aggregate number of Shares to be received by the Participant shall be rounded down to the nearest whole number of Shares.

(4)	Notwithstanding any other provision in this Article 4, no payment, whether in cash or in Shares, shall be made in respect of the settlement of any Share Units later than December 15 of the third (3rd) calendar year following the end of the calendar year in respect of which such Share Unit is granted (the “Share Unit Outside Expiry Date”).

4.6	Award of Dividend Equivalents

Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded as a bonus for services in the year of the dividend, in respect of unvested Share Units in a Participant’s Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant’s Account in additional Share Units, the number of which shall be equal to a fraction where the numerator is the product of (i) the number of Share Units in such Participant’s Account as of the record date for payment of the dividend multiplied by (ii) the dividend paid per Share and the denominator of which is the Market Value of one Share calculated as of the date that dividends are paid. Any additional Share Units credited to a Participant’s Account as a Dividend Equivalent shall be subject to the same terms and conditions (including vesting and Restriction Periods) as the Share Units in respect of which such additional Share Units are credited and shall be deemed to have been awarded on the same date and subject to the same expiry date as the Share Units in respect of which such additional Share Units are credited.

In the event that the Participant’s applicable Share Units do not vest, all Dividend Equivalents, if any, associated with such Share Units will be forfeited by the Participant.

ARTICLE 5

DEFERRED SHARE UNITS

5.1	Nature of Deferred Share Units

A deferred share unit (“DSU”) is an Award for services rendered, or for future services to be rendered, and that, upon settlement, entitles the recipient Participant to receive cash or acquire Shares, as determined by the Corporation in its sole discretion, unless such DSU expires prior to being settled.

For greater certainty, the aggregate of all amounts which may be received in respect of a DSU shall depend, at all times, on the fair market value of shares of the capital stock of the Corporation or any corporation related (within the meaning of the ITA) thereto within the period that commences one year prior to the Participant’s Termination Date and ends at the time the amount is received.

5.2	Market Fluctuation

For greater certainty, no amount will be paid or benefit provided to, or in respect of, a Participant, or to any person who does not deal at arm’s length with a Participant for the purposes of the ITA, under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant for the purpose of reducing the impact, in whole or in part, of any reduction in the fair market value of the shares of the Corporation or any corporation related (within the meaning of the ITA) thereto.

5.3	DSU Awards

(1)	Subject to the provisions of this Plan and the requirements of paragraph 6801(d) of the ITA Regulations and Code Section 409A, the Board may, from time to time by resolution, in its sole discretion, (i) designate the Non-Employee Directors who may receive DSUs under the Plan, (ii) fix the number of DSUs, if any, to be granted to any Non-Employee Director and the date or dates on which such DSUs shall be granted, and (iii) determine any other terms and conditions applicable to the granted DSUs.

(2)	Notwithstanding Section 5.3(1), each Electing Person is given, subject to the conditions stated herein, the right to elect in accordance with Section 5.3(3), to participate in the grant of additional DSUs pursuant to this Article 5. An Electing Person who elects to participate in the grant of additional DSUs pursuant to this Article 5 shall receive their Elected Amount (as that term is defined below) in the form of DSUs in lieu of cash. The “Elected Amount” shall be an amount, as elected by the Director, in accordance with applicable tax law, between 0% and 100% of any Director Fees that are otherwise intended to be paid in cash (the “Cash Fees”).

(3)	Each Electing Person who elects to receive their Elected Amount in the form of DSUs in lieu of cash will be required to file a notice of election in the form of Exhibit “E” hereto (the “Election Notice”) with the Chief Financial Officer of the Corporation: (i) in the case of an existing Electing Person, by December 31st in the year prior to the year to which such election is to apply (other than for Director Fees payable for the 2025 financial year, in which case any Electing Person who is not a U.S. Taxpayer as of the date of this Plan shall file the Election Notice by the date that is 30 days from the effective date of the Plan with respect to compensation paid for services to be performed after such date); and (ii) in the case of a newly appointed Electing Person who is not a U.S. Taxpayer, within 30 days of such appointment with respect to compensation paid for services to be performed after such date. In the case of an existing Electing Person who is a U.S. Taxpayer as of the Effective Date of this Plan, an initial Election Notice may be filed by the date that is 30 days from the Effective Date only with respect to compensation paid for services to be performed after the Election Date; and, in the case of a newly appointed Electing Person who is a U.S. Taxpayer, an Election Notice may be filed within 30 days of such appointment only with respect to compensation paid for services to be performed after the Election Date. If no election is made within the foregoing time frames, the Electing Person shall be deemed to have elected to be paid the entire amount of his or her Cash Fees in cash.

(4)	Subject to Subsection 5.3(5), the election of an Electing Person under Subsection 5.3(3) shall be deemed to apply to all Cash Fees that would be paid subsequent to the filing of the Election Notice, and such Electing Person is not required to file another Election Notice for subsequent calendar years.

(5)	An election by an Electing Person to receive the Elected Amount in DSUs in lieu of cash for any calendar year is irrevocable for that calendar year after the expiration of the election period for that year and any termination of the election will not take effect until the first day of the calendar year following the calendar year in which the termination notice in the form of Exhibit “F” is delivered.

(6)	Subject to the vesting and other conditions and provisions in this Plan and in any DSU Agreement, each DSU awarded to a Participant shall entitle the Participant to receive on settlement a cash payment equal to the Market Value of a Share, or at the discretion of the Corporation, one Share or any combination of cash and Shares as the Corporation in its sole discretion may determine. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any DSU, and, notwithstanding any discretion exercised by the Corporation to settle any DSU, or portion thereof, in the form of Shares, the Corporation reserves the right to change such form of payment at any time until payment is actually made.

5.4	DSU Agreements

(1)	The grant of a DSU by the Board shall be evidenced by a DSU Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit “D”. Such DSU Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a DSU Agreement. The provisions of the various DSU Agreements issued under this Plan need not be identical.

(2)	Each DSU Agreement shall contain such terms that the Corporation considers necessary in order that the DSUs granted thereunder to U.S. Taxpayers will comply with Code Section 409A and any provisions respecting restricted share units in the income tax (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the DSUs shall not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA by reason of the exemption in paragraph 6801(d) of the ITA Regulations) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Corporation.

5.5	Redemption / Settlement of DSUs

(1)	Except as otherwise provided in this Section 5.5 or Section 9.7 of this Plan, (i) DSUs of a Participant who is a U.S. Taxpayer shall be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant’s Separation from Service, and (ii) DSUs of a Participant who is a Canadian Participant (or who is neither a U.S Taxpayer nor a Canadian Participant) shall be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant’s Termination Date, but in any event not later than, and any payment (whether in cash or in Shares) in respect of the settlement of such DSUs shall be made no later than, December 15 of the first (1st) calendar year commencing immediately after the Participant’s Termination Date. Notwithstanding the foregoing, if a payment in settlement of DSUs of a Participant who is both a U.S. Taxpayer and a Canadian Participant:

(a)	is required as a result of his or her Separation from Service in accordance with clause (i) above, but such payment would result in such DSUs failing to satisfy the requirements of paragraph 6801(d) of the ITA Regulations, and the Board determines that it is not practical to make such payment in some other manner or at some other time that complies with both Code Section 409A and paragraph 6801(d) of the ITA Regulations, then such payment will be made to a trustee to be held in trust for the benefit of the Participant in a manner that causes the payment to be included in the Participant’s income under the Code but does not contravene the requirements of paragraph 6801(d) of the ITA Regulations, and the amount shall thereafter be paid out of the trust at such time and in such manner as complies with the requirements of paragraph 6801(d) of the ITA Regulations; or

(b)	is required pursuant to clause (ii) above, but such payment would result in such DSUs failing to satisfy the requirements of Code Section 409A because the Participant has not experienced a Separation from Service, and if the Board determines that it is not practical to make such payment in some other manner or at some other time that satisfies the requirements of both Code Section 409A and paragraph 6801(d) of the ITA Regulations, then the Participant shall forfeit such DSUs without compensation therefore.

(2)	The Corporation will have, at its sole discretion, the ability to elect to settle all or any portion of the cash payment obligation arising in respect of the redemption and settlement of a Participant’s DSUs by either (i) the issuance of Shares to the Participant (or the legal representative of the Participant, if applicable) on the DSU Redemption Date, or (ii) by paying all or a portion of such cash payment obligation to the Designated Broker, who shall use the funds received to purchase Shares in the open market, which Shares shall be registered in the name of the Designated Broker in a separate account for the Participant’s benefit. For greater certainty, the Corporation shall not pay any cash or issue any Shares to a Participant in satisfaction of the redemption of a Participant’s DSUs prior to the Corporation being satisfied, in its sole discretion, that all applicable withholding taxes under Section 8.2 will be timely withheld or received and remitted to the appropriate taxation authorities in respect of any particular Participant and any particular DSUs.

(3)	The redemption and settlement of a Participant’s DSUs shall occur on the applicable DSU Redemption Date as follows:

(a)	where the Corporation has elected to settle all or a portion of the Participant’s DSUs in Shares issued from treasury,

(i)	in the case of Shares issued in certificated form, delivery to the Participant (or to the legal representative of the Participant, if applicable) of a direct registration statement or share certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding in accordance with Section 8.2; or

(ii)	in the case of Shares issued in uncertificated form, issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax under Section 8.2, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(b)	where the Corporation or a Subsidiary has elected to settle all or a portion of the Participant’s DSUs in Shares purchased in the open market, by delivery to the Designated Broker of readily available funds in an amount equal to the Market Value of a Share as of the DSU Redemption Date multiplied by the number of DSUs being redeemed to be settled in Shares purchased in the open market, less the amount of any applicable withholding tax under Section 8.2, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(c)	any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant’s DSUs that the Corporation has elected to pay in Shares) shall, subject to satisfaction of any applicable withholding tax under Section 8.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation in cash, by cheque or by such other payment method as the Corporation and Participant may agree;

(d)	the cash payment obligation by the Corporation in respect of the redemption and settlement of a DSU pursuant to this Section 5.5 shall be equal to the Market Value of a Share as of the applicable DSU Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant’s DSUs shall, subject to any adjustment in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, be equal to the Market Value of a Share as of the DSU Redemption Date for such DSUs multiplied by the number of DSUs being redeemed (after deducting any such DSUs in respect of which the Corporation makes an election under Section 5.5(2) to settle such DSUs in Shares);

(e)	where, as a result of any adjustment in accordance with Section 7.1 and/or any withholding required pursuant to Section 8.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation to settle all or a portion of the Participant’s DSUs includes a fractional Share, the aggregate number of Shares to be received by the Participant shall be rounded down to the nearest whole number of Shares; and

(f)	where the Corporation has elected to settle a portion, but not all, of the Participant’s DSUs in Shares, the Participant shall be deemed to have instructed the Corporation to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 8.2 and to remit such withheld amount to the applicable taxation authorities on account of any withholding obligations of the Corporation, and the Corporation shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion elected by the Corporation to settle the Participant’s Share Units is not sufficient to satisfy the withholding obligations of the Corporation pursuant to Section 8.2, any remaining amounts shall be satisfied by the Corporation by any other mechanism as may be required or determined by the Corporation as appropriate.

ARTICLE 6

GENERAL CONDITIONS

6.1	General Conditions Applicable to Awards

Each Award shall be subject to the following conditions:

(1)	Vesting Period. Each Award granted hereunder shall vest in accordance with the terms of this Plan and the Grant Agreement entered into in respect of such Award. The Board has the right, in its sole discretion, to waive any vesting conditions or accelerate the vesting of any Award, or to deem any Performance Criteria or other vesting conditions to be satisfied, notwithstanding the vesting schedule set forth for such Award, provided that the settlement of a DSU shall not be accelerated.

(2)	Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Corporation or a Subsidiary to the Participant of employment or another service relationship with the Corporation or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Corporation or any of its Subsidiaries in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant’s employment or service in any office or otherwise.

(3)	Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. The extent to which any Eligible Participant is entitled to be granted Awards pursuant to this Plan will be determined in the sole discretion of the Board. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Corporation or any Subsidiary.

(4)	Rights as a Shareholder. Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards by reason of the grant of such Award until such Award has been duly exercised or settled, as applicable, and, if determined by the Corporation, Shares have been issued in respect thereof. Without in any way limiting the generality of the foregoing and except as provided under this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

(5)	Conformity to Plan. In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(6)	Non-Transferrable Awards. Except as specifically provided in a Grant Agreement approved by the Board, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

(7)	Participant’s Entitlement. Except as otherwise provided in this Plan (including, without limiting the generality of the foregoing, pursuant to Section 6.2), or unless the Board permits otherwise, or unless required by legislation applicable to the Participant (i) upon any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a director, executive officer, employee or Consultant of such Subsidiary of the Corporation and not of the Corporation itself, whether or not then exercisable, shall automatically terminate on the date of such change, and (ii) no Participant who ceases to be employed due to resignation, retirement, death or termination shall have any entitlement under this Plan after the Participant’s Termination Date, and no damages or compensation shall be payable due to the cessation of the Participant’s employment, regardless of the reason for such termination, which party initiates it, and whether lawful or unlawful, voluntary or involuntary, and whether notice is or is not given. For certainty, this Plan displaces any and all common law rights that a Participant may have or claim to have in respect of the Plan.

6.2	General Conditions Applicable to Options

Each Option shall be subject to the following conditions:

(1)	Termination for Cause. Unless otherwise provided in a Grant Agreement, upon a Participant ceasing to be an Eligible Participant for Cause, any vested or unvested Option granted to such Participant shall terminate immediately upon the Participant’s Termination Date. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for Cause shall be binding on the Participant.

(2)	Termination not for Cause. Unless otherwise provided in a Grant Agreement, upon a Participant ceasing to be an Eligible Participant as a result of his or her employment or service relationship with the Corporation or a Subsidiary being terminated without Cause (including, for the avoidance of doubt, as a result of any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, as contemplated by Section 6.1(7)), (i) each unvested Option granted to such Participant shall expire and become void immediately upon the Participant’s Termination Date, and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) seven (7) days after the Participant’s Termination Date (or such later date as the Board may, in its sole discretion, determine); and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(3)	Resignation. Unless otherwise provided in a Grant Agreement, upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation from the Corporation or a Subsidiary, (i) each unvested Option granted to such Participant shall terminate and become void immediately upon the Participant’s Termination Date, and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) seven (7) days after the Participant’s Termination Date; and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(4)	Permanent Disability/Retirement. Unless otherwise provided in a Grant Agreement, upon a Participant ceasing to be an Eligible Participant by reason of retirement or permanent disability, (i) each unvested Option granted to such Participant shall terminate and become void immediately upon the Participant’s Termination Date, and (ii) each vested Option held by such Participant shall cease to be exercisable on the earlier of (A) seven (7) days after the Participant’s Termination Date; and (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(5)	Death. Unless otherwise provided in a Grant Agreement, upon a Participant ceasing to be an Eligible Participant by reason of death, (i) each unvested Option granted to such Participant shall terminate and become void effective immediately prior to the Eligible Participant’s time of death, and (ii) each vested Option held by such Participant at the time of death may be exercised by the legal representative of the Participant, provided that any such vested Option shall cease to be exercisable on the earlier of (A) the date that is one year after the Participant’s death or (B) the expiry date of such Option as set forth in the applicable Grant Agreement, after which such vested Option will expire.

(6)	Leave of Absence. Unless otherwise provided in a Grant Agreement, upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves, the Board may determine, at its sole discretion but subject to applicable laws, that such Participant’s participation in the Plan shall be terminated, provided that all vested Options shall remain outstanding and in effect until the applicable exercise date, or an earlier date determined by the Board at its sole discretion.

6.3	General Conditions Applicable to Share Units

Each Share Unit shall be subject to the following conditions:

(1)	Termination for Cause and Resignation. Unless otherwise provided in a Grant Agreement, upon a Participant ceasing to be an Eligible Participant for Cause or as a result of his or her resignation from the Corporation or a Subsidiary, the Participant’s participation in the Plan shall be terminated immediately upon the Participant’s Termination Date, all Share Units credited to such Participant’s Account that have not vested as of the Participant’s Termination Date shall be forfeited and cancelled, and the Participant’s rights that relate to such Participant’s unvested Share Units shall be forfeited and cancelled on the Termination Date.

(2)	Death, Leave of Absence or Termination of Service. Unless otherwise provided in a Grant Agreement, except as otherwise determined by the Board from time to time, at its sole discretion, upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves, or upon a Participant ceasing to be Eligible Participant as a result of (i) death, (ii) retirement, (iii) Termination of Service for reasons other than for Cause, (iv) his or her employment or service relationship with the Corporation or a Subsidiary being terminated by reason of injury or disability, all unvested Share Units in the Participant’s Account as of such date relating to a Restriction Period in progress shall be forfeited and cancelled. Notwithstanding the foregoing, if the Board, in its sole discretion, instead accelerates the vesting or waives vesting conditions with respect to all or some portion of outstanding unvested Share Units, the date of such action is the Vesting Date.

(3)	General. For greater certainty, where (i) a Participant’s employment or service relationship with the Corporation or a Subsidiary is terminated pursuant to Section 6.3(1) or Section 6.3(2) hereof or (ii) a Participant elects for a voluntary leave of absence pursuant to Section 6.3(2) hereof following the satisfaction of all vesting conditions in respect of particular Share Units but before receipt of the corresponding distribution or payment in respect of such Share Units, the Participant shall remain entitled to such distribution or payment.

ARTICLE 7

ADJUSTMENTS AND AMENDMENTS

7.1	Adjustment to Shares Subject to Outstanding Awards

At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Corporation with or into another corporation, or (v) any distribution to all holders of Shares or other securities in the capital of the Corporation, of cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit) or any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of any Stock Exchange, determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including, without limitation:

(a)	adjustments to the exercise price of such Award without any change in the total price applicable to the unexercised portion of the Award;

(b)	adjustments to the number of Shares or the computation of the cash payment to which the Participant is entitled upon exercise or settlement of such Award; or

(c)	adjustments to the number or kind of shares reserved for issuance pursuant to the Plan.

7.2	Change of Control

(1)	In the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to accelerate the vesting of Options to assist the Participants to tender into a takeover bid or participating in any other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion, to (i) provide that any or all Options shall thereupon terminate, provided that any such outstanding Options that have vested shall remain exercisable until the consummation of such Change of Control, and (ii) permit Participants to conditionally exercise their vested Options immediately prior to the consummation of the take-over bid and the Shares issuable under such Options to be tendered to such bid, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 7.2 is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 7.2 or the definition of “Change of Control”: (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Options shall for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to the exercise of Options which vested pursuant to this Section 7.2 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Options which vested pursuant to this Section 7.2 shall be reinstated. In the event of a Change of Control, the Board may exercise its discretion to accelerate the vesting of, or waive the Performance Criteria or other Vesting Conditions applicable to, outstanding Share Units, and the date of the such action shall be the Vesting Date of such Share Units.

(2)	If the Corporation completes a transaction constituting a Change of Control and within twelve (12) months following the Change of Control a Participant who was also an officer or employee of, or Consultant to, the Corporation prior to the Change of Control has their Employment Agreement or Consulting Agreement terminated, then: (i) all unvested Options granted to such Participant shall immediately vest and become exercisable, and remain open for exercise until the earlier of (A) their expiry date as set out in the applicable Grant Agreement, and (B) the date that is 90 days after such termination or dismissal; and (ii) all unvested Share Units shall become vested, and the date of such Participant’s Termination Date shall be deemed to be the Vesting Date.

(3)	For greater certainty, Section 7.2(1) and Section 7.2(2) are subject in each case to the terms of individual Grant Agreements.

7.3	Amendments

(1)	The Board may, subject to obtaining any required consent of any Stock Exchange, at any time amend, modify or terminate this Plan without shareholder approval if and when it is advisable in the discretion of the Board, provided however, shareholder approval shall be required in respect of:

(a)	any amendments to the maximum number of Shares reserved for issuance under the Plan;

(b)	any amendment which reduces the exercise price of an option that is held by an insider of the Company;

(c)	any amendment extending the term of an Award held by an insider of the Company beyond its original expiry date except as otherwise permitted by the Plan;

(d)	any amendment which increases the limit on grants of Awards to insiders of the Company under the Plan;

(e)	the inclusion in the Plan of amendment provisions granting additional powers to the Board to amend the Plan or Awards granted thereunder without shareholder approval; and

(f)	amendments required to be approved by shareholders under applicable law (including, without limitation, Policies of any Stock Exchange and applicable securities laws).

(2)	Where shareholder approval is sought for amendments under subsections (b) (c) or (d) above, the votes attached to Shares held directly or indirectly by insiders of the Company benefiting from the amendment will be excluded.

(3)	Other than as specified above, the Board may approve all other amendments to the Plan or Awards granted under the Plan without shareholder approval. Without limiting the generality of the foregoing, the following types of amendments would not require shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature, including any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, including, without limitation, Policies of any Stock Exchange and applicable securities laws);

(c)	the addition or modification of a cashless exercise feature, payable in securities or cash of the Company;

(d)	amendments respecting administration of the Plan;

(e)	any amendment to the vesting provisions of the Plan or any Award;

(f)	any amendment to the early termination provisions of the Plan or any Award, whether or not such Award is held by an insider of the Company, provided such amendment does not entail an extension beyond the original expiry date;

(g)	amendments necessary to suspend or terminate the Plan; and

(h)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, without limitation, Policies of any Stock Exchange and applicable securities laws).

ARTICLE 8

MISCELLANEOUS

8.1	Use of an Administrative Agent

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

8.2	Tax Withholding

Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the legal representative of the Participant) under this Plan shall be made net of any applicable withholdings, including in respect of applicable withholding taxes required to be withheld at source and other source deductions, as the Corporation determines. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding may be satisfied in such manner as the Corporation determines, including (a) by the sale of a portion of such Shares by the Corporation, the Corporation’s transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 8.1, on behalf of and as agent for the Participant, as soon as permissible and practicable, with the proceeds of such sale being used to satisfy any withholding and remittance obligations of the Corporation (and any remaining proceeds, following such withholding and remittance, to be paid to the Participant), (b) by requiring the Participant, as a condition of receiving such Shares, to pay to the Corporation or applicable Subsidiary an amount in cash sufficient to satisfy such withholding, or (c) any other mechanism as may be required or determined by the Corporation as appropriate.

8.3	Clawback

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement) or any policy adopted by the Corporation. Without limiting the generality of the foregoing, the Board may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards will be subject to forfeiture and disgorgement to the Corporation, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non- solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any policy adopted by the Corporation applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Board may require forfeiture and disgorgement to the Corporation of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including any related policy adopted by the Corporation. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Corporation nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 8.3.

8.4	Securities Law Compliance

(1)	The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award, the exercise of any Option, the delivery of any Shares upon exercise of any Option, or the Corporation’s election to deliver Shares in settlement of any Share Units or DSUs, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of applicable Stock Exchanges and to such approvals by any regulatory or governmental agency as may, as determined by the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Award or exercise of any Option hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

(2)	No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(3)	The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with a Stock Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

(4)	If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Option will be returned to the applicable Participant as soon as practicable.

(5)	With respect to Awards granted in the United States or to U.S. Persons (as defined under Regulation S under the U.S. Securities Act) or at such time as the Corporation ceases to be a “foreign private issuer” (as defined under the U.S. Securities Act), unless the Shares which may be issued upon the exercise or settlement of such Awards are registered under the U.S. Securities Act, the Awards granted hereunder and any Shares that may be issuable upon the exercise or settlement of such Awards will be considered “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Accordingly, any such Awards or Shares issued prior to an effective registration statement filed with the United States Securities and Exchange Commission (the “SEC”) may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Participant, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom. Certificate(s) representing the Awards and any Shares issued upon the exercise of settlement of such Awards prior to an effective registration statement filed with the SEC, and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act:

“THE SECURITIES REPRESENTED HEREBY [for Awards add: AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

8.5	Reorganization of the Corporation

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or legal representative of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

8.6	Quotation of Shares

So long as the Shares are listed on one or more Stock Exchanges, the Corporation must apply to such Stock Exchange or Stock Exchanges for the listing or quotation, as applicable, of the Shares underlying the Awards granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on any Stock Exchange.

8.7	Fractional Shares

If, upon the concurrent exercise of one or more Options by a Participant, the aggregate number of Shares that the Participant would otherwise be entitled to receive includes a fractional Share, then the aggregate number of Shares to be issued to the Participant upon such exercise shall be rounded down to the nearest lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

8.8	Governing Laws

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

8.9	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

ARTICLE 9

U.S. TAXPAYERS

9.1	Provisions for U.S. Taxpayers

Options granted under this Plan to U.S. Taxpayers may be non-qualified stock options or incentive stock options qualifying under Section 422 of the Code (“ISOs”). Each Option shall be designated in the Option Agreement as either an ISO or a non-qualified stock option. If an Option Agreement fails to designate an Option as either an ISO or non-qualified stock option, the Option will be a non-qualified stock option. Further, to the extent that an Option is designated as an ISO in the applicable Option Agreement but, for any reason, fails to qualify as an ISO under Section 422 of the Code and the Treasury Regulations promulgated thereunder, such Option will be a non-qualified stock option. The Corporation shall not be liable to any Participant or to any other Person if it is determined that an Option intended to be an ISO does not qualify as an ISO. Non-qualified stock options will be granted to a U.S. Taxpayer only if (i) such U.S. Taxpayer performs services for the Corporation or any corporation or other entity in which the Corporation has a direct or indirect controlling interest or otherwise has a significant ownership interest, as determined under Section 409A, such that the Option will constitute an option to acquire “service recipient stock” within the meaning of Section 409A, or (ii) such Option otherwise is exempt from Section 409A.

9.2	Certain Defined Terms

For the purposes of this Article 9:

(1)	“employee” means any person who is considered an employee of the Corporation or any parent corporation or subsidiary of the Corporation for purposes of Treasury Regulation Section 1.421- 1(h);

(2)	“parent corporation” has the meaning ascribed thereto in Sections 424(e) of the Code; and

(3)	“subsidiary corporation” has the meaning ascribed thereto in Sections 424(f) of the Code.

9.3	ISOs

Subject to any limitations in Section 3.6, the aggregate number of Shares reserved for issuance in respect of granted ISOs shall not exceed 56,000,000, less any Shares underlying securities granted under any other Share Compensation Arrangement of the Corporation, if any, and the terms and conditions of any ISOs granted to a U.S. Taxpayer on the date of grant of the ISO, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code, and the terms, conditions, limitations and administrative procedures established by the Board from time to time in accordance with this Plan. ISOs may be granted at the discretion of the Board, provided that ISOs may only be granted to an individual who is an employee of the Corporation or of a parent corporation or subsidiary corporation of the Corporation. No ISO may be granted more than ten years after the earlier of (i) the date on which the Plan is adopted by the Board or (ii) the date on which the Plan is approved by the shareholders. No ISO may have an Option Term that exceeds ten (10) years from the date of grant of the ISO.

9.4	ISO Grants to 10% Shareholders

Notwithstanding anything to the contrary in this Plan, if an ISO is granted to a person who owns shares representing more than 10% of the voting power of all classes of shares of the Corporation or of a parent corporation or subsidiary corporation on the date of grant of the ISO, the term of the Option shall not exceed five years from the time of grant of such Option and the Option Price shall be at least 110% of the Market Value of a Share subject to the Option.

9.5	$100,000 Per Year Limitation for ISOs

To the extent the aggregate fair market value as at the date of grant of the ISO of the Shares for which ISOs are exercisable for the first time by any person during any calendar year (under all plans of the Corporation and any parent corporation or subsidiary corporation) exceeds US$100,000, such excess ISOs shall be treated as non-qualified stock options.

9.6	Disqualifying Dispositions

Each person awarded an ISO under this Plan shall notify the Corporation in writing immediately after the date the person makes a disposition or transfer of any Shares acquired pursuant to the exercise of such ISO if such disposition or transfer is made (a) within two years from the date of grant of the ISO or (b) within one year after the date such person acquired the Shares. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the person in such disposition or other transfer. The Corporation may, if determined by the Board and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable person until the end of the later of the periods described in (a) or (b) above, subject to complying with any instructions from such person as to the sale of such Shares.

9.7	Code Section 409A

It is intended that any payments under the Plan to U.S. Taxpayers shall be exempt from or comply with Code Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Code Section 409A. Solely to the extent that Awards of a U.S. Taxpayer are determined to be subject to Code Section 409A, the following will apply with respect to the rights and benefits of U.S. Taxpayers under the Plan:

(1)	Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to or for the benefit of a U.S. Taxpayer may not be reduced by, or offset against, any amount owing by the U.S. Taxpayer to the Corporation or any of its Affiliates.

(2)	If a U.S. Taxpayer becomes entitled to receive payment in respect of any DSUs, or any Share Units that are subject to Code Section 409A, as a result of his or her Separation from Service and the U.S. Taxpayer is a “specified employee” (within the meaning of Code Section 409A) at the time of his or her Separation from Service, and the Board makes a good faith determination that (i) all or a portion of the Share Units or DSUs constitute “deferred compensation” (within the meaning of Code Section 409A) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such Separation from Service is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then payment of such “deferred compensation” shall not be made to the U.S. Taxpayer before the date which is six months after the date of his or her Separation from Service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such Separation from Service) or, if earlier, the U.S. Taxpayer’s date of death.

(3)	A U.S. Taxpayer’s status as a “specified employee” (within the meaning of Code Section 409A) shall be determined by the Corporation as required by Code Section 409A on a basis consistent with Code Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Code Section 409A.

(4)	Although the Corporation intends that Share Units will be exempt from Code Section 409A or will comply with Code Section 409A, and that DSUs will comply with Code Section 409A, the Corporation makes no assurances that the Share Units will be exempt from Code Section 409A or will comply with it. Each U.S. Taxpayer, any beneficiary or the U.S. Taxpayer’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Taxpayer in connection with this Plan (including any taxes and penalties under Code Section 409A), and neither the Corporation nor any Subsidiary shall have any obligation to indemnify or otherwise hold such U.S. Taxpayer or beneficiary or the U.S. Taxpayer’s estate harmless from any or all of such taxes or penalties.

(5)	In the event that the Board determines that any amounts payable hereunder will be taxable to a Participant under Code Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Share Units hereunder and/or (ii) take such other actions as the Board determines necessary or appropriate to avoid or limit the imposition of an additional tax under Code Section 409A.

(6)	In the event the Corporation amends, suspends or terminates the Plan or Share Units as permitted under the Plan, such amendment, suspension or termination will be undertaken in a manner that does not result in adverse tax consequences under Code Section 409A.

9.8	Section 83(b) Election

If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Shares subject to vesting or other forfeiture conditions, the Participant shall be required to promptly file a copy of such election with the Corporation.

9.9	Application of Article 9 to U.S. Taxpayers

For greater certainty, the provisions of this Article 9 shall only apply to U.S. Taxpayers.

EXHIBIT “A”

TO OMNIBUS EQUITY INCENTIVE PLAN OF ALMONTY INDUSTRIES INC.

FORM OF OPTION AGREEMENT

This Option Agreement is entered into between Almonty Industries Inc. (the “Corporation”) and the Participant named below, pursuant to the Corporation’s Omnibus Equity Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.	(the “Grant Date”),

2.	(the “Participant”)

3.	was granted _____________ options (“Options”) to purchase common shares of the Corporation (each, a “Share”), in accordance with the terms of the Plan, which Options will bear the following terms:

(a)	Exercise Price and Expiry. Subject to the vesting conditions specified below, the Options will be exercisable by the Participant at a price of [CAD/USD]$[●] per Share (the “Option Price”) at any time prior to expiry on [●] (the “Expiration Date”).

(b)	Vesting; Time of Exercise. Subject to the terms of the Plan, the Options shall vest and become exercisable as follows:

Number of Options	Vested On

If the aggregate number of Shares vesting in a tranche set forth above includes a fractional Share, aggregate number of Shares will be rounded down to the nearest whole number of Shares. Notwithstanding anything to the contrary herein, the Options shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. Options are denominated in [Canadian/United States] dollars ([CAD/USD]$).

4.	Type of Option (for U.S. Taxpayers). The Options are intended to be [Incentive Stock Options/Nonqualified Stock Options] for purposes of the Code. If designated as Incentive Stock Options (“ISOs”), the Options are intended to qualify as ISOs as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), the Options shall be treated as Nonqualified Stock Option (“NSOs”). Further, if for any reason the Options (or portion thereof) shall not qualify as ISOs, then, to the extent of such non-qualification, such Options (or portion thereof) shall be regarded as NSOs granted under the Plan. In no event shall the Board, the Corporation or any parent corporation or subsidiary corporation or any of their respective employees or directors have any liability to the Participant (or any other person) due to the failure of the Options to qualify for any reason as ISOs.The Options shall be exercisable only by delivery to the Corporation of a duly completed and executed notice in the form attached to this Option Agreement (the “Exercise Notice”), together with (i) payment of the Option Price for each Share covered by the Exercise Notice, and (ii) payment of any withholding taxes as required in accordance with the terms of the Exercise Notice. Any such payment to the Corporation shall be made by certified cheque or wire transfer in readily available funds.

5.	Subject to the terms of the Plan, the Options specified in an Exercise Notice shall be deemed to be exercised upon receipt by the Corporation of such written Exercise Notice, together with the payment of all amounts required to be paid by the Participant to the Corporation pursuant to paragraph 4 of this Option Agreement.

6.	To the extent the Participant is entitled to a Cashless Exercise Right in respect of all or any portion of the Options granted pursuant to this Option Agreement, such Cashless Exercise Right shall be exercisable only by delivery to the Corporation of a duly completed and executed Exercise Notice specifying the Participant’s intention to surrender such Options to the Corporation pursuant to such Cashless Exercise Right, together with payment of any withholding taxes as required by the Corporation. Any such payment to the Corporation shall be made by certified cheque or wire transfer in readily available funds.

7.	The Participant hereby represents and warrants (on the date of this Option Agreement and upon each exercise or surrender of Options) that:

(a)	the Participant has not received any offering memorandum, or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation, other than an offering memorandum) describing the business and affairs of the Corporation that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Shares;

(b)	the Participant is acquiring the Shares without the requirement for the delivery of a prospectus or offering memorandum, pursuant to an exemption under applicable securities legislation and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities legislation and may not receive information that would otherwise be required to be provided to it;

(c)	the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Corporation and does not desire to utilize a registrant in connection with evaluating such merits and risks;

(d)	the Participant acknowledges that an investment in the Shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e)	the Participant acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the exercise (or termination upon exercise of the Cashless Exercise Right) of any Options, as provided in Section 8.2 of the Plan;

(f)	this Option Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against him in accordance with its terms; and

(g)	the execution and delivery of this Option Agreement and the performance of the obligations of the Participant hereunder will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares.

The Participant acknowledges that the Corporation is relying upon such representations and warranties in granting the Options and issuing any Shares upon exercise thereof.

8.	The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Option Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Option Agreement, and (c) hereby accepts these Options subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Option Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Option Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

9.	This Option Agreement and the terms of the Plan incorporated herein (with the Exercise Notice, if the Option is exercised or surrendered to the Corporation pursuant to a Cashless Exercise Right) constitutes the entire agreement of the Corporation and the Participant (collectively the “Parties”) with respect to the Options and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This Option Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this Option Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10.	In accordance with Section 8.4(5) of the Plan, if the Options and the underlying Shares are not registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, the Options may not be exercised in the “United States” or by “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to Option holders in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation and the Participant have executed this Option Agreement as of ____________________, 20__.

ALMONTY INDUSTRIES INC.

Per:
Authorized Signatory
EXECUTED by [●] in the presence of:	)
)
)
Signature	)
)
)
Print Name	)	[NAME OF PARTICIPANT]
)
)
Address	)
)
)
)
Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Options.

EXHIBIT “B”

TO OMNIBUS EQUITY INCENTIVE PLAN OF ALMONTY INDUSTRIES INC.

FORM OF OPTION EXERCISE NOTICE

TO: ALMONTY INDUSTRIES INC.

This Exercise Notice is made in reference to stock options (“Options”) granted under the Omnibus Equity Incentive Plan (the “Plan”) of Almonty Industries Inc. (the “Corporation”).

The undersigned (the “Participant”) holds options (“Options”) under the Plan to purchase [●] common shares of the Corporation (each, a “Share”) at a price per Share of CAD$[●] (the “Option Price”) pursuant to the terms and conditions set out in that certain option agreement between the Participant and the Corporation dated [●] (the “Option Agreement”). The Participant confirms the representations and warranties contained in the Option Agreement.

The Participant hereby:

irrevocably gives notice of the exercise of __ Options held by the Participant pursuant to the Option Agreement at the Option Price, for an aggregate exercise price of CAD$_________ (the “Aggregate Option Price”), on the terms specified in the Option Agreement and encloses herewith a certified cheque payable to the Corporation or evidence of wire transfer to the Corporation in full satisfaction of the Aggregate Option Price.

☐	The Participant acknowledges and agrees that: (i) in addition to the Aggregate Option Price, the Corporation may require the Participant to also provide the Corporation with a certified cheque or evidence of wire transfer equal to the amount of any applicable withholding taxes associated with the exercise of such Options, before the Corporation will issue any Shares to the Participant in settlement of the Options; and (ii) the Corporation shall have the sole discretion to determine the amount of any applicable withholding taxes associated with the exercise of such Options, and shall inform the Participant of such amount as soon as reasonably practicable upon receipt of this completed Exercise Notice.

- or –

irrevocably gives notice of the Participant’s intention to surrender to the Corporation Options held by the Participant pursuant to the Option Agreement in accordance with the Cashless Exercise Right (as defined in the Plan) granted in respect of such Options, and agrees to receive, in consideration for the surrender of such Options to the Corporation, that number of Shares equal to the following:

((A – B) x C) - D A

☐	where: A is the Market Value (as defined in the Plan) of a Share on determined as of the date this Exercise Notice is received by the Corporation; B is the Option Price; C is the number of Options in respect of which such Cashless Exercise Right is being exercised; and D is the amount of any applicable withholding taxes associated with the exercise of such Options, as determined by the Corporation in its sole discretion.

For greater certainty, where a Participant elects to surrender Options to the Corporation pursuant to his/her Cashless Exercise Right, the amount of any applicable withholding taxes determined pursuant to the above formula will be deemed to have been paid in cash by the Corporation to the Participant as partial consideration for the surrender and termination of the Options, which cash will be withheld by the Corporation and remitted to the applicable taxation authorities as may be required.

Registration:

The Shares issued pursuant to this Exercise Notice are to be registered in the name of the undersigned and are to be delivered, as directed below:

Name:

Address:

Date	Name of Participant

Date
Signature of Participant

EXHIBIT “C”

TO OMNIBUS EQUITY INCENTIVE PLAN OF ALMONTY INDUSTRIES INC.

FORM OF SHARE UNIT AGREEMENT

This Share Unit Agreement is entered into between Almonty Industries Inc. (the “Corporation”) and the Participant named below, pursuant to the Corporation’s Omnibus Equity Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.	(the “Grant Date”),

2.	(the “Participant”)

3.	was granted ______________ Share Units (“Share Units”), in accordance with the terms of the Plan, which Share Units will vest as follows:

Number of Share Units	Time Vesting Conditions	Performance Vesting Conditions

all on the terms and subject to the conditions set out in the Plan.

4.	Subject to the terms and conditions of the Plan, including provisions governing the vesting of Awards while the Corporation is in a Blackout Period, the performance period for any performance- based Share Units granted hereunder commences on the Grant Date and ends at the close of business on [●] (the “Performance Period”), while the restriction period for any time-based Share Units granted hereunder commences on the Grant Date and ends at the close of business on [●] (the “Restriction Period”). Subject to the terms and conditions of the Plan, Share Units will be redeemed and settled fifteen days after the applicable Vesting Date, all in accordance with the terms of the Plan.

5.	By signing this Share Unit Agreement, the Participant:

(a)	acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated into and form part of this Share Unit Agreement (subject to any specific variations contained in this Share Unit Agreement);

(b)	acknowledges that, subject to the vesting and other conditions and provisions in this Share Unit Agreement, each Share Unit awarded to the Participant shall entitle the Participant to receive on settlement an aggregate cash payment equal to Market Value of a Share or, at the election of the Corporation and in its sole discretion, one Share of the Corporation. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Corporation to settle any Share Unit, or portion thereof, in the form of Shares, the Corporation reserves the right to change such form of payment at any time until payment is actually made;

(c)	acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any Share Unit, as determined by the Corporation in its sole discretion;

(d)	agrees that a Share Unit does not carry any voting rights;

(e)	acknowledges that the value of the Share Units granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(f)	recognizes that, at the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Corporation.

6.	The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Share Unit Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Share Unit Agreement, and (c) hereby accepts these Share Units subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Share Unit Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Share Unit Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Share Unit Agreement.

7.	This Share Unit Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Corporation and the Participant (collectively the “Parties”) with respect to the Share Units and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This Share Unit Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this Share Unit Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

8.	In accordance with Section 8.4(5) of the Plan, unless the Shares that may be issued upon the settlement of vested Share Units granted pursuant to this Share Unit Agreement are registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable state securities laws, such Shares may not be issued in the “United States” or to “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation and the Participant have executed this Share Unit Agreement as of __________________, 20__.

ALMONTY INDUSTRIES INC.

Per:
Authorized Signatory
EXECUTED by [●] in the presence of:	)
)
)
Signature	)
)
)
Print Name	)	[NAME OF PARTICIPANT]
)
)
Address	)
)
)
)
Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Share Units.

EXHIBIT “D”

TO OMNIBUS EQUITY INCENTIVE PLAN OF ALMONTY INDUSTRIES INC.

FORM OF DSU AGREEMENT

This DSU Agreement is entered into between Almonty Industries Inc. (the “Corporation”) and the Participant named below, pursuant to the Corporation’s Omnibus Equity Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.	____________ (the “Grant Date”),

2.	____________ (the “Participant”)

3.	was granted _________ deferred share units (“DSUs”), in accordance with the terms of the Plan.

4.	The DSUs subject to this DSU Agreement [are fully vested] [will become vested as follows:

________________].

5.	Subject to the terms of the Plan, the settlement of the DSUs, in cash (or, at the election of the Corporation, in Shares or a combination of cash and Shares), shall be payable to you, net of any applicable withholding taxes in accordance with the Plan, not later than December 15 of the first (1st) calendar year commencing immediately after the Termination Date, provided that if you are a U.S. Taxpayer, the settlement will be as soon as administratively feasible following your Separation from Service. If the Participant is both a U.S. Taxpayer and a Canadian Participant, the settlement of the DSUs will be subject to the provisions of Section 5.5(1) of the Plan.

6.	By signing this agreement, the Participant:

(a)	acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated into and form part of this DSU Agreement (subject to any specific variations contained in this DSU Agreement);

(b)	acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any DSU, as determined by the Corporation in its sole discretion;

(c)	agrees that a DSU does not carry any voting rights;

(d)	acknowledges that the value of the DSUs granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(e)	recognizes that, at the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Corporation.

7.	The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this DSU Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this DSU Agreement, and (c) hereby accepts these DSUs subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this DSU Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this DSU Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this DSU Agreement.

8.	This DSU Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Corporation and the Participant (collectively the “Parties”) with respect to the DSUs and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This DSU Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this DSU Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

9.	In accordance with Section 8.4(5) of the Plan, unless the Shares that may be issued upon the settlement of the DSU are registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable state securities laws, such Shares may not be issued in the “United States” or to “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation and the Participant have executed this DSU Agreement as of ___________________, 20__.

ALMONTY INDUSTRIES INC.

Per:
Authorized Signatory
EXECUTED by [●] in the presence of:	)
)
)
Signature	)
)
)
Print Name	)	[NAME OF PARTICIPANT]
)
)
Address	)
)
)
)
Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your DSUs.

EXHIBIT “E”

TO OMNIBUS EQUITY INCENTIVE PLAN OF ALMONTY INDUSTRIES INC.

ELECTION NOTICE

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Pursuant to the Plan, I hereby elect to participate in the grant of DSUs pursuant to Article 5 of the Plan and to receive ________% of my Cash Fees in the form of DSUs in lieu of cash.

I confirm that:

(a)	I have received and reviewed a copy of the terms of the Plan and agreed to be bound by them.

(b)	I recognize that when DSUs credited pursuant to this election are redeemed in accordance with the terms of the Plan, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Corporation will make all appropriate withholdings as required by law at that time.

(c)	The value of DSUs is based on the value of the Shares of the Corporation and therefore is not guaranteed.

(d)	To the extent I am a U.S. taxpayer, I understand that this election is irrevocable for the calendar year to which it applies and that any revocation or termination of this election after the expiration of the election period will not take effect until the first day of the calendar year following the year in which I file the revocation or termination notice with the Corporation.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan’s text.

Date: __________________
(Name of Participant)

(Signature of Participant)

EXHIBIT “F”

TO OMNIBUS EQUITY INCENTIVE PLAN OF ALMONTY INDUSTRIES INC.

ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUs

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Notwithstanding my previous election in the form of Exhibit “E” to the Plan, I hereby elect that no portion of the Cash Fees accrued after the effective date of this termination notice shall be paid in DSUs in accordance with Article 5 of the Plan.

I understand that this election to terminate receipt of additional DSUs will not take effect until the first day of the calendar year following the year in which I file this termination notice with the Corporation.

I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.

I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

Date: __________________
(Name of Participant)

(Signature of Participant)

Note:	An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.

SCHEDULE “C” - THIRD AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

C-1

ALMONTY INDUSTRIES INC.

THIRD AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

PART 1

INTERPRETATION

1.1 Definitions. In this Plan the following words and phrases shall have the following meanings, namely:

(a)	“Board” means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by Section 3.1 hereof;

(b)	“Black-Out Option Expiry Date” has the meaning ascribed thereto in Section 5.2;

(c)	“Cashless Exercise Right” has the meaning ascribed thereto in Section 5.11;

(d)	“Change of Control” means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board;

(e)	“Company” means Almonty Industries Inc.;

(f)	“Consultant” means an individual, other than an Employee or Director of the Company, that:

(i)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an affiliate of the Company, other than services provided in relation to a distribution of securities;

(ii)	will provide services to the Company or an affiliate for a period of at least twelve (12) months, on a continuous basis;

(iii)	provides the services under a written contract between the Company or the affiliate, and the individual;

(iv)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an affiliate of the Company; and

(v)	has a relationship with the Company or an affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

(g)	“Director” means any director of the Company or of any of its subsidiaries;

(h)	“Eligible Person” means bona fide Employees, Consultants, Officers or Directors, or corporations employing or wholly owned by such Employees, Consultants, Officers or Directors;

(i)	“Employee” means any individual in the employment of the Company or any of its subsidiaries or of a company providing management or administrative services to the Company;

(j)	“Exchange” means the Toronto Stock Exchange and any other stock exchange on which the Shares are listed for trading;

(k)	“Exchange Policies” means, collectively, the policies, bylaws, rules and regulations of the Exchange governing the granting of options by the Company, as amended from time to time;

(l)	“Expiry Date” means not later than ten years from the date of grant of the option;

(m)	“Insider” has the meaning ascribed thereto in Exchange Policies;

(n)	“Issuer Bid” has the meaning ascribed thereto in the Securities Act;

(o)	“Joint Actor” means a person acting “jointly or in concert with” another person as that phrase is interpreted in accordance with Securities Laws;

(p)	“Market Price” shall mean (i) the volume weighted average price at which the Shares have traded on the Exchange for the five trading days immediately preceding the date on which the Option is approved by the Board for the purposes of Section 5.1, and (ii) the closing price of the Shares on the TSX on the date a notice of exercise is received by the Corporation, including in respect of which the Optionee has elected to use the Cashless Exercise Right for the purposes of Section 5.11.

(q)	“Offer” has the meaning ascribed thereto in Section 6.3;

(r)	“Officer” means any senior officer of the Company or of any of its subsidiaries as defined in the Securities Act;

(s)	“Optionee” or “Optionees” means the recipient of an incentive stock option under this Plan;

(t)	“Option Share” has the meaning ascribed thereto in Section 6.3;

(u)	“Plan” means this third amended and restated incentive stock option plan as from time to time further amended;

(v)	“Securities Act” means the Securities Act (Ontario), as amended, from time to time;

(w)	“Securities Laws” means the act, policies, bylaws, rules and regulations of the securities commissions governing the granting of options by the Company, as amended from time to time;

(x)	“Shares” means the common shares of the Company; and

(y)	“Take-over Bid” has the meaning ascribed thereto in the Securities Act.

1.2 Governing Law. The validity and construction of the Plan shall be governed by and construed in accordance with the laws of the Province of Ontario, and the federal laws of Canada applicable therein.

1.3 Gender. Throughout this Plan, words importing the masculine gender shall be interpreted as including all genders.

PART 2

PURPOSE OF PLAN

2.1 Purpose. The purpose of this Plan is to attract and retain Employees, Consultants, Officers or Directors to the Company and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company through options granted under this Plan to purchase Shares.

PART 3

GRANTING OF OPTIONS

3.1 Administration. This Plan shall be administered by the Board or, if the Board so elects, by a committee (which may consist of only one person) appointed by the Board from its members.

3.2 Committee’s Recommendations. The Board may accept all or any part of recommendations of the committee or may refer all or any part thereof back to the committee for further consideration and recommendation.

3.3 Board Authority. Subject to the limitations of the Plan, the Board shall have the authority to:

(a)	grant options to purchase Shares to Eligible Persons;

(b)	determine the terms, limitations, restrictions and conditions respecting such grants;

(c)	interpret the Plan and adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and

(d)	make all other determinations and take all other actions in connection with the implementation and administration of the Plan including without limitation for the purpose of ensuring compliance with Section 7.1 hereof as it may deem necessary or advisable.

3.4 Grant of Option. A resolution of the Board shall specify the number of Shares that should be placed under option to each Eligible Person; the exercise price to be paid for such Shares upon the exercise of each such option; any applicable hold period; and the period, including any applicable vesting periods required by Exchange Policies or by the Board, during which such option may be exercised.

3.5 Written Agreement. Every option granted under this Plan shall be evidenced by a written agreement substantially in the form attached hereto as Schedule “A”, containing such terms and conditions as are required by Exchange Policies and Securities Laws, between the Company and the Optionee and, where not expressly set out in the agreement, the provisions of such agreement shall conform to and be governed by this Plan. In the event of any inconsistency between the terms of the agreement and the Plan, the terms of the Plan shall govern.

3.6 Tax and Other Statutory Obligations. To the extent the exercise of an option hereunder gives rise to any tax or other statutory withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), the Board may implement appropriate procedures to ensure that the tax withholding obligations are met. These procedures may include, without limitation, increased withholding from an Optionee’s regular compensation, cash payments by an Optionee, or the sale of a portion of the Shares acquired pursuant to the exercise of an option, which sale may be required and initiated by the Board. Unless otherwise determined by the Board, any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Optionees, except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction.

PART 4

RESERVE OF SHARES FOR OPTIONS

4.1 Sufficient Authorized Shares to be Reserved. Whenever the Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of options granted under this Plan. Shares that were the subject of options that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an option granted under this Plan.

4.2 Maximum Number of Shares Reserved. Unless authorized by shareholders of the Company, this Plan, together with all of the Company’s other previously established or proposed stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, shall not result, at any time, in the number of Shares reserved for issuance pursuant to stock options exceeding 10% of the issued and outstanding Shares of the Company (on a non-diluted basis) as at the date of grant of any stock option under the Plan.

4.3 Limits with Respect to Insiders. Unless authorized by the disinterested shareholders of the Company, the number of Shares:

(a)	issued to insiders of the Company within any one-year period; and

(b)	issuable to insiders of the Company, at any time,

under the Plan, or when combined with all of the Company’s other security based compensation arrangements, cannot exceed 10% of the total issued and outstanding Shares, respectively.

PART 5

CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

5.1 Exercise Price. The purchase price for Shares under each option shall not be less than the Market Price at the time of grant.

5.2 Expiry Date. Each option shall, unless sooner terminated, expire on a date to be determined by the Board which will not be later than the Expiry Date. Notwithstanding anything to the contrary herein, if the date on which an option expires occurs during or within nine business days after the last day of a trading black-out period imposed pursuant to the Company’s insider trading policy (as may be amended from time to time), then the expiry date of such option shall be the date (a “Black-Out Option Expiry Date”) that is 10 business days following the date of expiry of the trading black-out period. If a new trading black-out is imposed prior to the Black-Out Option Expiry Date, the Black-Out Option Expiry Date shall be the date that is 10 business days following the expiry of the new trading black-out period.

5.3 Different Exercise Periods, Prices and Number. The Board may, in its absolute discretion, upon granting an option under this Plan and subject to the provisions of Sections 5.1 and 6.3 hereof, specify a particular time period or periods following the date of granting the option during which the Optionee may exercise his option to purchase Shares and may designate the exercise price and the number of Shares in respect of which such Optionee may exercise his option during each such time period.

5.4 Termination of Employment/Director. If a Director, Officer, Consultant or Employee ceases to be so engaged by the Company for just cause (as determined by the Board, in its sole discretion) before the expiry date of such Optionee’s option, the option granted to such Optionee shall thereupon cease and terminate and be of no further force or effect whatsoever. If a Director, Officer, Consultant or Employee ceases to be so engaged by the Company for any reason, other than just cause or death, before the expiry date of such Optionee’s option, such Director, Officer, Consultant or Employee shall have the right to exercise any vested option not exercised prior to such termination within a period of seven days after the date of termination, or such shorter period as may be set out in the Optionee’s Option Agreement. For greater certainty, any option not vested at the date of such termination shall be immediately cancelled. For greater certainty, all options to purchase Shares granted prior to March 26, 2013 shall be deemed to have been amended so as to be subject to this Section 5.4 upon a Director, Officer, Consultant or Employee ceasing to be so engaged by the Company for any reason other than death.

5.5 Death of Optionee. If an Optionee dies prior to the expiry of his option, his heirs or administrators may within one year from the date of the Optionee’s death exercise any vested option not exercised prior to the date of the Optionee’s death. For greater certainty, any option not vested at the date of the Optionee’s death shall be immediately cancelled.

5.6 Assignment. No option granted under the Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by provided for in Section 5.5.

5.7 Notice. Options shall be exercised only in accordance with the terms and conditions of the agreements under which they are respectively granted and shall be exercisable only by notice in writing to the Company substantially in the form set out in Schedule “B” hereto.

5.8 Payment. Once vested, options may be exercised in whole or in part at any time prior to their lapse or termination. Shares purchased by an Optionee on exercise of an option shall be paid for in full in cash at the time of their purchase.

5.9 Conditions Precedent. The Company’s obligation to issue and deliver Shares under any option is subject to:

(a)	completion of such registration or other qualification of such shares or obtaining approval of such government authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such shares to listing on any stock exchange on which the Company’s shares may then be listed; and

(c)	the receipt from the Optionee of such representations, agreements and undertakings as to future dealings in such Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

5.10 Options to Employees or Consultants. In the case of options granted to Employees or Consultants, the Optionee must be a bona-fide Employee or Consultant, as the case may be, of the Company or its subsidiary.

5.11 Cashless Exercise Right. The Board may, at any time (including at the time of receipt by the Corporation of a notice to exercise Options from a Optionee) and on such terms as it may in its discretion determine, grant to an Optionee who is entitled to exercise an Option the alternative right (the “Cashless Exercise Right”) to deal with such Option on a “cashless exercise” basis. Without limitation, the Board may determine in its discretion that such Cashless Exercise Right, if any, granted to an Optionee in respect of any Options, entitles the Optionee the right to surrender such Options, in whole or in part, to the Corporation upon giving notice in writing to the Corporation of the Optionee’s intention to exercise such Cashless Exercise Right and the number of Options in respect of which such Cashless Exercise Right is being exercised, and, upon such surrender, to receive, as consideration for the surrender of such Options as are specified in the notice, that number of Shares, disregarding fractions, equal to the quotient obtained by:

(a)	subtracting the applicable exercise price of the Options from the Market Price, and multiplying the remainder by the number of Options specified in such notice;

(b)	subtracting from the amount obtained under Section 5.11(a) the amount of any applicable withholding taxes and other source deductions as determined by the Corporation in its sole discretion (unless such amounts are paid in cash by the Optionee at the time of exercise); and

(c)	dividing the net amount obtained under subsection 5.11(b) by the Market Price.

PART 6

CHANGES IN OPTIONS

6.1 Adjustment in Shares and Exercise Price. In the event that:

(a)	there is any change in the Shares through subdivisions or consolidations of the share capital of the Company, or otherwise;

(b)	the Company declares a dividend out of the ordinary course on the Shares payable in Shares or securities convertible into or exchangeable for Shares; or

(c)	the Company issues Shares, or securities convertible into or exchangeable for Shares, in respect of, in lieu of, or in exchange for, existing Shares,

the number of Shares available for option, the Shares subject to any option, and the option exercise price thereof, shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of this Plan, subject to the prior consent of the Exchange (if such consent is required under the Exchange Policies).

6.2 Merger, Amalgamation, Etc. If there is a merger, statutory amalgamation or arrangement of the Company with or into another corporation, a separation of the business of the Company into two or more entities or a transfer of all substantially all of the assets of the Company to another entity, upon the exercise of an option under this Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such merger, amalgamation, arrangement, separation or transfer if the holder had exercised the option immediately prior to such event, unless the directors of the Company otherwise determine the basis upon which such option shall be exercisable.

6.3 Effect of a Take-Over Bid. If there is a Take-over Bid or Issuer Bid (other than a “normal course” Issuer Bid) made for all or any of the issued and outstanding Shares (an “Offer”), then the Board may, by resolution, permit all options outstanding, vested and unvested, under the Plan to become immediately exercisable (subject to any limitations the Board may impose) in order to permit Shares issuable under such options to be tendered to such bid (such Shares, the “Option Shares”).

6.4 Acceleration of Expiry Date. If an Offer is made, the Board may, upon notifying the Optionees of full particulars of the Offer, declare that the expiry date for the exercise of all unexercised options granted under the Plan is accelerated so that all options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

6.5 Effect of a Change of Control. If a Change of Control occurs, the Board may, by resolution, permit all Option Shares subject to each outstanding option to become vested, whereupon such option may be exercised in whole or in part by the Optionee.

PART 7

SECURITIES LAWS AND EXCHANGE POLICIES

7.1 Securities Laws and Exchange Policies Apply. This Plan and the granting and exercise of any options hereunder are also subject to such other terms and conditions as are set out from time to time in the Securities Laws and Exchange Policies and such rules and policies shall be deemed to be incorporated into and become a part of this Plan. In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern. In the event that the Company’s listing changes from one tier to another tier on the Exchange or the Company’s Shares are listed on a new stock exchange, the granting of options shall be governed by the rules and policies of such new tier or new stock exchange and unless inconsistent with the terms of this Plan, the Company shall be able to grant options pursuant to the rules and policies of such new tier or new stock exchange without requiring shareholder approval.

PART 8

AMENDMENT OF PLAN

8.1 Amendments. The Board may, subject to obtaining any required consent of the Exchange, at any time amend, modify or terminate this Plan if and when it is advisable in the discretion of the Board, provided however, shareholder approval shall be required in respect of:

(a)	any amendments to the maximum number of Shares reserved for issuance under the Plan;

(b)	any amendment which reduces the exercise price of an option that is held by an insider of the Company;

(c)	any amendment extending the term of an option held by an insider of the Company beyond its original expiry date except as otherwise permitted by the Plan;

(d)	any amendment which increases the limit on grants of options to insiders of the Company under the Plan;

(e)	the inclusion in the Plan of amendment provisions granting additional powers to the Board to amend the Plan or option entitlements thereunder without shareholder approval; and

(f)	amendments required to be approved by shareholders under applicable law (including, without limitation, Exchange Policies and Securities Laws).

Where shareholder approval is sought for amendments under subsections (b) (c) or (d) above, the votes attached to Shares held directly or indirectly by insiders of the Company benefiting from the amendment will be excluded.

Other than as specified above, the Board may approve all other amendments to the Plan or Options granted under the Plan. Without limiting the generality of the foregoing, the following types of amendments would not require shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature, including any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, including, without limitation, Exchange Policies and Securities Laws);

(c)	the addition or modification of a cashless exercise feature, payable in securities or cash of the Company;

(d)	amendments respecting administration of the Plan;

(e)	any amendment to the vesting provisions of the Plan or any option;

(f)	any amendment to the early termination provisions of the Plan or any option, whether or not such option is held by an insider of the Company, provided such amendment does not entail an extension beyond the original expiry date;

(g)	amendments necessary to suspend or terminate the Plan; and

(h)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, without limitation, Exchange Policies and Securities Laws).

PART 9

EFFECT OF PLAN ON OTHER COMPENSATION OPTIONS

9.1 Other Options Not Affected. This Plan is in addition to any other existing stock options granted prior to and outstanding as at the date of the Plan and shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers, Consultants and Employees.

PART 10

OPTIONEE’S RIGHTS AS A SHAREHOLDER

10.1 No Rights Until Option Exercised. An Optionee shall be entitled to the rights pertaining to share ownership, such as to dividends, only with respect to Shares that have been fully paid for and issued to the Optionee upon exercise of an option.

PART 11

EFFECTIVE DATE OF PLAN

11.1 Effective Date. The Plan shall become effective upon the later of the date of acceptance for filing of the Plan by the Exchange or the approval of the Plan by the shareholders of the Company, however, options may be granted under the Plan prior to the receipt of approval by shareholders and acceptance from the Exchange.

SCHEDULE “A”

ALMONTY INDUSTRIES INC.

INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT dated ________________, between Almonty Industries Inc. (the “Company”) and ________________ (the “Optionee”).

WHEREAS

A. In order to attract and retain employees, consultants, officers and directors of the Company and to motivate them to advance the interests of the Company, the Company has created an incentive stock option plan (the “Plan”); and

B. pursuant to the Plan, the Company has agreed to issue options under the Plan to the Optionee.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

1. Grant of Options. Pursuant to the Plan, the Company hereby grants to the Optionee who accepts _____________ options (the “Options”) to acquire common shares in the capital of the Company (the “Shares”) at an exercise price of $______________ per share upon the following terms and conditions.

2. Vesting. The Options will vest on __________________.

3. Expiry. The Options will expire _____________ years [maximum of ten years] after the date of the grant of the Options.

4. Termination of Employment. If the Optionee is a Director, Officer, Consultant or Employee (as defined in the Plan) and ceases to be so engaged by the Company for just cause (as determined by the Board, in its sole discretion) before the expiry date of such Optionee’s option, the option granted to such Optionee shall thereupon cease and terminate and be of no further force or effect whatsoever. If a Director, Officer, Consultant or Employee ceases to be so engaged by the Company for any reason, other than just cause or death, before the expiry date of such Optionee’s option, such Director, Officer, Consultant or Employee shall have the right to exercise any vested option not exercised prior to such termination within a period of seven days after the date of termination, or such shorter period as may be set out in the Optionee’s Option Agreement. For greater certainty, any option not vested at the date of such termination shall be immediately cancelled.

5. Death of Optionee. If the Optionee dies prior to the expiry of his Option, his heirs or administrators may within one year from the date of the Optionee’s death exercise any vested option not exercised prior to the date of the Optionee’s death.

6. Assignment. No option granted under the Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by provided for in Section 5.

7. Notice. Options shall be exercised only in accordance with the terms and conditions of the agreements under which they are respectively granted and shall be exercisable only by notice in writing to the Company substantially in the form set out in Schedule “B” of the Plan. To the extent the Optionee is entitled to a Cashless Exercise Right in respect of all or any portion of the Options granted pursuant to this Option Agreement as determined by the Board of the Corporation in its sole discretion, such Cashless Exercise Right shall be exercisable only by delivery to the Corporation of a duly completed and executed Exercise Notice specifying the Optionee’s intention to surrender such Options to the Corporation pursuant to such Cashless Exercise Right, together with payment of any withholding taxes as required by the Corporation.

8. Payment. Once vested, options may be exercised in whole or in part at any time prior to their lapse or termination. Shares purchased by the Optionee on exercise of an Option shall be paid for in full in cash at the time of their purchase.

9. Conditions Precedent. The Company’s obligation to issue and deliver Shares under any option is subject to:

(a)	completion of such registration or other qualification of such shares or obtaining approval of such government authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such shares to listing on any stock exchange on which the Company’s shares may then be listed; and

(c)	the receipt from the Optionee of such representations, agreements and undertakings as to future dealings in such Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

10. Adjustment in Shares and Exercise Price. In the event that:

(a)	there is any change in the Shares through subdivisions or consolidations of the share capital of the Company, or otherwise, the options (and the Shares available for each option) will be adjusted in accordance with the ASX Listing Rules and the TSX Company Manual;

(b)	the Company makes a pro rata issue of Shares to existing holders of Shares generally by way of a rights issue or entitlement offer, Optionee’s can only participate if they exercise their Options before the record date of the pro rata offer;

11. Merger, Amalgamation, Etc. If there is a merger, statutory amalgamation or arrangement of the Company with or into another corporation, a separation of the business of the Company into two or more entities or a transfer of all substantially all of the assets of the Company to another entity, upon the exercise of an option under this Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such merger, amalgamation, arrangement, separation or transfer if the holder had exercised the option immediately prior to such event, unless the directors of the Company otherwise determine the basis upon which such option shall be exercisable.

12. Effect of a Take-Over Bid. If there is a Take-over Bid or Issuer Bid (other than a “normal course” Issuer Bid) made for all or any of the issued and outstanding Shares (an “Offer”), then the Board may, by resolution, permit all options outstanding, vested and unvested, under the Plan to become immediately exercisable (subject to any limitations the Board may impose) in order to permit Shares issuable under such options to be tendered to such bid (such Shares, the “Option Shares”).

13. Acceleration of Expiry Date. If an Offer is made, the Board may, upon notifying the Optionees of full particulars of the Offer, declare that the expiry date for the exercise of all unexercised options granted under the Plan is accelerated so that all options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

14. Effect of a Change of Control. If a Change of Control occurs, the Board may, by resolution, permit all Option Shares subject to each outstanding option to become vested, whereupon such option may be exercised in whole or in part by the Optionee.

15. Certificate Subject to Terms of Plan. The Optionee acknowledges that the terms and conditions of this Agreement are subject to the provisions of the Plan and Exchange Policies and Securities Laws as amended from time to time, which provisions are incorporated by reference into this Agreement. In the event of an inconsistency between the provisions of the Plan and this Agreement, the provisions of the Plan shall prevail. The Plan shall be available for review by the Optionee at the Company’s records office.

All capitalized terms not defined in this Agreement have the meaning ascribed thereto in the Plan.

[signature page follows]

IN WITNESS WHEREOF, the Company and Optionee have caused this Agreement to be duly executed. This Option is granted on the date first stated above.

ALMONTY INDUSTRIES INC.

By:
Authorized Signatory

OPTIONEE

Signature of Optionee

SCHEDULE “B”

EXERCISE NOTICE

ALMONTY INDUSTRIES INC.

The undersigned Optionee hereby subscribes for _________ common shares in the capital of Almonty Industries Inc. (the “Company”) at a price of $________ per share, pursuant to the provisions of the Incentive Stock Option Agreement entered into between the undersigned and the Company on ______________. The undersigned encloses cash in the amount of $________________ in full payment for the shares purchased herein.

☐ To the extent approved by the Company’s Board of Directors, the undersigned wishes for the options to be exercised on a “cashless basis” pursuant to Section 5.11 of the Company’ Stock Option Plan. [check the box if applicable]

Dated this ____ day of ____________, 20__.

Signature of Optionee

Name of Optionee

Address of Optionee

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